                                                                     EXHIBIT 2.6








                      ------------------------------------
                                 LOAN AGREEMENT

                            Dated as of July 16, 1999
                      ------------------------------------



                                  By and Among


                            PITA GENERAL CORPORATION,

                                    Borrower

                                AHC TENANT, INC.,

                                     Lessee

                                       and

                   GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.,

                                   Noteholder

                                TABLE OF CONTENTS

                                                                                                                PAGE

LIST OF SCHEDULES................................................................................................iv

ARTICLE I DEFINITIONS, ACCOUNTING PRINCIPLES, UCC TERMS...........................................................1

ARTICLE II TERMS OF THE LOAN.....................................................................................18
   2.1    THE LOAN; ADVANCES.....................................................................................18
   2.2    SECURITY FOR THE LOAN..................................................................................18
   2.3    USE OF PROCEEDS........................................................................................18
   2.4    SURETY BOND............................................................................................18
   2.5    TRUST AGREEMENT........................................................................................18
   2.6    PREPAYMENT.............................................................................................19
   2.7    INTENTIONALLY DELETED..................................................................................19
   2.8    INTENTIONALLY DELETED..................................................................................19
   2.9    CONDITIONS TO CLOSING..................................................................................19
   2.10   CONDITIONS TO ADDITIONAL PROPERTIES CLOSING............................................................25

ARTICLE III REPRESENTATIONS AND WARRANTIES OF BORROWER PARTIES...................................................28
   3.1    ORGANIZATION, POWERS, CAPITALIZATION, GOOD STANDING, BUSINESS..........................................28
   3.2    AUTHORIZATION OF BORROWING, ETC........................................................................29
   3.3    PENDING MATTERS........................................................................................30
   3.4    INDEBTEDNESS AND CONTINGENT OBLIGATIONS................................................................30
   3.5    INVESTMENT COMPANY ACT; PUHCA..........................................................................30
   3.6    FOREIGN PERSON.........................................................................................30
   3.7    BANKRUPTCY.............................................................................................30
   3.8    SOLVENCY...............................................................................................31
   3.9    PENDING MATTERS........................................................................................31
   3.10   FINANCIAL STATEMENTS ACCURATE..........................................................................31
   3.11   COMPLIANCE WITH LAWS...................................................................................32
   3.12   MAINTAIN BED CAPACITY..................................................................................33
   3.13   PAYMENT OF TAXES AND PROPERTY IMPOSITIONS..............................................................33
   3.14   TITLE TO COLLATERAL....................................................................................34
   3.15   PRIORITY OF MORTGAGES..................................................................................34
   3.16   ZONING, OTHER LAWS.....................................................................................34
   3.17   CONDITION OF IMPROVEMENTS AND PROPERTIES...............................................................35
   3.18   DISCLOSURE.............................................................................................36
   3.19   LEGAL NAMES............................................................................................36
   3.20   EMPLOYEE BENEFIT PLANS.................................................................................36
   3.21   INTELLECTUAL PROPERTY..................................................................................37
   3.22   PROCEEDINGS PENDING....................................................................................37
   3.23   COMPLIANCE WITH APPLICABLE LAWS........................................................................37
   3.24   MANAGEMENT AGREEMENTS..................................................................................37
   3.25   1934 ACT...............................................................................................37
   3.26   USE OF PROCEEDS AND MARGIN SECURITY....................................................................38
   3.27   NO PLAN ASSETS.........................................................................................38
   3.28   GOVERNMENTAL PLAN......................................................................................38
   3.29   YEAR 2000..............................................................................................38
   3.30   LEGAL OPINIONS.........................................................................................39
   3.31   LEASES; AGREEMENTS.....................................................................................39

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

ARTICLE IV AFFIRMATIVE COVENANTS OF BORROWER PARTIES.............................................................40
   4.1    PAYMENT OF LOAN/PERFORMANCE OF LOAN OBLIGATIONS........................................................40
   4.2    MAINTENANCE OF EXISTENCE...............................................................................40
   4.3    ACCRUAL AND PAYMENT OF TAXES...........................................................................40
   4.4    INSURANCE; CASUALTY AND CONDEMNATION...................................................................40
   4.5    FINANCIAL AND OTHER INFORMATION........................................................................47
   4.6    GAAP...................................................................................................50
   4.7    ACCOUNTANTS' REPORTS...................................................................................50
   4.8    BOOKS AND RECORDS......................................................................................50
   4.9    PAYMENT OF INDEBTEDNESS................................................................................51
   4.10   BUDGET APPROVAL PROCESS................................................................................51
   4.11   ANNUAL OWNERSHIP REPORT................................................................................52
   4.12   MATERIAL ADVERSE CHANGE; MATERIAL ADVERSE EFFECT.......................................................52
   4.13   EVENTS OF DEFAULT, ETC.................................................................................52
   4.14   LITIGATION.............................................................................................53
   4.15   INSURANCE..............................................................................................53
   4.16   CONDUCT OF BUSINESS....................................................................................53
   4.17   PERIODIC SURVEYS.......................................................................................54
   4.18   MANAGEMENT AGREEMENT...................................................................................54
   4.19   UPDATED APPRAISALS.....................................................................................54
   4.20   COMPLY WITH COVENANTS, LAWS AND CONTRACTUAL OBLIGATIONS................................................55
   4.21   TAXES AND OTHER CHARGES................................................................................55
   4.22   COST REPORTS...........................................................................................55
   4.23   VENDOR AGREEMENTS......................................................................................55
   4.24   CERTIFICATE............................................................................................55
   4.25   TRANSACTION DOCUMENTS..................................................................................56
   4.26   NOTICE OF FEES OR PENALTIES............................................................................56
   4.27   MAINTENANCE OF ASSUMPTIONS IN LEGAL OPINIONS...........................................................56
   4.28   NOTEHOLDER'S EXPENSES..................................................................................56
   4.29   MATERIAL AGREEMENTS....................................................................................56
   4.30   INSPECTION.............................................................................................57
   4.31   ERISA..................................................................................................57
   4.32   ASSISTED LIVING FACILITY CONSULTANT....................................................................57
   4.33   PLACE OF BUSINESS......................................................................................58

ARTICLE V NEGATIVE COVENANTS OF BORROWER PARTIES.................................................................58
   5.1    ASSIGNMENT OF LICENSES AND PERMITS.....................................................................58
   5.2    NO LIENS; EXCEPTIONS...................................................................................58
   5.3    DISPOSITION OF ASSETS..................................................................................59
   5.4    CHANGE OF BUSINESS.....................................................................................59
   5.5    CHANGES IN ACCOUNTING..................................................................................59
   5.6    INTENTIONALLY OMITTED..................................................................................60
   5.7    TRANSFER OF OWNERSHIP INTERESTS........................................................................60
   5.8    RESTRICTION ON FUNDAMENTAL CHANGES.....................................................................60
   5.9    TRANSACTIONS WITH AFFILIATES...........................................................................60
   5.10   CHANGE OF USE..........................................................................................61
   5.11   INTENTIONALLY DELETED..................................................................................61
   5.12   DIVIDENDS, DISTRIBUTIONS AND REDEMPTIONS...............................................................61
   5.13   INDEBTEDNESS...........................................................................................61
   5.14   BANKRUPTCY, RECEIVERS, SIMILAR MATTERS.................................................................61

   5.15   NO NEGATIVE PLEDGES....................................................................................62
   5.16   CHANGES RELATING TO INDEBTEDNESS.......................................................................62
   5.17   CONTINGENT OBLIGATIONS.................................................................................62
   5.18   ERISA..................................................................................................62
   5.19   SINGLE PURPOSE, BANKRUPTCY-REMOTE REPRESENTATIONS COVENANTS AND WARRANTIES.............................63
   5.20   ADDITIONAL SINGLE PURPOSE, BANKRUPTCY REMOTE COVENANTS.................................................66
   5.21   APPLICATION OF CERTAIN COVENANTS TO SUBLESSEES.........................................................66
   5.22   MANAGEMENT.............................................................................................66

ARTICLE VI ENVIRONMENTAL HAZARDS.................................................................................67
   6.1    PROHIBITED ACTIVITIES AND CONDITIONS...................................................................67
   6.2    EXCLUSIONS.............................................................................................67
   6.3    PREVENTIVE ACTION......................................................................................68
   6.4    O & M PROGRAM COMPLIANCE...............................................................................68
   6.5    LESSEE'S ENVIRONMENTAL REPRESENTATIONS AND WARRANTIES..................................................68
   6.6    NOTICE OF CERTAIN EVENTS...............................................................................70
   6.7    COSTS OF INSPECTION....................................................................................70
   6.8    REMEDIAL WORK..........................................................................................71
   6.9    COOPERATION WITH GOVERNMENTAL AUTHORITIES..............................................................71

ARTICLE VII EVENTS OF DEFAULT AND REMEDIES.......................................................................71
   7.1    EVENTS OF DEFAULT......................................................................................71
   7.2    REMEDIES...............................................................................................75

ARTICLE VIII RESTRICTIONS ON TRANSFER............................................................................76
   8.1    RESTRICTIONS ON TRANSFER AND ENCUMBRANCES..............................................................76
   8.2    ASSUMABILITY...........................................................................................76

ARTICLE IX MISCELLANEOUS.........................................................................................78
   9.1    WAIVER.................................................................................................78
   9.2    COSTS AND EXPENSES.....................................................................................79
   9.3    PERFORMANCE OF NOTEHOLDER..............................................................................80
   9.4    INDEMNIFICATION........................................................................................80
   9.5    EVIDENCE OF COMPLIANCE.................................................................................86
   9.6    HEADINGS...............................................................................................86
   9.7    U.S. CURRENCY..........................................................................................86
   9.8    SURVIVAL OF COVENANTS..................................................................................86
   9.9    NOTICES, ETC...........................................................................................86
   9.10   BENEFITS...............................................................................................89
   9.11   SECONDARY MARKET TRANSACTIONS GENERALLY................................................................89
   9.12   COOPERATION; LIMITATIONS...............................................................................89
   9.13   INFORMATION............................................................................................91
   9.14   ADDITIONAL PROVISIONS..................................................................................91
   9.15   SUPERSEDES PRIOR AGREEMENTS: COUNTERPARTS..............................................................92
   9.16   INCONSISTENCIES........................................................................................92
   9.17   CONTROLLING LAW........................................................................................92
   9.18   WAIVER OF JURY TRIAL...................................................................................92
   9.19   SUBROGATION............................................................................................93
   9.20   COMPLIANCE WITH LAWS...................................................................................93
   9.21   INTERPRETATION.........................................................................................94
   9.22   NON-EXCLUSIVITY OF REMEDIES............................................................................94

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

   9.23   SERVICER; TRUSTEE......................................................................................95
   9.24   OBLIGATIONS OF THE BORROWER PARTIES....................................................................95
   9.25   LIMITATION OF LIABILITY................................................................................95
   9.26   NO DUTY................................................................................................95
   9.27   WAIVERS OF DEFENSES OF GUARANTORS AND SURETIES.........................................................96
   9.28   MARSHALING; PAYMENTS SET ASIDE.........................................................................98
   9.29   NO FIDUCIARY RELATIONSHIP..............................................................................98
   9.30   FURTHER ASSURANCES.....................................................................................98
   9.31   SPECIAL CIRCUMSTANCES FURTHER ASSURANCES...............................................................99
   9.32   NON-RECOURSE LOAN......................................................................................99


Exhibit A - Master Glossary of Definitions
Exhibit B-1 - List of Initial Properties
Exhibit B-2 - List of Additional Properties
Exhibit C - Disbursement Schedule
Exhibit D - Ground Leases
Exhibit E - Subleases; Sublessees
Exhibit F - Form of Agreed Upon Procedures

LIST OF SCHEDULES

Schedule 2.9(p) - Appraised Value of Individual Properties
Schedule 3.1(c) - Jurisdictions in Which Borrower Parties Qualified
Schedule 3.1(e) - Addresses of Borrower Parties; Offices, Places of Business,
                  Location of Properties
Schedule 3.2(b) - Required Consents - Contractual Obligations of Borrower
                  Parties
Schedule 3.9 - Pending Matters Against Lessee or the Properties
Schedule 3.11-1 - Available Beds/Licensed Beds
Schedule 3.11-2 - List of Permits
Schedule 3.19 - Legal Names
Schedule 3.20(a) - Schedule of Plans
Schedule 3.20(b)-1- Non-Exempt Prohibited Transactions
Schedule 3.20(b)-2 - Obligations Arising from Loan
Schedule 3.21 - Intellectual Property
Schedule 3.31(d) - Rent Rolls
Schedule 4.10 - Financial Projections
Schedule 4.29 - Material Agreements
Schedule 6.5 - Environmental Reports
Schedule 6.5(c) - UST's

                                 LOAN AGREEMENT


         THIS LOAN AGREEMENT (this "AGREEMENT") is made effective as of the 16th day of July 1999, by and between PITA GENERAL CORPORATION, an Illinois corporation ("BORROWER"), AHC TENANT, INC., a Delaware corporation ("Lessee") and GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., a Delaware corporation having an address at 600 Steamboat Road, Greenwich, Connecticut 06830 (together with its successors and assigns, "NOTEHOLDER"). Borrower and Lessee are collectively referred to herein as "BORROWER PARTIES" and individually as a "BORROWER PARTY".

                                    RECITALS:

         Borrower has requested that Noteholder make a loan to Borrower in the principal sum of up to the lesser of (i) TWO HUNDRED ONE MILLION AND NO/100 DOLLARS ($201,000,000) and (ii) the Maximum Loan Amount (hereinafter defined) (said principal amount so borrowed and Borrower's obligation to repay the same together with all interest and other amounts required under the Note (hereinafter defined) may be referred to as the "LOAN") which Loan is to be secured by, among other items, the Collateral (hereinafter defined) in which Borrower has granted (or hereafter shall grant) any Lien pursuant to the Loan Documents including the Property (hereinafter defined). Noteholder has agreed to make the Loan on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, it is hereby agreed as follows:


         ARTICLE I  DEFINITIONS, ACCOUNTING PRINCIPLES, UCC TERMS

         1.1 Terms contained in this Agreement shall, unless otherwise defined below or elsewhere herein or unless the context otherwise indicates, have the meanings assigned to them in the Master Glossary of Definitions attached hereto as EXHIBIT "A". To the extent of any inconsistencies between the defined terms set forth herein and the Master Glossary of Definitions, this Agreement shall control. Terms which are not defined herein or in the Master Glossary of Definitions shall have the meanings, if any, assigned to them by the Uniform Commercial Code in effect in the State of Illinois. As used in this Agreement, the following terms shall have the following meanings unless the context hereof shall otherwise indicate:

         "ACCOUNTS" means any right of Borrower, Lessee, Sublessees or Manager to payment of goods sold or leased or for services rendered at or with respect to the Properties or the Assisted Living Facilities, including, without limitation, (i) all accounts arising from the operation of the Assisted Living Facilities and (ii) all rights to payment from Medicare or Medicaid programs or similar state or federal programs, boards, bureaus or agencies, and rights to payment from patients, residents, private insurers, and others arising from the operation of the Assisted Living Facilities, including rights to payment pursuant to the Reimbursement Contracts. Accounts shall include the proceeds thereof (whether cash or noncash, moveable or immoveable, tangible or intangible) received from the sale, exchange, transfer, collection or other disposition or substitution thereof. Accounts includes Instruments which are proceeds of Accounts.

         "ACCREDITATION" means certification by a generally recognized independent agency or other organization that a facility fully complies with the standards set by such agency or organization for operation of such a facility.

         "ADDITIONAL ADVANCE" is defined in Section 2.1(b) hereof.

         "ADDITIONAL PROPERTIES" means, collectively, the properties listed on EXHIBIT "B-2" hereto which Borrower intends to acquire on the Additional Properties Closing Date; and which Exhibit B-2 shall be amended on the Additional Properties Closing Date to reflect the Additional Properties actually acquired by Borrower on the Additional Properties Closing Date.

         "ADDITIONAL PROPERTIES CLOSING DATE" means the date upon which Borrower shall acquire one or more Additional Properties in accordance with the terms and conditions hereof; but in no event later than the Additional Properties Outside Date.

         "ADDITIONAL PROPERTIES OUTSIDE DATE" means the date which is sixty (60) days after the Initial Closing Date.

         "ADVANCE(S)" is defined in Section 2.1(b).

         "AFFILIATE" shall mean, with respect to any Person, (i) each Person that controls, is controlled by or is under common control with such Person,
(ii) each Person that, directly or indirectly, owns or controls, whether beneficially or as a trustee, guardian or other fiduciary, any of the Stock of such Person (excluding stockholders of Alterra), and (iii) each of such Person's officers, directors, members, joint venturers and partners. For purposes of this definition, "CONTROL" (including with correlative meanings, the terms "CONTROLLING", " CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "ALLOWED INDEBTEDNESS" means (i) the Loan, (ii) trade payables incurred in the normal course of business; provided that such trade payable is payable not more than (90) days after the original invoice date and is not overdue by more than thirty (30) days, and (iii) and Equipment Leases entered into by Lessee or any Sublessee (or Manager on their behalf); provided that the Indebtedness outstanding under such Equipment Leases relating to (A) any Assisted Living Facility having 60 beds or less shall not, at any time, exceed $100,000, in the aggregate for such Assisted Living Facility, and (B) any Assisted Living Facility having more than 60 beds shall not, at any time, exceed $250,000, in the aggregate for such Assisted Living Facility.

         "ALTERATIONS" is defined in Section 5.10 hereof.

         "ALTERRA" means Alterra Healthcare Corporation, a Delaware corporation.

         "APPRAISAL" is defined in Section 2.9(p).

         "APPROVED ACCOUNTANTS" is defined in Section 4.5(a).

         "ASSIGNMENTS" mean, collectively, the Assignments of Leases, the Assignments of Management Agreements and the Assignments of Memoranda of Lease.

         "ASSIGNMENTS OF LEASES" mean, collectively, (i) those certain Absolute Assignments of Leases and Rents, dated of even date herewith, executed by Borrower and Lessee to Trustee, for the benefit of the Beneficiaries assigning all of Borrower's and Lessee's respective right, title and interest in and to the Master Lease, the Subleases and other Leases, (ii) those certain Joint Assignments of Leases and Rents, dated of even date herewith, executed by Manager, Lessee and the Sublessees to Trustee, for the benefit of the Beneficiaries, assigning all of their respective right, title and interest in and to the Residency Agreements and the Sublessees' right title and interest in and to the Licensing Subleases and (iii) any other Assignments of Leases and Rents or other similar agreements hereafter executed by Borrower, Lessee, any Sublessee and/or Manager in favor of Trustee with respect to the Additional Properties.

         "ASSIGNMENTS OF MANAGEMENT AGREEMENTS" means, collectively, (i) that certain Collateral Assignment of Management Agreement, dated of even date herewith, executed by Lessee to Trustee, for the benefit of the Beneficiaries,
(ii) that certain Collateral Assignment of Management Agreement, dated of even date herewith executed by the Sublessees to Trustee for the benefit of the Beneficiaries, and (iii) any Collateral Assignments of Management Agreement, hereafter executed by Lessee or any Sublessee with respect to the Additional Properties.

         "ASSIGNMENTS OF MEMORANDA OF LEASE" means, collectively, those certain Collateral Assignments of Memorandum of Lease from Borrower to Trustee for the benefit of the Beneficiaries.

         "ASSISTED LIVING CONSULTANT" is defined in Section 4.32 hereof.

         "ASSISTED LIVING FACILITIES" means the assisted living facilities located on the Properties, as they may now or hereafter exist, together with any other general or specialized care facilities, if any (including any Alzheimer's or dementia care unit, skilled nursing facility, sub acute facility, or any facility providing senior care, residential care, assisted care or adult day care and services incidental thereto), now or hereafter located on the Properties.

         "ASSUMPTION FEE" is defined in Section 8.2 (c)(i) hereof.

         "ASSUMPTION FEE PERCENTAGE" is defined in Section 8.2(c)(i) hereof.

         "AVAILABLE BED CAPITAL IMPROVEMENT AMOUNT" is defined in Section 4.25 hereof.

         "AVAILABLE BEDS" means the beds at each of the Assisted Living Facilities, as shown on

SCHEDULE 3.11-1 hereto as of the Closing Date, as same may be revised following Borrower's acquisition of any Additional Properties on the Additional Properties Closing Date and as hereafter adjusted pursuant to the terms of the Transaction Documents.

         "BENEFICIARY" means any Person for whose benefit the Trustee is holding a Lien under the Transaction Documents pursuant to the Trust Agreement.

         "BENEFIT PLAN" means a pension plan as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) (i) in respect of which Lessee or any ERISA Affiliate is, or within the immediately preceding six years was, an "employer" as defined in Section 3(5) of ERISA, and (ii) that is subject to (A) the funding requirements of Section 302 of ERISA or Section 412 of the Code or (B) Title IV of ERISA.

         "BORROWER PARTY SECRETARY" is defined in Section 2.9(g) hereof.

         "BUDGET" is defined in Section 4.10  hereof.

         "BUSINESS DAY" means a day, other than Saturday or Sunday or another day on which commercial banks in New York City are authorized or required by law to be closed.

         "CASUALTY AMOUNT" is defined in Section 4.4(b) hereof.

         "CERCIS" is defined in Section 6.5(h) hereof

         "CHARTER DOCUMENTS" are defined in Section 3.1(a) hereof.

         "CLAIM" is defined in Section 9.4(c) hereof

         "CLOSING DATE" means the initial date on which all or any part of the Loan is disbursed by the Noteholder to or for the benefit of Borrower.

         "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

         "COLLATERAL" means, collectively, all of Borrower's, Lessee's, Sublessees' and Manager's ( in its capacity as Manager or otherwise with respect to the Properties) respective right, title and interest in and to the Properties, Improvements, Equipment, Rents, Accounts, Deposit Accounts, General Intangibles, Instruments, Inventory, Money, Permits (to the full extent assignable), Reimbursement Contracts, Stock (in and to Borrower, Lessee and/or the Sublessees), Defeasance Collateral (as defined in the Note) and all Proceeds of the foregoing, all whether now owned or hereafter acquired, and including replacements, additions, accessions, substitutions, and products thereof and thereto, and all other rights, interest and property of every kind, real and personal which is or hereafter may become subject to a Lien in favor of Noteholder or the Trustee as security for any of the Loan Obligations, but excluding the Excluded Collateral and the Excepted Rights.

         "CON" means a certificate of need or similar permit or approval from a Governmental Authority related to the construction, alteration or modification of services provided at an Assisted Living Facility.

         "CONDEMNATION" is defined in Section 4.4(d).

         "CONTINGENT OBLIGATION", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person: (A) with respect to any indebtedness, lease, dividend or other obligation of another if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (B) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (C) under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect against fluctuations in interest rates; or (D) under any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect that Person against fluctuations in currency values. Contingent Obligations shall include (i) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (ii) the obligation to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement, and (iii) any liability of such Person for the obligations of another through any agreement to purchase, repurchase or otherwise acquire such obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed or otherwise supported.

         "CONTRACTUAL OBLIGATION", as applied to any Person, means any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject, including, without limitation, the Transaction Documents.

         "DEFAULT" means the occurrence or existence of any event which, but for the giving of notice or expiration of time or both, would constitute an Event of Default.

         "ENDORSEMENT" is defined in Section 8.2(c)(iv) hereof.

         "ENVIRONMENTAL LAW" means any present and future federal, state, or any of local statute, law, rule, ordinance, regulation, common law, code, provision of a lease of any of the Properties, order or decree regulating, relating to, imposing liability or standards of conduct concerning, or otherwise pertaining to or addressing the protection of the environment,

Hazardous Materials, community or worker health and safety, any chemical substance or mixture or any other hazardous, toxic, special or dangerous waste, substance or constituent, whether solid, liquid or gas. Environmental Law includes, but is not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended, the Toxic Substances Control Act, as amended, the Occupational Safety and Health Act, as amended, and any analogous state Environmental Law.

         "ENVIRONMENTAL PERMIT" means any Permit (as defined hereinafter) issued under any Environmental Law or pertaining to or related to protection of the environment, worker or community health and safety or to Hazardous Materials with respect to any activities or businesses conducted on or in relation to any of the Properties and/or the Improvements.

         "ENVIRONMENTAL REPORTS" means, collectively, the environmental reports listed on SCHEDULE 6.5 attached hereto.

         "EQUIPMENT" means all beds, linen, televisions, carpeting, telephones, cash registers, computers, lamps, glassware, rehabilitation equipment and medical equipment, restaurant and kitchen equipment, photocopy machines and other office equipment, automobiles, vans and other motor vehicles and other furniture, fixtures and equipment, whether now owned or hereafter acquired, and all renewals and replacements thereof and substitutions therefor, and located on or in the Assisted Living Facilities or Improvements or used or useful in connection with the operation thereof; but the term "Equipment" shall exclude any personal property or equipment relating to the Initial Properties acquired by the Sublessees after the Closing Date (or in the case of personal property or equipment relating to the Additional Properties, acquired after the Additional Property Closing Date) using funds other than the proceeds of the Loan; and provided that with respect to any items which are leased pursuant to an assignable lease and not owned, the Equipment shall include the leasehold interest only together with any options to purchase any of said items and any additional or greater rights with respect to such items which may hereafter be acquired, but the foregoing shall not be construed to mean that such leasing shall be permitted hereunder and under the other Loan Documents.

         "EQUIPMENT LEASE" means any lease of Equipment or purchase money financing incurred with respect to the purchase of Equipment.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

         "ERISA AFFILIATE" means any (i) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as Lessee, (ii) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the
Code) with Lessee, (iii) member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as Lessee or any corporation described in clause (i) above or any partnership or trade or business described in clause
(ii) above or (iv) other Person which is required to be aggregated with Lessee pursuant to Regulations promulgated under Section 414(o) of the Code.

         "EVENT OF DEFAULT" means any "Event of Default" as defined in Article VII.

         "EXCEPTED RIGHTS" means the right of Borrower or SELCO to receive and to demand, collect, sue for or otherwise obtain indemnity payments, expenses and fees (including interest which may from time to time accrue thereon) under the Master Lease or any other Transaction Document and the proceeds of any liability insurance payable to Borrower or SELCO under insurance policies of Lessee or any Sublessee pursuant to which Borrower or SELCO is entitled to be named as insured or additional insured and any rights of Borrower relating to the Excluded Collateral.

         "EXCLUDED COLLATERAL" means all right, title and interest of Borrower (if any) and SELCO in and to that certain $9,975,000 letter of credit issued by Firstar Bank Milwaukee, N.A., in favor of SELCO, any replacement or substitute letter of credit or other Acceptable Replacement Collateral or other collateral therefor, the Excluded Collateral Agreement, all income and proceeds of any of the foregoing, all rights of Borrower (if any) and /or SELCO with respect thereto, including without limitation the right to draw thereon and enforce the obligation of Guarantor with respect thereto, and all Excepted Rights of Borrower and SELCO.

         "EXCLUDED COLLATERAL AGREEMENT" means the Excluded Collateral and Indemnity Agreement, dated of even date herewith, between Guarantor and SELCO.

         "EXHIBIT" means an Exhibit to this Agreement, unless the context refers to another document, and each such Exhibit shall be deemed a part of this Agreement to the same extent as if it were set forth in its entirety wherever reference is made thereto.

         "EXISTING LEASES" is defined in Section 2.9(w).

         "FINANCING FEE" means the non-refundable financing fee equal to one percent (1%) of each Advance of the Loan, which shall be due and payable to Noteholder in two (2) installments upon the Closing Date and the Additional Closing Date.

         "FLOW OF FUNDS AGREEMENT" means that certain Flow of Funds Agreement, dated of even date herewith, among Borrower, Lessee, Guarantor, Surety, Noteholder, Trustee and the Sublessees.

         "GAAP" means, generally accepted accounting principles as set forth in Statement on Auditing Standards No. 69 entitled "The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles in the Independent Auditor's Report" issued by the Auditing Standards Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination.

         "GCFP" means Greenwich Capital Financial Products, Inc., a Delaware corporation, and its successors and assigns.

         "GENERAL INTANGIBLES" means all intangible personal property of Borrower, Lessee and/or Manager (in its capacity as Manager or otherwise with respect to the Properties) and all renewals and replacements thereof and substitutions therefor (other than Accounts, Rents, Instruments, Inventory, Money, Permits, Reimbursement Contracts and the "Alterra Systems" and "Alterra Marks" licensed pursuant to Section 1.3 of the Management Agreements).

         "GOVERNMENTAL AUTHORITY" means any board, commission, department or body of any municipal, county, state or federal governmental unit, or any subdivision of any of them, that has or acquires jurisdiction over the Assisted Living Facilities, the Properties and/or the Improvements or the use, operation or improvement thereof.

         "GROUND LEASES" means those certain Ground Leases, entered into on or before the date hereof, among Affiliates of HCR, covering portions of the Properties located in Tucson, Arizona, Reno, Nevada, Wayne, New Jersey and West Orange, New Jersey, the lessor's interests under which Ground Leases will be assigned to Borrower on the Closing Date and which Ground Leases are more particularly described on EXHIBIT "D" attached hereto; and which Exhibit "D" shall be amended on the Additional Properties Closing Date to include the Additional Properties located in Sarasota, Florida and Lynwood, Washington to the extent acquired on the Additional Properties Closing Date .

         "GUARANTOR" means Alterra in its capacity as guarantor under the Guaranty.

         "GUARANTY" means that certain Guaranty of even date herewith executed by Alterra pursuant to which Alterra has guaranteed all of Lessee's obligations under the Master Lease and the other Transaction Documents.

         "HAZARDOUS MATERIALS" means any pollutant, hazardous substance, radioactive substance or waste, restricted hazardous waste, hazardous materials, hazardous air pollutant, flammable materials, explosives, toxic substance, toxic air contaminant, asbestos or asbestos-containing materials, urea formaldehyde foam insulation, underground storage tanks, whether empty or containing any substance, Radon gas, polychlorinated biphenyls and compounds containing them, hazardous waste, extremely hazardous waste, special waste, lead and lead-based paint, petroleum or petroleum-derive substances or wastes (including, without limitation, hydraulic oil, oil, gasoline or diesel fuel) and includes, but is not limited to, all of the items above as defined in any Environmental Law or any hazardous or toxic constituent thereof, as well as any other substance which is required by any Governmental Authority or under any Environmental Law to be investigated, cleaned up, removed, treated, monitored, controlled or otherwise abated or the presence of which requires notice or warnings to be given, in all cases whether now or in the future.

         "HCR" means HCR Manor Care, Inc., a Delaware corporation.

         "IMPROVEMENTS" means all buildings, structures and improvements of every nature whatsoever now or hereafter situated on the Properties, including, but not limited to, all gas and electric fixtures, radiators, heaters, engines and machinery, boilers, tanks, ranges, elevators and motors, plumbing and heating fixtures, carpeting and other floor coverings, water heaters, awnings and storm sashes, and cleaning apparatus which are or shall be attached to the Property or said buildings, structures or improvements.

         "INDEBTEDNESS" means as to any Person, any (i) obligations for borrowed money, (ii) obligations, payment for which is being deferred by more than thirty
(30) days, representing the deferred purchase price of property, (iii) obligations, whether or not assumed, and whether or not recourse, secured by Liens or payable out of the proceeds or production from accounts and/or property now or hereafter owned or acquired, (iv) the amount of any other obligation (including obligations under financing leases) which would be shown as a liability on a balance sheet prepared in accordance with GAAP, and (v) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money.

         "INDEMNIFIED CLAIMS" is defined in Section 9.4(a) hereof

         "INDEMNIFIED PARTIES"  is defined in Section 9.4(a) hereof

         "INDIVIDUAL PROPERTY" shall mean a portion of the Property on which one or more Assisted Living Facilities is located which constitutes a single, separate tax lot and which is a legally subdivided parcel of real property which may be separated, mortgaged or conveyed.

         "INITIAL ADVANCE" is defined in Section 2.1(b) hereof.

         "INITIAL PROPERTIES" means, collectively, the parcels of real estate more particularly listed or described on EXHIBIT "B-1" hereto.

         "INSTRUMENTS" means all instruments, chattel paper, documents or other writings (including, without limitation, all ledger sheets, computer records and printouts, data bases, programs, books of account and files relating thereto) relating to the Properties or the Assisted Living Facilities, or the operation thereof, by Borrower, Lessee, the Sublessees or Manager.

         "INVOLUNTARY BORROWER PARTY BANKRUPTCY" is defined in Section 5.14(b) hereof.

         "LEGAL REQUIREMENTS" means any applicable law, statute, treaty, ordinance, code, governmental rule, regulation or official directive or order of any Governmental Authority.

         "LICENSING SUBLEASES" means those certain Sub-Subleases, dated of even date herewith, between certain Sublessees and Manager, entered into to comply with licensing requirements with respect to the Properties located in the States of Arizona, California, Florida, New Jersey and Virginia and any similar leases, subleases, sub-subleases, licenses or occupancy agreements entered into for licensing purposes after the date hereof with respect to the Additional Properties.

         "LIEN" means any voluntary or involuntary mortgage, security deed, deed of trust, lien, pledge, assignment, security interest, title retention agreement, financing lease, levy, execution, seizure, judgment, attachment, garnishment, charge, lien or other encumbrance of any kind, including those contemplated by or permitted in this Agreement and the other Transaction Documents.

         "LOAN" is defined in the Recitals to this Agreement.

         "LOAN DOCUMENTS" means, collectively, this Agreement, the Note and the Security Documents.

         "LOAN OBLIGATIONS" means the aggregate of all principal and interest (including interest at the Default Rate, as applicable) owing from time to time under the Note and all expenses, charges and other amounts from time to time owing to Noteholder under the Note, this Agreement, or any of the other Transaction Documents and all covenants, agreements and other obligations from time to time owing to, or for the benefit of, Noteholder pursuant to the Transaction Documents.

         "MANAGEMENT AGREEMENTS" means, collectively, (i) that certain Management Agreement, dated of even date herewith, between Manager and Lessee,
(ii) those certain Management Agreements, dated of even date herewith, between Manager and each of the respective Sublessees, with respect to the Initial Properties, and (iii) any Management Agreements, entered into between Manager or another manager and any Sublessees relating to the Additional Properties, each of the foregoing Management Agreements obligating the Manager to operate and manage the Assisted Living Facilities.

         "MANAGER" means Alterra and any successor manager of the Assisted Living Facilities approved by Noteholder in writing.

         "MARGIN STOCK" has the meaning specified in Regulation U.

         "MASTER LEASE" means that certain Master Lease Agreement of even date herewith, between Borrower, as lessor, and Lessee, as lessee, together with all supplements thereto and all memorandums thereof, and as same may be modified or amended.

         "MATERIAL ADVERSE EFFECT" means (A) a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of Borrower or Lessee or (B) the impairment of the ability of Borrower or Lessee to perform its non-monetary obligations under any Transaction Documents, or (C) the impairment of the ability of Noteholder to enforce or collect any of the Loan Obligations. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then occurring events and existing conditions would result in a Material Adverse Effect.

         "MATERIAL MODIFICATION" is defined in Section 9.12 hereof.

         "MATURITY DATE" means the original maturity date set forth in the Note.

         "MAXIMUM LOAN AMOUNT" means, as of the Closing Date or the Additional Properties Closing Date, as the case may be, an amount equal to the least of the following: (a) ninety percent (90%) of the projected fair market value, at stabilization, of the Properties which are then included in the Collateral (including the Properties to be acquired on such date) as indicated in the Appraisals for such Properties, (b) ninety-seven percent (97%) of the aggregate purchase price of all of the Properties then included in the Collateral (including the Properties to be acquired on such date), together with all related transaction costs incurred in connection with the acquisition of the Properties (but excluding any amounts funded into the Operating Reserve Account as described in Section 2.9(k) and any other Reserves funded in connection with the consummation of the transactions contemplated hereby), (c) and one hundred twenty percent (120%) of the real estate value of the Properties (i.e. the value of the underlying land and Improvements located on each Property, excluding personal property, working capital and intangibles) and (d) $ 201,000,000.

         "MEDICAID" means that certain program of medical assistance, funded jointly by the federal government and the states, including but not limited to the Medi-Cal program administered by the State of California ("MEDI-CAL"), for impoverished individuals who are aged, blind and/or disabled, and for members of families with dependent children, which program is more fully described in Title XIX of the Social Security Act (42 U.S.C. 1396 et seq.) and the regulations promulgated thereunder.

         "MEDICAID CERTIFICATION" means, with respect to any Person, health care facility, or Assisted Living Facility, certification by HCFA or a state agency or entity under contract with HCFA that such Person, facility or Assisted Living Facility, as applicable, fully complies with all the conditions of participation set forth in Medicaid Regulations.

         "MEDICAID REGULATIONS" means, collectively, (i) all federal statutes (whether set forth in Title XIX of the Social Security Act (42 U.S.C. ss.ss. 1396 et seq.) or elsewhere) affecting the medical assistance program established by Title XIX of the Social Security Act; (ii) all applicable provisions of all federal rules, regulations, manuals, orders and administrative, reimbursement and other guidelines of all Governmental Authorities (whether or not having the force of law) promulgated pursuant to or in connection with the statutes described in clause (i) above; (iii) all state statutes enacted and all state plans for medical assistance, including, but not limited to, Medi-Cal, and state plan amendments filed by the state with HCFA in connection with the statutes and provisions described in clauses (i) and (ii) above; and (iv) all applicable provisions of all rules, regulations, manuals, orders and administrative, reimbursement, and other guidelines of all Governmental Authorities (whether or not having the force of law) promulgated pursuant to or in connection with any of the foregoing, in each case as may be amended, supplemented or otherwise modified from time to time.

         "MEDICARE" means that certain federal program providing health insurance for eligible elderly and other individuals, under which physicians, hospitals, skilled nursing homes, home health care and other providers are reimbursed for certain covered services they provide to the beneficiaries of such program, which program is more fully described in Title XVIII of the Social Security Act (42 U.S.C. ss.ss. 1395 et seq.) and the regulations promulgated thereunder.

         "MEDICARE CERTIFICATION" means, with respect to any Person, health care facility, or Assisted Living Facility, certification by HCFA or a state agency or entity under contract with HCFA that such Person, facility or Assisted Living Facility, as applicable, complies with the conditions of participation set forth in Medicare Regulations.

         "MEDICARE REGULATIONS" means, collectively, all federal statutes (whether set forth in Title XVIII of the Social Security Act (42 U.S.C. ss.ss. 1395 et seq.) or elsewhere) affecting the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act, together with all applicable provisions of all rules, regulations, manuals, orders and administrative, reimbursement and other guidelines of all Governmental Authorities promulgated pursuant to or in connection with any of the foregoing (whether or not having the force of law), as each may be amended, supplemented or otherwise modified from time to time.

         "MONEY" means all monies, revenues, cash, rights to deposit or savings accounts or other items of legal tender obtained from or for use in connection with the operation of the Assisted Living Facilities.

         "MORTGAGES" means, collectively, (i) those certain Mortgages, Assignments of Rents and Security Agreements, (ii) those certain Deeds of Trust, Assignments of Rents and Security Agreements, and (iii) those certain Deeds to Secure Debt, Assignment of Rents and Security Agreements, each of even date herewith, from Borrower and Lessee in favor of or for the benefit of the Trustee and encumbering the Initial Properties, or which may hereafter be executed by Borrower and Lessee in favor of Trustee and encumbering the Additional Properties, as same may be amended or modified.

         "MULTIEMPLOYER PLAN" means a "Multiemployer Plan" as defined in Section 3(37) or Section 4001(a)(3) of ERISA which is, or within the immediately preceding six (6) years was, contributed to by any Lessee or ERISA Affiliate or under which any Lessee or ERISA Affiliate has any obligation.

         "NOTE" means the Promissory Note of even date herewith in the principal amount of the Loan and executed by Borrower.

         "NPL" is defined in Section 6.5(h) hereof.

         "NPR" is defined in Section 4.22 hereof.

         "O&M PROGRAM" means a written program of operations and maintenance relating to any Hazardous Materials in, on or under the Property or Improvements.

         "OFFICER'S CERTIFICATE" means, as to any Person which is not a natural person, a certificate of the duly authorized and elected officer or signatory for such Person containing such certifications as the context in which this term is used shall require.

         "OUTSIDE DIRECTOR" is defined in Section 5.20(c) hereof.

         "PARTICIPATION AGREEMENT" means that certain Participation Agreement, dated of even date herewith, among Borrower, Lessee, Alterra, Noteholder, Surety, Trustee and SELCO.

         "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

         "PERSON" means any natural person, firm, corporation, limited liability company, partnership, trust, joint venture, association or other or other organizations, whether or not legal entities, and public bodies, governments and agencies and political subdivisions thereof and their respective permitted successors and assigns (or in the case of a governmental Person, the successor functional equivalent of such Person).

         "PERMITS" means CONs, Accreditations, Medicaid Certifications, Medicare Certifications, Regulatory Permits, and all other such federal, state and local approvals, licenses, filings, permits and certificates required, used or useful in connection with the ownership, operation, use or occupancy of the Properties or the Assisted Living Facilities, including, without limitation, certificates of occupancy, business licenses, state health department licenses, Environmental Permits, food service licenses, licenses to conduct business and all such other permits, filings, licenses and rights, obtained from, or sent to any governmental, quasi-governmental or private person or entity whatsoever.

         "PERMITTED LIENS" shall have the meaning ascribed to such term in
Section 5.2 of this Agreement.

         "PLAN" means an employee benefit plan as defined in Section 3(3) of ERISA and subject to ERISA in respect of which any Borrower Party or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

         "PLEDGE AGREEMENTS" means collectively, (i) that certain Pledge Agreement (SELCO), of even date herewith, executed by SELCO to Trustee, for the benefit of the Beneficiaries, pursuant to which SELCO has pledged its stock ownership interest in Borrower, (ii) that certain Stock Pledge Agreement (AHC Tenant Stock), dated of even date herewith, executed by Alterra to Trustee, for the benefit of the Beneficiaries, pursuant to which Alterra has pledged its Stock ownership interest in Lessee and (iii) that certain Pledge Agreement, dated of even date herewith, executed by Alterra to Trustee, for the benefit of the Beneficiaries, pursuant to which Alterra has pledged its general partners' interests in the Sublessees.

         "PRE-EXISTING CONDITION" is defined in Section 4.4(c)(ii) hereof.

         "PROCEEDS" means all proceeds (including proceeds of insurance and condemnation) from the sale, exchange, transfer, collection, loss, damage, disposition, substitution or replacement of any of the Collateral.

         "PROHIBITED ACTIVITIES AND CONDITIONS" and a "PROHIBITED ACTIVITY AND CONDITION" are defined in Section 6.1 hereof.

         "PROPERTIES" means, from the Closing Date until the Additional Properties Closing Date, the Initial Properties, and upon the closing of the Additional Advance on the Additional Properties Closing Date, collectively, the Initial Properties and the Additional Properties.

         "RATING AGENCIES" means Standard & Poor's, Moody's Investors Services, Duff & Phelps Credit Rating Co., Fitch Investors Services L.P., and/or such other rating agency or agencies selected by the Noteholder in its sole discretion.

         "REGULATION T" means Regulation T of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "REGULATION X" means Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "REGULATORY PERMITS" is defined in Section 3.11 hereof.

         "REIMBURSEMENT CONTRACTS" means all third party reimbursement contracts for the Assisted Living Facilities which are now or hereafter in effect with respect to residents or patients qualifying for coverage under the same, including, but not limited to, Medicare, Medicaid and private insurance agreements, and any successor program or other similar reimbursement program and/or private insurance agreements.

         "RELEASE" means the release, spill, emission, leaking, pumping, injection, presence, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or property.

         "REMEDIAL WORK" is defined in Section 6.8 hereof.

         "RENT ROLLS" means the schedules of residents and rents payable under the Residency Agreements for each of the respective Properties attached hereto as Schedule 3.31(d).

         "RENTS" means all rent and other payments of whatever nature from time to time payable to Borrower or Lessee pursuant to the Master Lease, the Ground Leases, the Subleases, the Licensing Subleases or pursuant to any other leases or subleases of the Properties or the Assisted Living Facilities, or for retail space or other space at the Properties (including, without limitation, rights to payment earned under leases for space in the Improvements for the operation of ongoing retail businesses such as newsstands, barbershops, beauty shops, physicians' offices, pharmacies and specialty shops).

         "REQUIRED CASUALTY/CONDEMNATION PAYMENT" means an amount equal to the sum of (i) the product of (A) the outstanding principal amount of the Loan as of the date of the occurrence of any fire or casualty to any Property or the effective date of the taking or transfer of all or any portion of any Property pursuant to a Condemnation and (B) a fraction (1) the numerator of which is the Net Operating Income of the affected Property for the most recent period prior to such casualty or condemnation (or prior to June 30, 2002, the stabilized appraised value for such Property as set forth in the Appraisal for such Property delivered to Noteholder hereunder) and (2) the denominator of which is the Net Operating Income for all of the Properties for such period (or prior to June 30, 2002, the stabilized appraised values for all of the Properties as set forth in the Appraisals delivered to Noteholder hereunder) and (ii) any other accrued and unpaid interest and any other sums and amounts then payable hereunder or under the other Loan Documents.

         "RESERVES" means, collectively, the accounts and reserves described in
Article III of the Trust Agreement.

         "RESIDENCY AGREEMENTS" shall mean a residential lease or occupancy agreement between Manager (as agent for Lessee or a Sublessee, as the case may be), as lessor, and a resident, as lessee, pursuant to which a resident agrees to lease a room or apartment at an Assisted Living Facility.

         "SECONDARY MARKET TRANSACTION" is defined in Section 9.11 hereof.

         "SECURITIES" (whether or not capitalized) means any stock, shares, voting trust certificates, bonds, debentures, options, warrants, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

         "SECURITIZATION" means a rated offering of securities representing direct or indirect interests in one or more loans or the right to receive income therefrom.

         "SECURITY AGREEMENT" means the Security Agreement of even date herewith executed by Borrower in favor of the Trustee.

         "SECURITY DOCUMENTS" means, collectively, the Mortgages, Security Agreements, Pledge Agreements, Lockbox Agreement, Assignment of Leases and Rents, Assignment of Management Agreements, Assignment of Purchase Agreements and any other agreement, document or instrument heretofore, now or at any time hereafter executed by Borrower, Lessee or any Person evidencing the grant by Borrower, Lessee or any such Person of a Lien on any property or assets of Borrower, Lessee or such Person, as applicable, in favor of the Trustee to secure all or any part of the Secured Obligations, in each case as amended, restated, supplemented or otherwise modified from time to time pursuant to the terms thereof or otherwise; provided, however, the term "Security Documents" shall not include the Excluded Collateral Agreement.

         "SELCO" means SELCO Service Corporation, an Ohio corporation, which is the sole shareholder of Borrower.

         "SINGLE PURPOSE ENTITY" means an entity which meets the requirements set forth with respect to the Borrower Parties in Sections 5.19 and 5.20 of this Agreement, together with any other guidelines published from time to time by the Rating Agency.

         "STOCK" shall mean all shares, options, warrants, general or limited partnership interests, member interests, participations or other equivalents (regardless of how designated) in a corporation, limited liability company, partnership or any equivalent entity, whether voting or nonvoting, including, without limitation, common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

         "SUBORDINATION OF MANAGEMENT AGREEMENTS" means that certain Subordination of Management Agreements, dated of even date herewith, by and between Manager, Lessee, the Sublessees and Noteholder covering each of the Management Agreements.

         "SUBLEASED PROPERTIES" means the Properties which are subject to Subleases as set forth on Exhibit E attached hereto as of the Closing Date; and any Additional Properties which are hereafter subject to Subleases.

         "SUBLEASES" means those certain Sublease Agreements of even date herewith, between Lessee and each of the respective Sublessees, covering each of the Properties, as more particularly described on Exhibit E attached hereto, and any Sublease Agreements which may hereafter be entered into by Lessee with respect to the Additional Properties.

         "SUBLESSEES" means the entities holding the sublessee's interest under each of the Subleases as more particularly described on Exhibit E attached hereto and any entities which may hold the sublessee's interest under any Subleases hereafter entered into with respect to the Additional Properties.

         "SURETY" means ZC Specialty Insurance Company, a Texas corporation.

         "SURVEY" is defined in Section 2.9(o) hereof.

         "TERMINATION EVENT" means (i) a Reportable Event with respect to any Benefit Plan; (ii) the withdrawal of Lessee or any ERISA Affiliate from a Benefit Plan during a plan year in which or Lessee Party or any ERISA Affiliate was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; (iii) the imposition of an obligation on Lessee or any ERISA Affiliate under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit

Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Benefit Plan; (v) any event or condition which would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan; or (vi) the partial or complete withdrawal of Lessee or any ERISA Affiliate from a Multiemployer Plan.

         "TITLE COMPANY" means Chicago Title Insurance Company, or such other title insurance company as may be designated by Noteholder.

         "TITLE POLICIES" means the mortgagee policies of title insurance issued to Trustee on the Closing Date (or Additional Facilities Closing Date) in connection with the Mortgages.

         "TRANSACTION DOCUMENTS" means, collectively, the Loan Documents, the Security Documents, the Lease Documents and the Insurance Documents, and any supplements, amendments, modifications, extensions, restatements or rearrangements of any or all of such instruments; but excluding in all cases, the Excluded Collateral Agreement.

         "TRANSFER" defined in Section 6.7 hereof.

         "TRUST AGREEMENT" means the Trust Agreement dated of even date herewith, by and among Trustee, Noteholder, Surety, Guarantor, Lessee, Borrower and SELCO.

         "TRUSTEE" means The First National Bank of Chicago, a national banking association, acting in its capacity as trustee under the Trust Agreement.

         "WAIVING PARTY" is defined in Section 9.27 hereof.

         1.2 Singular terms shall include the plural forms and vice versa, as applicable, of the terms defined.

         1.3 All accounting terms used in this Agreement shall be construed in accordance with GAAP, except as otherwise specified.

         1.4 All references to other documents or instruments shall be deemed to refer to such documents or instruments as they may hereafter be extended, renewed, modified, or amended and all replacements and substitutions therefore.

         1.5 All references herein to "Medicaid" and "Medicare" shall be deemed to any successor program thereto.


         ARTICLE II TERMS OF THE LOAN

         2.1 THE LOAN; ADVANCES. (a) Borrower has agreed to borrow the Loan from Noteholder, and Noteholder has agreed to make the Loan to Borrower, subject to the compliance with and observance of all the terms, conditions, covenants, and provisions of this Agreement and the other Transaction Documents. The Borrower Parties have made the covenants, representations, and warranties herein and therein as a material inducement to Noteholder to make the Loan.

                    (b) The Loan shall be funded by Lender in no more than two
(2) advances. The initial advance in the original principal amount of $130,400,000 (the "Initial Advance") shall be disbursed on the Closing Date subject to satisfaction of the conditions set forth in Section 2.9; and an additional advance (the "Additional Advance"; together with the Initial Advance, collectively, the "Advances", and each, an "Advance") in the principal amount of up to the lesser of (i) $70,600,000 and (ii) an amount equal to the difference between (A) the Maximum Loan Amount and (B) the amount of the Initial Advance, shall be disbursed on the Additional Properties Closing Date subject to satisfaction of the conditions set forth in Section 2.10 hereof.

         2.2 SECURITY FOR THE LOAN. The Loan will be evidenced by, among other instruments, the Note, and shall be secured by the Security Documents. In addition, the Loan is the subject of the surety undertaking set forth in the Surety Bond.

         2.3 USE OF PROCEEDS. The proceeds of the Loan shall be disbursed in accordance with the schedule of sources and uses attached hereto as EXHIBIT "C".

         2.4 SURETY BOND. It is a condition of Noteholder's obligation to make the Loan that the Borrower has arranged for the issuance of the Surety Bond in form and substance and in a notional amount satisfactory to the Noteholder.

         2.5 TRUST AGREEMENT. Borrower has, simultaneously with the closing of the Loan and its acquisition of Initial Properties and related Assisted Living Facilities, Improvements, Equipment and other Collateral, obtained credit accommodations from the Surety which are secured by certain assets of Borrower. In order to establish the respective rights and priorities of the Noteholder and the Surety and to facilitate the administration and disposition of the Collateral and proceeds thereof for the benefit of the Beneficiaries, Borrower, Noteholder, Surety and certain other parties have entered into the Trust Agreement pursuant to which the Trustee shall hold and administer the Mortgages and all security interests, liens or pledges of Collateral granted in favor of Trustee or any Beneficiary. Borrower has acknowledged and consented to the terms of the Trust Agreement and agrees that Noteholder may delegate any or all of its rights hereunder to the Trustee (or any other assignee or successor to Noteholder or Trustee) to the extent provided herein and in the Trust Agreement. Further, so long as the Trust Agreement shall be in effect, the Controlling Party shall be entitled to exercise the rights and remedies, and shall be responsible for the performance of the obligations of, Noteholder hereunder to the extent and as provided in the Trust Agreement.

         2.6 PREPAYMENT. The Loan may only be prepaid to the extent permitted under and in accordance with the Note.

         2.7 INTENTIONALLY DELETED.

         2.8 INTENTIONALLY DELETED.

         2.9 CONDITIONS TO CLOSING. In addition to the applicable conditions set forth elsewhere herein, the obligation of Noteholder to fund the Initial Advance is subject to the prior or concurrent satisfaction or waiver of the conditions set forth below. Where in this Section 2.9 any documents, instruments or information are to be delivered to Noteholder, then the condition shall not be satisfied unless (i) the same shall be in form and substance satisfactory to Noteholder, and (ii) if so required by Noteholder, Lessee shall deliver to Noteholder a certificate duly executed by Lessee stating that the applicable document, instrument or information is true and complete and does not omit to state any information without which the same might reasonably be deemed materially misleading.

                    (a) TRANSACTION DOCUMENTS. On or prior to the Closing Date, the Borrower Parties shall execute and deliver or cause to be executed and delivered to Noteholder or Trustee, as the case may be, all of the Transaction Documents, each, unless otherwise noted, of even date herewith, duly executed, in form and substance satisfactory to Noteholder and in quantities designated by Noteholder (except for the Note, of which only the original thereof shall be signed), which Transaction Documents shall become effective upon the Closing Date.

                    (b) PERFORMANCE OF AGREEMENTS, TRUTH OF REPRESENTATIONS AND WARRANTIES. Each Borrower Party and all other Persons executing any agreement on behalf of any Borrower Party shall have performed in all material respects all agreements which this Agreement provides shall be performed on or before the Closing Date. The representations and warranties contained herein and in the other Transaction Document shall be true, correct and complete in all material respects on and as of the Closing Date.

                    (c) SEARCHES. Noteholder shall have received certified copies of UCC, judgment, tax lien, bankruptcy and litigation search reports with respect to Alterra and such other parties as Noteholder may reasonably request, all dated not more than thirty (30) days prior to the Closing Date, and delivered on or prior to the Closing Date.

                    (d) OPINIONS OF COUNSEL. On or before the Closing Date, Noteholder shall have received from counsel for Borrower, Lessee, the Sublessees and Alterra, their written opinions as to such matters as Noteholder shall reasonably request, including opinions to the effect that (i) the applicable Borrower Party or Alterra is duly formed, validly existing, and in good standing, (ii) this Agreement and the other Transaction Documents to which the applicable Borrower Party or Alterra are a party have been duly authorized, executed and delivered and are enforceable against Borrower in accordance with their terms (subject to customary qualifications and exceptions), (iii) the Trust Agreement, the Flow of Funds Agreement, the Lockbox Agreement, the Security Agreement and the Pledge Agreements are enforceable against Lessee, the Sublessees and Alterra in accordance with their terms (subject to customary qualifications and exceptions) and create valid and perfected security interests in and to the Accounts, Alterra's ownership interests in Lessee and the Sublessees and certain other collateral thereunder; and (iv) the Borrower would not be substantively consolidated with its sole stockholder in a bankruptcy proceeding of such stockholder. Also on or before the Closing Date, Noteholder shall have received an opinion of Lessee's local counsel in each state where any of the Properties is located as to the enforceability of the Mortgages covering Properties in such state and such other matters as Noteholder may reasonably request. By execution of this document, Lessee authorizes and directs such counsel to render such opinions and deliver the same to Noteholder on or before the Closing Date. In addition, on or before the Closing Date, Noteholder shall have received such other opinions of counsel as Noteholder shall reasonably require.

                    (e) CLOSING CERTIFICATE. On the Closing Date, Noteholder shall have received certificates of even date herewith executed on behalf of Lessee by the chief financial officer (or similar officer of Lessee) truly and correctly stating that: (i) on such date, no Default or Event of Default has occurred and is continuing; (ii) no material adverse change in the financial condition or operations of the business of Alterra or to the best of his knowledge after due inquiry the Properties or the projected cash flow of Alterra or to the best of his knowledge after due inquiry the Properties has occurred since March 31, 1999 (or if there has been any change, specifying such change in detail); (iii) the representations and warranties set forth in this Agreement are true and correct in all material respects on and as of such date with the same effect as though made on and as of such date (or if any such representations or warranties require qualification, specifying such qualification in detail); (iv) there has been no material change in any of the documents, instruments, or information delivered to Noteholder pursuant to this Article (or if there has been any change, specifying such change in detail); and
(v) Lessee on such date is in compliance with all the terms and provisions set forth in this Agreement on its part to be observed and performed, and (vi) after giving effect to the Loan, the fair salable value of the assets of Lessee will exceed the probable liability on its debts, that Lessee will be able to pay its debts as they mature and that Lessee will not have unreasonably small capital to conduct its business. Noteholder shall also have received a certificate executed by a duly authorized officer of Borrower certifying as to the matters described in clauses (i) and (iii) (in each case, as to Borrower only) above.

                    (f) INSURANCE POLICIES AND ENDORSEMENTS. On or prior to the Closing Date, Noteholder shall have received copies of certificates of insurance (dated not more than twenty (20) days prior to the Closing Date) regarding insurance required to be maintained under this Agreement and the other Loan Documents, together with endorsements satisfactory to Noteholder naming Trustee as an additional insured and loss payee for the benefit of the Beneficiaries, as required by Noteholder, under such policies. In addition, as to any environmental insurance that Lessee or any Sublessee may have as to the Properties, the same shall be endorsed to Trustee as required by Noteholder.

                    (g) CERTIFICATES OF FORMATION AND GOOD STANDING. On or prior to the Closing Date, Noteholder shall have received copies of the organizational documents and filings of each Borrower Party, Manager and the Sublessees, together with good standing certificates (or similar documentation) (including verification of tax status) from the state of its formation, from the state in which its principal place of business is located, from each state where any of the Properties is located and from all states in which the laws thereof require such Person to be qualified and/or licensed to do business. Each such certificate shall be dated not more than thirty (30) days prior to the Closing Date, as applicable, and certified by the applicable Secretary of

State or other authorized governmental entity. In addition, on or before the Closing Date the secretary or corresponding officer of each Borrower Party, Manager and the Sublessees, or the secretary or corresponding officer of the partner, member, trustee, or other Person as required by such Borrower Party's, Manager's or Sublessee's organizational documents (as the case may be, the "BORROWER PARTY SECRETARY") shall have delivered to Noteholder a certificate stating that the copies of the organizational documents as delivered to Noteholder are true and complete and are in full force and effect, and that the same have not been amended except by such amendments as have been so delivered to Noteholder.

                    (h) CERTIFICATES OF INCUMBENCY AND RESOLUTIONS. On or prior to the Closing Date, Noteholder shall have received certificates of incumbency and resolutions of each Borrower Party and its constituents as requested by Noteholder, approving and authorizing the Loan and the execution, delivery and performance of the Loan and Surety Documents, certified as of the Closing Date by the Borrower Party Secretary as being in full force and effect without modification or amendment.

                    (i) FINANCIAL STATEMENTS. On or prior to the Closing Date, Noteholder shall have received such financial statements and other financial information as shall be satisfactory to Noteholder for Lessee, Alterra and for each of the Properties. If any such statements are not available for any of the Assisted Living Facilities, Lessee shall provide such financial reports as are available. All such financial statements shall be certified to Noteholder by Lessee or Alterra (through its chief financial officer or other authorized officer), which certification shall be in form and substance reasonably satisfactory to Noteholder.

                    (j) PROJECTIONS. On or prior to the Closing Date, Noteholder shall have received and reasonably approved the proforma projections for the Assisted Living Facilities for the remainder of the current calendar year and for the immediately succeeding calendar year. Such projections are attached hereto as SCHEDULE 4.10.

                    (k) JOINT VENTURE PARTNERS' CONTRIBUTIONS; OPERATING RESERVE. The constituent partners of each of the Sublessees shall have funded their total initial capital contributions of at least $9,200,000 due as of the Closing Date in accordance with the limited partnership agreements of each of the respective Sublessees; and such sum shall have been deposited with Trustee into the Operating Reserve Account in accordance with Article III of the Trust Agreement.

                    (l) DOCUMENTATION REGARDING EXISTING INDEBTEDNESS. Prior to the Closing Date, Noteholder shall have received payoff demand letters and wiring instructions from each lender or other obligee of the existing indebtedness secured by the Properties which is required to be repaid pursuant to this Agreement.

                    (m) MANAGEMENT AGREEMENTS. Prior to the Closing Date, Noteholder shall have received certified copies of each of the Management Agreements pertaining to the Assisted Living Facilities; and on the Closing Date, Noteholder shall have received the Subordination of Management Agreements, duly executed by the Manager.

                    (n) TITLE POLICIES. Prior to the Closing Date, Noteholder shall have received a preliminary title report or title commitment for each of the Properties. Prior to the Closing Date, Noteholder shall have received and approved a marked title commitment for issuance of a Title Policy for each of the Mortgages, and as of the Closing Date the Title Company shall be irrevocably committed and prepared immediately to issue the Title Policies. The Title Policies shall be in form and substance satisfactory to Noteholder. Without limitation, Noteholder may require that the Title Policies be issued on the 1992 ALTA form by the Title Company, together with such reinsurance and direct access agreements as Noteholder may require, insuring that each Mortgage constitutes a valid first and prior enforceable lien on Borrower's and Lessee's respective interests in the applicable Property and the Improvements (including any easements appurtenant thereto) subject only to such exceptions to coverage as are acceptable to Noteholder. The Title Policies shall contain such endorsements as Noteholder may require (and which are available in the applicable state where a Property is located) in form acceptable to Noteholder, including "tie-in" endorsements, pending disbursement endorsements, deletion of the creditors' rights exception and any exception relating to loss or damage resulting from any recharacterization of the Master Lease as a mortgage or other security instrument and affirmative insurance or endorsement coverages insuring against creditors' rights risks.

                    (o) SURVEY. On or prior to the Closing Date, Noteholder shall have received surveys of each Property, certified in each case to Noteholder, Surety and their respective successors, assigns and designees and to the Title Company by a surveyor reasonably satisfactory to Noteholder (the "SURVEYS"). All surveys shall contain the minimum detail for land Surveys as most recently adopted by ALTA/ASCM, shall comply with Noteholder's survey requirements and shall contain Noteholder's standard form certification. Said Surveys shall show no state of facts or conditions reasonably objectionable to Noteholder.

                    (p) APPRAISAL. Prior to the Closing Date, Noteholder shall have received an independent appraisal, dated not more than sixty (60) days prior to the Closing Date, for each of the Properties from a state certified appraiser engaged by Noteholder, which indicates the fair market value of the Properties is as set forth in SCHEDULE 2.9(P), and is otherwise reasonably satisfactory to Noteholder in its sole discretion in all respects (each an "APPRAISAL"). Each such appraisal shall conform in all respects to the requirements for appraisals set forth in the Financial Institutions Reform and Recovery Act of 1989 and the regulations promulgated thereunder (as if Noteholder were an institution under the jurisdiction thereof) and the Uniform Standards of Professional Appraisal Practices of the Appraisal Foundation.

                    (q) LICENSES, PERMITS AND APPROVALS. On or prior to the Closing Date, Noteholder shall have received copies of final, unconditional certificates of occupancy issued with respect to each of the Properties and each Assisted Living Facility, together with all material Permits (other than Regulatory Permits which Lessee is unable to obtain prior to the Closing Date which Lessee shall obtain and deliver in accordance with Section 3.11 hereof) required for Borrower to own and Lessee and any Sublessee to use, occupy, operate and maintain the Assisted Living Facilities, the Properties and the Improvements. Notwithstanding the foregoing, it as acknowledged and agreed that, subject to the terms and conditions of Section 3.2 of the Trust

Agreement, Lessee shall be permitted to deliver to Noteholder a temporary certificate of occupancy with respect to the Assisted Living Facility located in West Orange, New Jersey.

                    (r) AGREEMENTS. On or prior to the Closing Date, Noteholder shall have received certified copies of all material operating agreements, service contracts and Equipment Leases, if any, relating to Borrower's ownership and Lessee's and/or any Sublessee's operation of the Properties and the Assisted Living Facilities.

                    (s) ZONING. On or prior to the Closing Date, Noteholder shall have received evidence reasonably satisfactory to Noteholder as to the zoning and subdivision compliance of the Property.

                    (t) PROPERTY CONDITION REPORTS; ENVIRONMENTAL REPORTS. On or before the Closing Date, Noteholder shall have received property condition reports for the Assisted Living Facilities, which shall be prepared by an engineer or other consultant satisfactory to Noteholder and otherwise shall be in form and substance satisfactory to Noteholder in its sole discretion (such reports, the "PROPERTY CONDITION REPORTS"). Such Property Condition Reports shall set forth any items of deferred maintenance at the Assisted Living Facilities. On or before the Closing Date, Noteholder shall have received Environmental Reports for each of the Properties and Assisted Living Facilities which shall be prepared by an environmental engineer or consultant and be in form and substance satisfactory to Noteholder in its sole discretion, together with a letter from the preparer thereof entitling Noteholder to rely on such Environmental Reports.

                    (u) DEPOSITS. The deposits required herein, including without limitation, in addition to the deposit into the Operating Reserve Account referenced in Section 2.9(k) above, any other initial deposits into the Reserves and Accounts, if any, shall have been made (and at Lessee's option, the same may be made from the proceeds of the Loan).

                    (v) MASTER LEASE. On or before the Closing Date, Noteholder shall have received certified copies of the Master Lease and same shall be in full force and effect and no defaults shall exist thereunder, and Noteholder shall have received such estoppel certificates and subordination agreements as Noteholder may reasonably require, duly executed by the Lessee.

                    (w) LEASES, ESTOPPELS. Prior to the Closing Date, Noteholder shall have received certified copies of (i) the Ground Leases, (ii) the Subleases, (iii) any and all other material leases or subleases of all or any part of a Property or Improvements (other than the Residency Agreements) (all of such leases or subleases described in this clause (iii) existing as of the date hereof, or on the Additional Properties Closing Date relating to the Additional Properties, collectively, the "EXISTING LEASES"), and (iv) the form of Residency Agreement, and prior to the Closing Date, Noteholder shall have received such estoppel certificates and subordination agreements from the parties to the Ground Leases, the Subleases and the Leases as Noteholder may reasonably require, duly executed by such parties.

                    (x) OTHER REVIEW. Noteholder shall have completed all other review of the Borrower Parties, Alterra, the Properties, the Assisted Living Facilities and the Improvements and such other items as it reasonably determines relevant, and shall have determined based upon such review to fund the Loan.

                    (y) LEGAL FEES; CLOSING EXPENSES. Lessee shall have paid any and all reasonable legal fees and expenses of counsel to Noteholder, together with all recording fees and taxes, title insurance premiums, and other reasonable costs and expenses related to the closing of the transactions contemplated by the Transaction Documents.

                    (z) FINANCING FEE. Lessee shall have paid to Noteholder the portion of the non-refundable Financing Fee payable with respect to the Initial Advance, which portion shall be fully-earned, due and payable on the Closing Date whether or not the Additional Advance of the Loan is disbursed and which Borrower and Lessee hereby acknowledge constitutes fair and reasonable compensation to Noteholder for making the Initial Advance.

                    (aa) MINIMUM EQUITY. Borrower shall have delivered to Noteholder evidence that Borrower has contributed consideration towards the purchase of the Properties from sources other than the Loan of not less than $9,500,000 and that Borrower has spent all of such initial equity in connection with the acquisition of the Properties (including transaction costs associated therewith).

                    (bb) INTEREST RATE HEDGE AGREEMENT. Lessee shall have reimbursed Noteholder for all costs and expenses incurred by or on behalf of Noteholder in connection with Noteholder's purchase of an interest rate cap or hedge agreement covering Noteholder from potential losses which may be suffered or incurred by Noteholder in connection with the funding of the Additional Advance as a result of interest rate fluctuations between the date hereof and the Additional Properties Closing Date (a "HEDGE"), which Hedge shall be in form and substance issued by a financial institution acceptable to Noteholder in Noteholder's sole discretion.

                    (cc) PRE-CLOSING MANAGEMENT FEES. On or prior to the Closing Date, Noteholder shall have received and approved a schedule setting forth the amount of the pre-closing fees and costs to be paid to Manager on or before the Closing Date (from the capital contributions of the limited partners of the Sublessees) pursuant to Section 4.1(a) of the Management Agreement; which schedule shall include the amount of such fees payable for each Property and a reasonably detailed breakdown and description by Property of the services and costs covered thereby.

                    (dd) JOINT VENTURE AGREEMENTS. Noteholder shall have received certified, duly executed copies of the limited partnership agreements for each of the Sublessees which shall be in form and substance satisfactory to Noteholder.

         2.10 CONDITIONS TO ADDITIONAL PROPERTIES CLOSING . In addition to the applicable conditions set forth elsewhere herein, the obligation of Noteholder to fund the Additional Advance of the Loan is subject to the satisfaction or waiver of the conditions set forth below on or before the Additional Properties Closing Date. Where in this Section 2.10 any documents, instruments or information are to be delivered to Noteholder, then the condition shall not be satisfied unless (i) the same shall be in form and substance satisfactory to Noteholder, and (ii) if so required by Noteholder, Lessee shall deliver to Noteholder a certificate duly executed by Lessee stating that the applicable document, instrument or information is true and complete and does not omit to state any information without which the same might reasonably be deemed materially misleading. In the event that Borrower and/or Lessee shall fail to satisfy any of the conditions with respect to one or more of the Additional Properties on or prior to the Additional Properties Closing Date, Noteholder may elect in its sole discretion (but shall not be obligated) to reduce the amount of the Additional Advance and close the financing of one or more of such Additional Properties as to which the conditions of Sections 2.9 and 2.10 have been satisfied.

                    (a) PERFORMANCE OF AGREEMENTS; TRUTH OF REPRESENTATIONS AND WARRANTIES. Each Borrower Party and all other Persons executing any agreement on behalf of any Borrower Party shall have performed in all material respects all agreements which this Agreement provides shall be performed on or before the Additional Properties Closing Date. The representations contained herein and in the other Transaction Documents shall be true, correct and complete in all material respects as of the Additional Properties Closing Date.

                    (b) NO DEFAULT. No Default or Event of Default shall have occurred hereunder or under any of the other Loan Documents.

                    (c) ADDITIONAL PROPERTIES TRANSACTION DOCUMENTS. Borrower, Lessee, the Sublessees and Manager, as applicables shall have executed and delivered any and all documents and agreements required in connection with the acquisition of the Additional Properties including, without limitation, Mortgages, Assignments of Leases, Subleases, Management Agreements and Assignments of Management Agreement relating to the Additional Properties and any amendments or modifications to this Agreement, the Master Lease, the existing Subleases, Lease Supplements or any of the other Transaction Documents which may be required by Noteholder in connection with the acquisition of the Additional Properties.

                    (d) TITLE POLICIES; DATE-DOWN ENDORSEMENTS. Lessee shall have delivered to Noteholder and Noteholder shall have approved the Title Policies for the Additional Properties complying with the conditions of Section 2.9(n) and date-down endorsements from the Title Company with respect to the Title Policies for the Initial Properties, at Lessee's expense, which endorsements shall (i) bring the effective date of the Title Policies for the Initial Properties forward to the date of disbursement of the Additional Advance, (ii) add the amount of the Additional Advance to the aggregate amount of insurance afforded by the Title Policies, (iii) show no new exceptions to title, other than those approved in writing by Noteholder and (iv) indicate as a matter of information any subordinate matters appearing of record since the date of the Title Policies with respect to the Initial Properties or the most recent endorsement thereto. Lessee specifically agrees that if any such endorsement lists any liens or security interest affecting the Initial Properties, other than the liens and security interests of the Mortgages and the other Loan Documents and any Permitted Liens, Noteholder shall not be obligated to make the Additional Advance unless and until such security interests or liens have been removed or bonded over to Noteholder's satisfaction.

                    (e) JOINT VENTURE PARTNERS' CONTRIBUTIONS. The constituent partners of each of the Sublessees entering into Subleases with respect to the Additional Properties shall have funded their required initial capital contributions in accordance with their respective limited partnership agreements and the constituent partners of the other Sublessees shall have funded any additional capital contributions required to have been funded as of the Additional Properties Closing Date, and all of such contributions shall have been deposited with Trustee into the Operating Reserve Account in accordance with Article III of the Trust Agreement.

                    (f) PROPERTY CONDITION REPORTS, ENVIRONMENTAL REPORTS AND APPRAISALS. Lender shall have received Property Condition Reports, Environmental Reports and Appraisals with respect to the Additional Properties, each prepared or updated not more than 60 days prior to the Additional Properties Closing Date. In addition, if any of the original Property Condition Reports. Environmental Reports or Appraisals for the Initial Properties were dated more than thirty (30) days prior to the Closing Date, Lessee shall have delivered to Noteholder updates of such Property Condition Reports, Environmental Reports and Appraisals dated not more than thirty (30) days prior to the Closing Date (and disclosing no defects or conditions not disclosed in the original reports and no adverse change in the appraised value from the original Appraisals). Lessee's failure to deliver any such updated Property Condition Reports, Environmental Reports or Appraisals for the Initial Properties required pursuant to the foregoing sentence on or before the earlier to occur of (i) the date which is thirty (30) days after the date hereof and (ii) the Additional Properties Closing Date shall constitute an Event of Default.

                    (g) CONDITIONS. Each of the conditions set forth in Section
2.9 (other than the conditions of Sections 2.9(c), 2.9(i) (but only to the extent that financial statements and financial information with respect to the Additional Properties acceptable to Noteholder have been received by Noteholder prior to the date hereof), 2.9(k), 2.9(m) (unless any of the Additional Properties are managed by a separate manager and/or under a separate management agreement in which case Noteholder shall have received a Subordination of Management Agreement duly executed by each such manager) and 2.9(aa)), shall have been satisfied or waived in writing by Noteholder on or before the Additional Properties Closing Date; provided, however, that any references in said Section 2.9 to the "Properties" shall for purposes of this Section 2.10 mean the Additional Properties being acquired on the Additional Properties Closing Date. In addition, Lessee and Alterra shall have delivered to Noteholder legal opinions from Holleb & Coff, or other Illinois counsel to such parties, which counsel shall be reasonably acceptable to Noteholder, that this Agreement, the Loan Documents and each of the other Transaction Documents to which Lessee and Alterra are a party are enforceable against such parties in accordance with their terms under Illinois law (subject to customary qualifications and exceptions). Failure of Alterra and Lessee to deliver such opinions on or before the earlier to occur of (i) thirty (30) days from the date hereof and (ii) Additional Properties Closing Date, shall constitute an Event of Default.

                    (h) AMENDED SURETY BOND. Noteholder shall have received an amended Surety Bond and Backstop Policy covering the full amount of the Loan as of the Additional Properties Closing Date.

                    (i) FINANCING FEE. Lessee shall have paid to Noteholder the balance of the

Financing Fee payable with respect to the Additional Advance of the Loan.

                    If Borrower wishes to request that Noteholder disburse the Additional Advance to Borrower for purposes of the acquisition of the Additional Properties, Borrower (or Lessee on behalf of Borrower) shall give Noteholder at least five (5) Business Days' notice of the proposed Additional Properties Closing Date which notice shall be accompanied by copies of the Appraisals and the financial statements and information required under Section 2.9(i) for the Additional Properties to the extent not previously delivered. Promptly after receipt of such notice and documents (and in any event prior to the Additional Properties Closing Date), Noteholder shall send notice to Borrower and Lessee of the amount of the Additional Advance.

ARTICLE III REPRESENTATIONS AND WARRANTIES OF BORROWER PARTIES

A.       REPRESENTATIONS AND WARRANTIES OF BORROWER PARTIES.

         To induce Noteholder to enter into this Agreement, and to make the Loan to Borrower, each of the Borrower Parties, as to itself and its Affiliates, represents and warrants to Noteholder that the statements set forth in this
Article III pertaining to such party, are true, correct and complete as of the date hereof and will be true, correct and complete as of the Closing Date and as of the Additional Properties Closing Date.

         3.1        ORGANIZATION, POWERS, CAPITALIZATION, GOOD STANDING,
BUSINESS.

                    (a) ORGANIZATION AND POWERS. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois. Lessee is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. SELCO is a corporation, duly organized, validly existing and in good standing under the laws of the State of Ohio. SELCO is the sole stockholder of Borrower. Alterra is the sole stockholder of Lessee. Each Borrower Party has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, and to enter into each Loan and Surety Document to which it is a party and to perform the terms thereof. The articles of incorporation and by-laws (each, as amended, the "CHARTER DOCUMENTS") for each of the Borrower Parties contain all provisional terms necessary in each case for the Borrower Parties to comply with Sections 5.19 and 5.20, as applicable, hereof.

                    (b) CAPITALIZATION; OWNERSHIP. No Borrower Party has any (i) direct or indirect interest in, including without limitation stock, partnership interest or other securities of, any other Person except as set forth herein, or
(ii) direct or indirect loan, advance or capital contribution to any other Person, including all indebtedness and accounts receivable from that other Person. All issued and outstanding shares of capital stock of each Borrower Party which is a corporation are duly authorized and validly issued, fully paid, nonassessable, free and clear of all Liens (other than Permitted Liens), and such shares were issued in compliance with all applicable state and federal laws concerning the issuance of securities. There are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition of any shares of capital stock or other securities of such entities.

                    (c) QUALIFICATION. Each Borrower Party is duly qualified and in good standing in the state of its formation. Borrower and Lessee are also duly qualified and in good standing in the states where the Properties are located, or in the case of Borrower will be so duly qualified as soon as reasonably practicable and in any event within thirty (30) days following the Closing Date. In addition, each Borrower Party is duly qualified and in good standing in each state where it is necessary to carry on its present business and operations, except in jurisdictions in which the failure to be qualified and in good standing could not reasonably be expected to have a Material Adverse Effect. All jurisdictions in which each Borrower Party is qualified to do business are set forth on SCHEDULE 3.1(C).

                    (d) BUSINESS; ASSETS. Each Borrower Party is and has always engaged only in the businesses permitted hereunder. The sole assets of Borrower are the Collateral in which it has granted or shall grant a Lien pursuant to the Loan Documents, including the Properties, the Assisted Living Facilities and all Improvements, its interest in the Master Lease and the Ground Leases, Permits, if any, and personal property appurtenant or related thereto and its interest in the Excluded Collateral. The sole assets of Lessee are its leasehold interests in and to the Properties, Improvements and Assisted Living Facilities and Equipment under the Master Lease, its sublessor's interest in the Subleases and its right, title and interest, if any, in and to the Permits, if any, and personal property appurtenant or related thereto and the Excluded Collateral.

                    (e) ADDRESSES. All offices and places of business of each of the Borrower Parties, and the location of all properties in which any of them has any interest are set forth in SCHEDULE 3.1(E). The principal place of business and the chief executive office of each Borrower Party is so designated on said Schedule.

         3.2        AUTHORIZATION OF BORROWING, ETC .

                    (a) AUTHORIZATION OF BORROWING. Borrower has the power and authority to incur the Indebtedness evidenced by the Transaction Documents. The execution, delivery and performance by each Borrower Party of each of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby, have been duly authorized by all necessary corporate action.

                    (b) NO CONFLICT. The execution, delivery and performance by each Borrower Party of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby, do not and will not: (1) violate (x) any provision of law applicable to any Borrower Party; (y) the Charter Documents of any Borrower Party; or (z) any order, judgment or decree of any court or other agency of government binding on any Borrower Party or any of their Affiliates; (2) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material Contractual Obligation of any Borrower Party or any of their Affiliates; (3) result in or require the creation or imposition of any material Lien (other than the Lien of the Transaction Documents and the Lien or other interest of SELCO or its Affiliates in and to the Excluded Collateral) upon the Property or assets of any Borrower Party or any of their Affiliates; or (4) except as set forth on
SCHEDULE 3.2(B), require any approval or consent of any Person under any material Contractual Obligation of any Borrower Party, which approvals or consents have been obtained on or before the dates required under such Contractual Obligation, but in no event later than the Closing Date.

                    (c) GOVERNMENTAL CONSENTS. The execution, delivery and performance by each Borrower Party of the Transaction Documents to which it is a party, and the consummation of the transactions contemplated thereby, and the execution, delivery and performance by Borrower of the Master Lease and by Lessee of the Master Lease and the Subleases and the consummation of the transactions contemplated thereby, do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body, except for the Permits required to be obtained by Borrower, Lessee, the Sublessees or the Manager in connection with the operation of the Assisted Living Facilities as set forth in Section 3.11 and except for the recording of the Mortgages, Assignments of Leases, other Security Documents and/or UCC-1's in the applicable recorders' or filing offices. In addition to any covenants hereunder relating to Permits, Lessee shall diligently proceed to obtain or satisfy all consents, approvals, and requirements set forth in Section 3.11.

                    (d) BINDING OBLIGATIONS. This Agreement is, and the other Transaction Documents, including the Note, when executed and delivered will be, the legally valid and binding obligations of each Borrower Party, as applicable, each enforceable against the Borrower Parties, as applicable, in accordance with their respective terms, subject to bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditor's rights. No Borrower Party has any defense or offset to any of its obligations under the Transaction Documents. No Borrower Party has any claim or right of set off against Noteholder or any Affiliate of Noteholder.

         3.3 PENDING MATTERS. There are no judgments outstanding against any Borrower Party nor is there any action, charge, claim, demand, suit, petition, inquiry or investigation pending or, to the best knowledge of such Borrower Party, after due inquiry, threatened against it.

         3.4 INDEBTEDNESS AND CONTINGENT OBLIGATIONS. As of the Closing Date, none of the Borrower Parties shall have any Indebtedness or Contingent Obligations except for the Loan Obligations and the Allowed Indebtedness.

         3.5 INVESTMENT COMPANY ACT; PUHCA. No Borrower Party is: (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended; (ii) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (iii) subject to any other law that purports to restrict or regulate its ability to borrow money.

         3.6 FOREIGN PERSON. No Borrower Party is a "foreign person" within the meaning of Section 1445(f)(3) of the Code.

         3.7 BANKRUPTCY. No Borrower Party is a debtor, and no property of any of them (including any Property) is property of the estate, in any voluntary or involuntary case under the Bankruptcy Code or under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect. No Borrower Party and no property of any of them is under the possession or control of a receiver, trustee or other custodian. No Borrower Party has made any assignment for the benefit of creditors. No such assignment or bankruptcy or similar case or proceeding is now contemplated.

         3.8 SOLVENCY. As of and from and after the Closing Date, the Borrower Parties (after giving effect to the transactions contemplated by the Transaction Documents), in the aggregate; (A) own and will own assets the fair saleable value of which are (1) greater than the total amount of liabilities (including Contingent Obligations) of the Borrower Parties and (2) greater than the amount that will be required to pay the probable liabilities of such Borrower Parties' then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to Borrower Parties; (B) has capital that is not insufficient in relation to their business as presently conducted or any contemplated or undertaken transaction; and (C) do not intend to incur and do not believe that they will incur debts beyond their ability to pay such debts as they become due.

B.       REPRESENTATIONS AND WARRANTIES OF LESSEE.

         To induce Noteholder to enter into this Agreement, and to make the Loan to Borrower, Lessee represents and warrants to Noteholder that the following statements set forth in Sections 3.9 through 3.31 inclusive, are true, correct and complete as of the date hereof and will be, true, correct and complete as of the Closing Date and as of the Additional Properties Closing Date.

         3.9 PENDING MATTERS . Except as set forth on SCHEDULE 3.9 or as described in Section 3.22, there are no judgments outstanding against any of the Properties nor is there any action, charge, claim, demand, suit, petition, inquiry or investigation pending, or to the best of Lessee's knowledge, after due inquiry, threatened against any of the Properties. The actions, charges, claims, demands, suits, proceedings, petitions, investigations and arbitrations set forth on SCHEDULE 3.9 hereto and described in Section 3.22 will not result, if adversely determined, and could not reasonably be expected to result, either individually or in the aggregate, in any Material Adverse Effect and do not relate to and will not affect the consummation of the transactions contemplated hereby or under any of the Transaction Documents. Lessee is not in violation, breach or default of any agreement, the violation of which could have a Material Adverse Effect, and Lessee is not in violation of any order, judgment, or decree of any court, or, in any material respect, of any statute or governmental regulation to which it is subject.

         3.10 FINANCIAL STATEMENTS ACCURATE . All financial statements concerning Lessee, Alterra or any of their respective Affiliates or the Properties provided by or on behalf of Lessee or Alterra to Noteholder have been prepared on a basis consistent with the audited financial statements of Alterra (in the case of Lessee, Alterra, or their respective Affiliates) or HCR (with respect to the Properties) consistently applied and present (as of the dates thereof) the respective financial conditions of the Persons covered thereby and the results of their operations for the periods then ending. All operating statements, income reports and other financial data regarding Lessee, Alterra and the Assisted Living Facilities heretofore provided by or on behalf of Lessee are, to the best knowledge of Lessee after due inquiry, true correct and complete and present fairly, the financial condition and, results of, such operations. There has been no material adverse change in the financial condition, operations, or prospects of Lessee, Alterra or to the best knowledge of Lessee after due inquiry any Assisted Living Facility since the dates of such statements except as fully disclosed in writing with the delivery of such statements.

         3.11 COMPLIANCE WITH LAWS . Borrower, Lessee, each Sublessee and/or Manager (and/or with respect to nursing home beds within the Properties located in Laguna Palm Terrace, California and Palmer Ranch, Florida, HCR), as the case may be, is, or will be within sixty (60) days following the Closing Date or the Additional Properties Closing Date, as the case may be (or, in the case of the Assisted Living Facilities located in California and Florida, such longer period as may be reasonably necessary with the exercise of diligence), the lawful owner of all Permits necessary for the proper and lawful operation of the Assisted Living Facilities as an assisted living facility (or, in the case of a portion of the Properties located in Laguna Palm Terrace in Laguna Hills, California and Palmer Ranch in Sarasota, Florida as skilled nursing facilities) under applicable Legal Requirements; during any interim period pending which the Permits shall not be held in the name of the applicable party, the Assisted Living Facilities can and will be lawfully operated pursuant to consents, waivers or provisional Permits or under subleases or management agreements. Lessee has no knowledge of any fact, event or condition which would cause any of such Permits to not be duly issued or transferred to Borrower, Lessee, any Sublessee or Manager, as applicable, within the applicable time period set forth above. To the extent such Permits are not held in the name of the applicable party as of the Closing Date, or the Additional Properties Closing Date, as the case may be, Lessee has obtained, or has caused the applicable party to obtain, all requisite consents necessary to permit Lessee, the applicable Sublessee or Manager to operate or cause to be operated the Assisted Living Facilities and, as of the Closing Date, has filed, or has caused the applicable party to file, all necessary applications to obtain such Permits. The Permits held in the name of the applicable party as of the Closing Date or the Additional Properties Closing Date, as the case may be, or for which applications have been or will be made constitute all of the Regulatory Permits and all other material permits, licenses and certificates required for the use and occupancy thereof. The number of licensed and Available Beds at each Assisted Living Facility is set forth on SCHEDULE 3.11-1 hereto for the Initial Properties, which Schedule will be amended as of the Additional Properties Closing Date to include the Additional Properties. As of the Closing Date with respect to the Initial Properties and as of the Additional Properties Closing Date with respect to the Additional Properties, Lessee, each Sublessee and Manager, as well as the operation of the Assisted Living Facility are or will be in compliance and at all times will remain in compliance in all material respects with the applicable provisions of skilled nursing facility, residential care, personal care, adult care, boarding home and/or assisted living facility laws, rules, regulations and published interpretations to which each Assisted Living Facility is subject, including, without limitation, the Medicare Regulations and Medicaid Regulations, as applicable. SCHEDULE 3.11-2 describes all Permits required under applicable Legal Requirements by any federal or state health agency or similar agency or body in connection with operation of the Initial Properties as Assisted Living Facilities which Schedule will be amended as of the Additional Properties Closing Date to include the Additional Properties (collectively, "Regulatory Permits"), all of which are, or will, in no more than sixty (60) days following the Closing Date or the Additional Properties Closing Date, as the case may be (or, in the case of the Assisted Living Facilities located in California and Florida, such longer period as may be reasonably necessary with the exercise of diligence), be held in the name of Borrower, Lessee, Sublessees and/or Manager, as applicable. No waivers of any laws, rules, regulations or requirements (including, but not limited to minimum square foot requirements per bed) are required for the Assisted Living Facilities to operate at the licensed bed capacities listed on SCHEDULE 3.11-1 and in compliance with applicable Legal Requirements. None of the Assisted Living Facilities which are Initial Properties participate in Medicare, Medicaid or any other third party reimbursement program. All Reimbursement Contracts to the extent applicable to the Assisted Living Facilities which are Additional Properties will be applied for as of the Additional

Properties Closing Date and will be received within sixty (60) days of the Additional Properties Closing Date, and payment will be made thereunder retroactive to the date of application and Borrower, Lessee, each Sublessee and Manager, as applicable, are as of the Closing Date with respect to the Initial Properties, and will be as of the Additional Properties Closing Date with respect to the Additional Properties, in good standing with all the respective agencies governing such applicable skilled nursing facility and assisted living facility licenses, and if applicable Medicare Certifications, Medicaid Certifications and Reimbursement Contracts. Lessee, Sublessee and Manager, as applicable, will be current as of the Additional Properties Closing Date in the payment of all so-called provider specific taxes or other assessments with respect to any Reimbursement Contracts. Each Assisted Living Facility (other than the Assisted Living Facilities which are not yet operating, as set forth on
SCHEDULE 3.11-1) is currently operated in material compliance with applicable Regulatory Permits and Legal Requirements as a skilled nursing facility or assisted living facility and its licensed bed capacity is set forth in SCHEDULE 3.11-1. In the event the Trustee or any Beneficiary acquires any Assisted Living Facility through foreclosure or otherwise, under current law neither the Trustee nor any such Beneficiary nor a subsequent manager, a subsequent lessee or any subsequent purchaser (through foreclosure or otherwise) must obtain a CON prior to applying for or receiving a license to operate the Assisted Living Facility and certification to receive Medicare and Medicaid payments (and their successor programs) for patients having coverage thereunder, provided that (i) the number of beds and the scope of services provided are not changed and (ii) that the Trustee, Beneficiary or subsequent manager, lessee or purchaser submits prior notification of such change to the applicable regulatory agency.

         3.12 MAINTAIN BED CAPACITY . Neither Lessee, any Sublessee nor the Manager has granted to any third party the right to reduce the number of licensed beds in any Assisted Living Facility or to apply for approval to transfer the right to any of the licensed Assisted Living Facility beds to any other location. Except as expressly permitted otherwise under the Trust Agreement, Lessee shall maintain, or cause to be maintained, the number of Available Beds at each Assisted Living Facility set forth in SCHEDULE 3.11-1 and within a variance of ten percent (10%) shall maintain or cause to be maintained the number of beds at each Assisted Living Facility at the licensure/certification levels set forth in SCHEDULE 3.11-1.

         3.13 PAYMENT OF TAXES AND PROPERTY IMPOSITIONS . Lessee has timely filed all federal, state, and local tax returns which it is required to file and has timely paid, or made adequate provision for the payment of, all taxes, assessments, fees and other governmental charges upon such Person and upon its properties, assets, income and franchises, including without limitation, provider taxes. All such returns and reports are complete and accurate in all respects and none of the United States income tax returns of Lessee are under audit. There is not presently pending (and to the best of Lessee's knowledge, after due inquiry, there is not contemplated) any special assessment against any Property, the Improvements, any other Collateral, or any part thereof except as may be set forth in any of the Title Policies. No part of any Property is included or assessed under or as part of another tax lot or parcel comprising property other than such Property, and no part of any other property is included or assessed under or as part of the tax lots or parcels comprising any Property. No tax liens have been filed and to the best knowledge of Lessee, no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of Lessee in respect of any taxes or other governmental charges are in accordance with GAAP.

         3.14 TITLE TO COLLATERAL . Borrower and Lessee, collectively, have good and marketable fee simple title to all of the Collateral, subject to no lien, mortgage, pledge, encroachment, zoning violation, or encumbrance, except Permitted Liens and except as set forth on Schedule 3.9, none of which Liens materially interfere with the security intended to be provided by the Mortgages or the current use of the Properties and the Improvements. All Improvements situated on the Properties are situated wholly within the boundaries of respective parcels comprising such Property, except as disclosed by the Surveys of the Properties. Borrower, Lessee or the applicable Sublessees own and will own at all times all personal property relating to the Properties, the Improvements and the Assisted Living Facilities (other than personal property which is owned by residents or tenants of the Properties), subject only to Permitted Liens. Without limitation of the foregoing, Borrower, Lessee or the applicable Sublessees own all furnishings, fixtures and equipment located at the Properties that are used by Lessee or the applicable Sublessees or which are necessary for or integral to the operation of the Assisted Living Facilities, free and clear of any lease, lien or encumbrance except the Permitted Liens and except as set forth on Schedule 3.9. No Person has any option or other right to purchase all or any portion of the Collateral or any interest therein.

         3.15 PRIORITY OF MORTGAGES . The Mortgages constitute a valid first lien against Borrower's and Lessee's respective interests in the real and personal property described therein, prior to all other liens or encumbrances, including those which may hereafter accrue, excepting only Permitted Liens and except as set forth on Schedule 3.9, none of which Permitted Liens or other Liens materially interfere with the security intended to be provided by the Mortgages or the current use of the Property and the Improvements.

         3.16 ZONING, OTHER LAWS . Each of the Properties is zoned for its current uses (including the use identified in the definition of Assisted Living Facilities) under applicable federal and state laws, which zoning designations are unconditional, in full force and effect, and are beyond all applicable appeal periods or is the subject of a valid variance or conditional use permit permitting such uses. The Properties, the Improvements and the Assisted Living Facilities and the operations thereon are in material compliance with all applicable covenants and restrictions of record, zoning, subdivision and land use laws, regulations and ordinances, all applicable health, fire, and building codes, and all other laws applicable to the Properties, the Improvements or the Assisted Living Facilities, including without limitation the Americans with Disabilities Act. Lessee does not know of any illegal activities relating to controlled substances on or at the Property or any portion thereof. All permits, licenses and certificates required for the lawful use and operation of the Properties and the Improvements, including, but not limited to, all certificates of occupancy, or the equivalent and all Regulatory Permits have been obtained and are current and in full force and effect or application therefor has been made. In the event that all or any part of the Improvements located on the Properties are destroyed or damaged, said Improvements can be legally reconstructed to substantially their condition prior to such damage or destruction, and thereafter exist for the same use without violating any zoning or other ordinances applicable thereto and without the necessity of obtaining any variances or special permits, other than customary demolition, building and other construction related permits. Each Assisted Living Facility contains enough permanent parking spaces (both regular spaces and handicap spaces) to satisfy all requirements imposed by applicable laws with respect to parking or a waiver of such requirements has been obtained. No legal proceedings are pending or, to the best knowledge of Lessee after due inquiry, are threatened with respect to the zoning of the Properties or any portion thereof. Neither the zoning nor any other right to construct, use or operate any Property is in any way dependent upon or related to any real estate other than such Property. No tract map, parcel map, condominium plan, condominium declaration, or plat of subdivision will be recorded or permitted to be recorded, by Lessee with respect to any Property or portion thereof without Noteholder's prior written consent.

         3.17 CONDITION OF IMPROVEMENTS AND PROPERTIES . All Improvements are in good condition and repair. Lessee is not aware of any latent or patent structural or other significant defect or deficiency in the Improvements. City water supply, storm and sanitary sewers, and electrical, gas and telephone facilities are available to the Properties within the boundary lines of the Properties or through appurtenant easements, are fully connected to the Improvements and are fully operational, are sufficient to meet the reasonable needs of the Properties as now used or presently contemplated to be used, and no other utility facilities are necessary to meet the reasonable needs of the Properties as now used or presently contemplated to be used. The design and as-built conditions of the Properties and Improvements are such that surface and storm water does not accumulate on the Properties (except in facilities specifically designed for the same) and does not drain from the Properties across land of adjacent property owners in any manner which would have a Material Adverse Effect on any of the Properties or the Improvements. Except as may be set forth on the Surveys, no part of any Property is within a flood plain and none of the Improvements create any encroachment over, across or upon such Property's boundary lines, rights of way or easements, and no building or other improvements on adjoining land create such an encroachment which could reasonably be expected to have a Material Adverse Effect. All public roads and streets necessary for service of and access to the Properties for the current and contemplated uses thereof have been completed and are serviceable and are physically and legally open for use by the public. Any liquid or solid waste disposal, septic or sewer system located at the Properties is in good and safe condition and repair and in compliance with all applicable laws.

         3.18 DISCLOSURE . No financial statements, financial document or any other document, certificate or written statement furnished to Noteholder by or on behalf of Lessee or Alterra for use in connection with the Loan, including without limitation all schedules and exhibits to this Agreement, contains any untrue representation, warranty or statement of a material fact, and none omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not materially misleading.

         3.19 LEGAL NAMES . To the best knowledge of Lessee, the legal names of the entities which have owned and operated the Assisted Living Facilities at all times during the preceding five (5) years are as set forth in SCHEDULE 3.19 hereto.

         3.20 EMPLOYEE BENEFIT PLANS .

                    (a) Except as disclosed on SCHEDULE 3.20(A), neither Lessee nor any ERISA Affiliate maintains or contributes to or has any obligation (including a contingent obligation) with respect to any Plan. Except as disclosed on Schedule 3.20(a), each Plan which is intended to be qualified under
Section 401(a) of the Code as currently in effect has been determined by the Internal Revenue Service to be so qualified, and each trust related to any such Plan has been determined to be exempt from federal income tax under Section 501(a) of the Code as currently in effect. Each Plan (i) has been administered in all material respects in accordance with its terms and (ii) complies in form, and has been maintained and operated in all material respects in accordance, with the requirements of ERISA and, where applicable, the Code. There are no actions, suits or claims (other than routine claims for benefits) pending nor, to the knowledge of Lessee or any ERISA Affiliate, threatened with respect to any Plan. Lessee and each ERISA Affiliate has complied in all material respects with the applicable requirements of Part 6 of Title I of ERISA.

                    (b) Neither Lessee nor any ERISA Affiliate maintains or contributes to any employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to employees after termination of employment other than as specifically required by Part 6 of Title I of ERISA. Neither Lessee nor any Person that is or was an ERISA Affiliate at any time during the immediately preceding six years has ever maintained, been required to contribute to, been required to pay any amount or had any obligation (whether actual or contingent) with respect to any Benefit Plan or Multiemployer Plan. Except as disclosed on SCHEDULE 3.20(B)-1, neither Lessee nor any ERISA Affiliate, nor any fiduciary of any Plan, has engaged in any nonexempt prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code. Except as disclosed on SCHEDULE 3.20(B)-2, neither Lessee nor any ERISA Affiliate has by reason of the transactions contemplated hereby, any obligation to make any payment to any employee pursuant to any Plan or existing contract or arrangement. Neither Lessee nor any ERISA Affiliate is the grantor of a grantor trust established pursuant to Subpart E of Subchapter J of the Code.

         3.21 INTELLECTUAL PROPERTY . Set forth on SCHEDULE 3.21 is a complete listing of all of the material patents, trademarks, tradenames, technology and other intellectual property rights used in the ownership, operation and management of the businesses of Lessee.

         3.22 PROCEEDINGS PENDING . There are no proceedings pending, or, to the best of Lessee's knowledge, after due inquiry threatened, to acquire through the exercise of any power of condemnation, eminent domain, or similar proceeding all or any part of any Property (except a certain condemnation proceeding affecting a portion of the Tucson, Arizona Property as disclosed in the title report therefor), the Equipment, the Improvements or any interest therein, or to enjoin or similarly prevent or restrict the use of any Property or the operation of the Assisted Living Facilities in any manner.

         3.23 COMPLIANCE WITH APPLICABLE LAWS . Each Assisted Living Facility and its operations, the Properties and the Improvements comply in all material respects with all covenants and restrictions of record and applicable laws, ordinances, rules and regulations, including, without limitation, to the extent applicable, Title 42 of the United States Code and related regulations, including the Medicare Regulations, the Medicaid Regulations, federal and state self-referral and anti-kickback statutes and regulations; Title 31 of the United States Code, including the False Claims Act; skilled nursing facility or assisted living facility licensure laws and regulations; public health statues and regulations; the Americans with Disabilities Act and the regulations thereunder, and all laws, ordinances, rules and regulations relating to zoning, setback requirements (except as may be shown on any of the Surveys for the Properties approved by Noteholder) and building codes and there are no waivers of any building codes currently in existence for any of the Assisted Living Facilities, Properties or Improvements. Lessee has filed in a timely manner all reports, documents and other materials required to be filed with any governmental bureau, agency or instrumentality (and the information contained in each of such filings is true, correct and complete in all respects), except where failure to make such filings would not have a Material Adverse Effect. Lessee has retained all records and documents required to be retained pursuant to any law, ordinance, rule, regulation, order, policy, guideline or other requirement of any governmental authority, except where failure to retain such records would not subject such party or any of its Affiliates, partners, officers, trustees, or employees to criminal liability and could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

         3.24 MANAGEMENT AGREEMENTS . The Management Agreements are each in full force and effect and there are no defaults (either monetary or non-monetary) by the parties thereto.

         3.25 1934 ACT . The proceeds of the Note will not be used to acquire any equity security of a class that is registered pursuant to Section 12 of the Securities Exchange Act of 1934.

         3.26 USE OF PROCEEDS AND MARGIN SECURITY . Borrower shall use the proceeds of the Loan to acquire the Properties and pay transaction costs as contemplated by the schedule of sources and uses attached hereto as Exhibit G. No portion of the proceeds of the Loan shall be used by Borrower or Lessee in any manner that might cause the borrowing or the application of such proceeds to violate Regulation U, Regulation T or Regulation X or any other regulation of the Board of Governors of the Federal Reserve System.

         3.27 NO PLAN ASSETS . Lessee is not and will not be (i) an employee benefit plan as defined in Section 3(3) of ERISA which is subject to ERISA, (ii) a plan as defined in Section 4975(e)(1) of the Code which is subject to Section 4975 of the Code, or (iii) an entity whose underlying assets constitute "plan assets" of any such employee benefit plan or plan for purposes of Title I of ERISA or Section 4975 of the Code.

         3.28 GOVERNMENTAL PLAN . Lessee is not and will not be a "governmental plan" within the meaning of Section 3(32) of ERISA and transactions by or with the Borrower Parties are not and will be not subject to state statutes applicable to Lessee regulating investments of and fiduciary obligations with obligations with respect to governmental plans.

         3.29 YEAR 2000 . The management information systems (including all computer hardware and software), all equipment containing embedded microchips, of Lessee and Manager, whether owned, licensed, leased or otherwise utilized by Lessee and Manager, and required in the conduct of their respective businesses and the performance of all obligations of Lessee and Manager under the Transaction Documents ("LESSEE AND MANAGER MIS SYSTEMS"), and such systems of those parties with whom Lessee and Manager MIS Systems must interface, will, no later than August 30, 1999, be free of any material problem, infirmity or defect (and so tested and confirmed by Lessee and Manager to be free of any material problem, infirmity or defect) as respects to the "Year 2000 Problem" and/or any "9/9/99 Problem." To wit, the Lessee and Managers MIS System will be "Y2K COMPLIANT" such that the management information systems will not: (i) experience any material malfunctions or other material usage problem or failure in connection with the year 2000 and subsequent years as distinct from the 1900 years, or relating to improper expirations, terminations or data loss on or following September 9, 1999 as a result of the 9/9/99 Problem; or (ii) result in any material loss or liability sustained in connection with: (x) the conduct of their business or the performance of any obligations under the Transaction Documents, including but not limited to the recording, storing, processing, calculating, comparing, sequencing or presenting by electronic means of calendar dates or spans of time from, into and between the twentieth and twenty-first centuries (including leap year calculations); and (y) the generation, transmission, delivery, receipt of and any use or reliance on information or calculations dependent on or relating to calendar dates or spans of time from, into and between the twentieth and twenty-first centuries (including leap year calculations) (the "Y2K PROBLEM"). The cost to Lessee and Manager of any reprogramming and testing of Lessee and Manager MIS Systems and of the reasonably foreseeable consequences of any reprogramming required to assure that Lessee and Manager MIS Systems are Y2K Complaint, or of systems and equipment failures to such Lessee and Manager (including reprogramming errors and the failure of other's systems and equipment) will not result in an Event of Default or a Material Adverse Effect. To the best knowledge of Lessee, the Lessee and Manager MIS Systems are at present, and with ordinary upgrading and maintenance, will continue for the term of this Agreement to be sufficient to permit each of Lessee and Manager to conduct its business and to perform all of their respective obligations under the Transaction Documents without Material Adverse Effect.

         3.30 LEGAL OPINIONS . Lessee has reviewed and is familiar with all opinions of legal counsel designated by Lessee and Alterra to be delivered in connection with the Loan. None of the assumptions with respect to Alterra, Lessee or the Properties set forth in such opinions is incorrect.

         3.31       LEASES; AGREEMENTS .

                    (a) AGREEMENTS. Lessee has provided Noteholder with true and complete copies of all material contracts and agreements affecting the Assisted Living Facilities, Properties, Improvements and the operation and management thereof, including, the Master Lease, the Ground Leases, the Subleases, the Management Agreement, the leasing brokerage agreements, if any, and any and all other material leases, tenancies or other material contracts or agreements relating to the use, maintenance, development, operation or management thereof (other than the Residency Agreements as to which Lessee has delivered the standard form thereof only). Except for the rights of Manager pursuant to the Management Agreements, no Person has any right or obligation to manage any Property or to receive compensation in connection with such management or any right or obligation to sell, lease, or solicit purchasers or tenants for any Property, or (except for cooperating outside brokers) to receive compensation in connection with such sale or leasing.

                    (b) LEASE ISSUES. There are no legal proceedings commenced (or, to the best of the knowledge of Lessee, threatened) against Lessee by any tenant or former tenant. No rental in excess of one month's rent has been prepaid under any of the Residency Agreements or any material leases. Each of the Residency Agreements and any material leases is valid and binding on the parties thereto in accordance with its terms. The execution of this Agreement and the other Transaction Documents will not constitute an event of default under any of the Residency Agreements or any Leases.

                    (c) NO RENT CONTROL. No portion of any Property is subject to any form of rent control, stabilization or regulation.

                    (d) NO UNDISCLOSED TENANTS. Except for the Master Lease, the Subleases, the Ground Leases, the Licensing Subleases, the Residency Agreements described in the Rent Rolls attached hereto as SCHEDULE 3.31(D) and any other leases delivered to Noteholder on or before the date hereof, there are no material Leases affecting all or any portion of any of the Properties. Except for Lessee, the Sublessees, the Manager under the Licensing Subleases, the tenants under the Ground Leases and the tenants identified in the Existing Leases that have been delivered to Noteholder and except for Assisted Living Facility residents, no Person has any right to occupy any portion of any of the Properties or the Assisted Living Facilities, and to the knowledge of Lessee after due inquiry, no Person is so occupying any portion of any of the Properties or the Assisted Living Facilities.


         ARTICLE IV  AFFIRMATIVE COVENANTS OF BORROWER PARTIES

A.       COVENANTS OF BORROWER PARTIES.

         Each Borrower Party, as to itself, agrees with and covenants unto the Noteholder that such Borrower Party shall perform and comply, or cause the performance and compliance, with all covenants in Sections 4.1 and 4.2 applicable to such Borrower Party.

         4.1 PAYMENT OF LOAN/PERFORMANCE OF LOAN OBLIGATIONS . Borrower shall duly and punctually pay or cause to be paid the principal and interest of the
Note in accordance with its respective terms and duly and punctually pay and perform or cause to be paid or performed all Loan Obligations hereunder and under the other Loan Documents.

         4.2 MAINTENANCE OF EXISTENCE . Maintain in full force and effect its existence as a corporation, and all rights and franchises material to such Person's business, and, in each jurisdiction in which the character of the property owned by such Person or in which the transaction of its business makes qualification necessary, maintain good standing.

B.       COVENANTS OF LESSEE.

         Lessee agrees with and covenants unto the Noteholder that Lessee shall perform and comply, or cause the performance and compliance, with all of the following covenants set forth in Sections 4.3 through 4.33 inclusive.

         4.3 ACCRUAL AND PAYMENT OF TAXES . During each fiscal year, Lessee shall make adequate provision for the payment of and pay before any fine or penalty is incurred all current tax liabilities of all kinds including, without limitation, federal and state income taxes, franchise taxes, payroll taxes, provider taxes (to the extent necessary to participate in and receive maximum funding pursuant to Reimbursement Contracts), Taxes (as defined in the Mortgages), all required withholding of income taxes of employees, all required old age and unemployment contributions, and all required payments to employee benefit plans, and pay the same when they become due.

         4.4        INSURANCE; CASUALTY AND CONDEMNATION ..

                    (a) At all times while the Loan Obligations are outstanding, Lessee shall maintain at its sole cost and expense, and provide satisfactory evidence thereof to Noteholder on an annual basis (or at such other times when renewed) the following insurance coverages in such amounts and with such deductibles as follows:

                        (i) Professional liability insurance in an amount at least equal to $1,000,000 per occurrence, and $1,000,000 in the aggregate, on an "occurrence" basis covering each of the Assisted Living Facilities and the activities conducted therein. The deductible for such coverage shall not exceed $25,000;

                        (ii) General liability insurance in an amount at least equal to $1,000,000 per occurrence, and $1,000,000 in the aggregate, covering each of the Assisted Living Facilities and the activities conducted therein. The deductible for such coverage shall not exceed $25,000;

                        (iii) Umbrella insurance covering professional liability umbrella coverage attaching at each of the above referenced limits of coverage, and having a limit each occurrence and in the aggregate of $20,000,000; and additional excess liability coverage with limits of $30,000,000;

                        (iv) "All-risk" coverage on the Improvements, Equipment and Inventory in an amount not less than the replacement cost thereof, insuring against such potential causes of loss as shall be required by Noteholder, including but not limited to loss or damage from wind, fire, hail, lightening, ice, earthquake, subsidence, boiler and machinery and sprinkler leakage. The permitted deductibles for the foregoing coverages shall be as follows: earthquake, not to exceed the greater of $100,000 or five percent (5%) of insured value; windstorm, not to exceed $25,000, except with respect to Properties located in the State of Florida, as to which the aggregate deductible applicable to all such Properties, shall not exceed $200,000;

                        (v) Business interruption insurance (including rental value if any portion of any Property or any Assisted Living Facility is leased in whole or part) equal to not less than twelve (12) months estimated lost profits and continuing Operating Expenses;

                        (vi) Workers' compensation and employers' liability insurance as required by the laws of the states where each Property is located;

                        (vii) If and to the extent that Lessee should engage in any material modification, alteration or construction on or with respect to any of the Properties, builder's risk insurance (under an all risk, completed value form) for the applicable Improvements in an amount acceptable to Noteholder and including "soft" costs;

                        (viii) "Ordinance and law" coverage for each of the Properties and Assisted Living Facilities based on risks related to reconstruction limitations under governing laws and ordinances, in amounts acceptable to the Noteholder;

                        (ix) "Difference in conditions" insurance including, flood, earthquake and earthquake sprinkler leakage with a limit of $25,000,000 per occurrence and deductibles not to exceed $25,000; and

                        (x) Automobile liability insurance coverage with a limit at least equal to $1,000,000, per occurrence, no aggregate limit.

         The insurance coverages required under Section 4.4(a)(iv) may be effected under a blanket policy or policies covering the Properties and other property and assets not constituting part of the Properties; provided that such certificates of insurance evidencing the coverage required herein shall specify any sublimits in such blanket policy applicable to the Properties, which amounts shall not be less than the amounts required pursuant to Section 4.4(a)(iv) and which shall in any case comply in all other respects with the requirements of this Section 4.4.

         In connection with Lessee's or Guarantor's annual insurance review (which shall occur at least one time every 12 calendar months), Lessee shall be required to engage an Insurance Consultant (defined below) to undertake a review of Lessee's then existing insurance coverage in light of then current industry standards for hospital or health care services of the type similar to that in which Lessee is then currently engaged and based upon such review, Lessee shall either increase the amount of its coverages to meet such industry standards or shall be permitted to make reasonable modifications to the amounts and deductibles under the insurance coverages required to be maintained under this
Section 4.4(a) provided that (A) prior to making any modification to any insurance coverage, Lessee shall deliver to Noteholder and Trustee a certificate of an Insurance Consultant or Insurance Consultants (hereinafter defined) indicating that the insurance coverages as proposed to be maintained are reasonable based on then prevailing insurance industry market conditions, customary for corporations engaged in the same or similar activities as Lessee and adequate to protect the Properties and the operations and (B) Trustee and Noteholder shall have delivered its prior written approval of such coverages, amounts and deductibles. In any event, in connection with any such insurance review by such Insurance Consultant, such Insurance Consultant shall deliver to Lender and Surety a letter to the effect that

Lessee's insurance coverages meet the requirements of the Transaction Documents as modified by any modification approved pursuant to this Section 4.4. "INSURANCE CONSULTANT" means a Person who in the case of an individual is not an employee or officer of Guarantor, Lessee or any Affiliate thereof and which, in the case of a corporation or other business entity is not an Affiliate of Guarantor or Lessee, appointed by Lessee and reasonably satisfactory to Noteholder and Trustee, qualified to survey risks and to recommend insurance coverage for hospital or health care facilities and services of the type involved, and having a favorable reputation for skill and experience in such surveys and such recommendations, and which may include a broker or agent with whom Lessee transacts business.

                    (b) Each of the policies described in Sections 4.4(a)(i),
(ii), (iii), (viii) and (xi) shall name Trustee, Borrower, Lessee, Noteholder and Surety as additional insured parties, and the policies described in 4.4(a)(iv)-(vii), (ix) and (x) shall name Trustee for the benefit of the Beneficiaries as loss payee under a standard noncontributory mortgagee and loss payable clause, and shall provide that Trustee shall receive not less than thirty (30) days written notice prior to cancellation. The proceeds of any of the policies described in Sections 4.4(a)(iv)-(x) hereof shall be payable by check payable to Trustee, delivered to Trustee, and such proceeds shall be applied by Trustee, at its option in accordance with the Trust Agreement, either
(i) to the full or partial payment or prepayment of the Loan Obligations (without premium), or (ii) to the repair and/or restoration of the Improvements, Equipment and Inventory damaged or taken. Provided that no Event of Default or Springing Lock Box Event has occurred and is continuing, proceeds paid under the policies described in Section 4.4(a)(vi) shall be made available to Lessee to be applied in accordance with the Flow of Funds Agreement. Each of the policies described in Sections 4.4(a)(iii), (iv), (v) and (vii) hereof, as of the Closing Date, must be written by an insurer or insurers each having a rating of A - or better from Standard & Poor's (provided, however, that within six (6) months after the Closing Date, such policies must be written by insurers having ratings of A or better from Standard & Poor's), and a Best rating of A- or better and otherwise reasonably acceptable to Noteholder and, the remaining coverages shall be provided by insurers reasonably acceptable to Noteholder. If Lessee shall fail to cause the insurance policies described in Sections 4.4(a)(iii), (iv),
(v) and (vii) to be written by insurers having ratings of A or better from Standard & Poor's within six (6) months after the Closing Date (which condition may be satisfied by means of reinsurance arrangements acceptable to Noteholder in its sole discretion), such failure shall constitute an Event of Default hereunder. Notwithstanding the foregoing, Lessee may collect insurance proceeds paid under the policies described in Sections 4.4(a)(iv), (v) and (vii)-(x) above in connection with claims not in excess of Two Hundred Fifty Thousand Dollars ($250,000) (the "CASUALTY AMOUNT"), or in the event that such proceeds are collected by Noteholder or Trustee same shall be paid over to Lessee (without application of the conditions of Section 4.4(c) below), provided that
(i) no Default or Event of Default shall have occurred and be continuing, (ii) Lessee gives notice to Noteholder and Trustee of the related fire or casualty within ten (10) Business Days after the occurrence thereof (which notice shall include Lessee's good faith estimate of the amount of the damage to the affected Assisted Living Facility) and (iii) Lessee applies such proceeds to the repair and/or restoration of the Improvements, Equipment and Inventory damaged in accordance with the terms and conditions hereof.

                    (c) Noteholder agrees that Trustee shall make the net proceeds of insurance

(after payment of Noteholder's (and/or Trustee's) reasonable costs and expenses) available to Lessee for Lessee's repair, restoration and replacement of the Improvements, Equipment and Inventory damaged on the following terms and subject to satisfaction in Noteholder's (and/or Trustee's) discretion, of each of the following conditions:

                        (i) At the time of such loss or damage and at all times thereafter while Noteholder (or Trustee) is holding any portion of such proceeds, there shall exist no Default or Event of Default;

                        (ii) Noteholder (or Trustee) determines that the applicable Property, Improvements, Equipment, and Inventory for which loss or damage has resulted shall be capable of being restored to its preexisting condition and utility, in all material respects and in compliance with all applicable zoning, building and other laws and codes with a value equal to or greater than that which existed prior to such loss or damage ("PRE-EXISTING CONDITION"), there will be sufficient funds to so restore such Property, Improvements, Equipment and Inventory and such restoration shall be capable of being completed prior to the expiration of business interruption insurance as determined by an independent inspector;

                        (iii) Noteholder (or Trustee) determines that Operating Revenues from the Assisted Living Facilities, after restoration and repair of the affected Property, Improvements, Equipment, and Inventory to the Pre-existing Condition and expiration of such stabilization period acceptable to Noteholder (or Trustee), will be sufficient to meet all operating costs and other expenses, payments for reserves and loan repayment obligations (including any obligations under any permitted subordinate financing) relating to the Assisted Living Facilities and maintain an LCR at least equal to (A) that existing at the origination of the Loan for casualties occurring during the first eighteen (18) months of the term of the Loan and (B) 1.4 : 1 for casualties occurring thereafter;

                        (iv) restoration and repair of the affected Property, Improvements, Equipment, and Inventory to the Pre-existing Condition will be completed within one year of the date of the loss or casualty to such Property, Improvements, Equipment, or Inventory, but in no event later than six months prior to the Maturity Date;

                        (v) less than fifty (50%) percent of the total floor area of the Improvements of the affected Property has been damaged or destroyed or rendered unusable as a result of such fire or casualty;

                        (vi) Within thirty (30) days following the date of such loss or damage, Lessee shall have given Noteholder and Trustee written notice of its desire to have such proceeds applied for purposes of restoration; and

                        (vii) Within sixty (60) days following the date of notice under the preceding subsection 4.4(c)(vi), Lessee shall have provided to Noteholder and/or Trustee all of the following:

                                    (A) complete plans and specifications,
                                    satisfactory to Noteholder, and/or Trustee for restoration, repair and replacement of the Improvements, Equipment and Inventory damage to their Pre-existing Condition;

                                    (B) if the loss or damage exceeds the
                                    Casualty Amount, a duly executed fixed-price or guaranteed maximum cost construction contract together with a performance bond insuring completion of the work in accordance with such plans and specifications;

                                    (C) a certificate of insurance evidencing builder's risk insurance in such amounts as are reasonably satisfactory to Noteholder and/or Trustee and naming Trustee, for the benefit of the parties to the Trust Agreement, as loss payee;

                                    (D) Such additional funds as are required below; and

                                    (E) Copies of all Permits necessary to
                                    complete such work in accordance with the plans and specifications.

                    (d) (i) Lessee shall notify Noteholder and Trustee promptly after it has knowledge of the commencement or threat of any action or proceeding relating to any condemnation or other taking, or conveyance in lieu thereof, of all or any part of any Property, whether direct or indirect (a "CONDEMNATION"). Lessee shall appear in and prosecute or defend any proceeding relating to any Condemnation unless otherwise directed by Noteholder or Trustee in writing. Borrower and Lessee each hereby authorize and appoint Noteholder and Trustee as attorneys-in-fact for Borrower and Lessee to commence, appear in and prosecute, in Noteholder's, Trustee's, Borrower's or Lessee's name, any action or proceeding relating to any Condemnation and to settle or compromise any claim in connection with any Condemnation. This power of attorney is coupled with an interest and therefore is irrevocable. However, nothing contained in this
Section 4.4(d) shall require Noteholder or Trustee to incur any expense or take any action with respect to any Condemnation. Borrower and Lessee each hereby transfers and assigns to Noteholder and Trustee all right, title and interest of Borrower and Lessee in and to any award or payment with respect to (A) any Condemnation, and (B) any damage to any Property caused by governmental action that does not result in a Condemnation.

                        (ii) Noteholder agrees that Trustee shall make the net amount of such awards or proceeds (after deducting reasonable costs and expenses incurred by Noteholder and Trustee) from a partial (but not total) Condemnation of any Property, available to Lessee for the restoration or repair of such Property and Improvements subject to satisfaction in Noteholder's (and/or Trustee's) discretion of each of the conditions set forth in Section 4.4(c); except that for purposes of this Section 4.4(d) all references in Section 4.4(c) to: (A) "Pre-existing Condition" shall be deemed to mean the restoration and/or repair of such Property and Improvements to an economically viable whole, in compliance with all applicable zoning, building and other laws and codes and (B) damage or destruction of the Improvements shall be deemed to mean the taking of any portion of such Property or Improvements pursuant to the Condemnation. Notwithstanding the foregoing, the net proceeds of any award from a Condemnation affecting all or substantially all of any Property, shall be applied to the prepayment of the Loan Obligations (without premium). Unless Noteholder or Trustee otherwise agrees in writing, any application of any awards or proceeds to the Obligations shall not extend or postpone the due date of any monthly installments referred to in the Note, including any Imposition Deposits, or change the amount of such installments. Borrower and Lessee each agree to execute such further evidence of assignment of any awards or proceeds from any Condemnation as Noteholder or Trustee may require.

                    (e) If Trustee elects to make the insurance proceeds or Condemnation awards available for the restoration and repair of the affected Property, Improvements, Equipment, and Inventory in accordance with the foregoing conditions, Lessee agrees that, if at any time during the restoration and repair, the cost of completing such restoration and repair, as determined reasonably by Noteholder or Trustee, exceeds the undisbursed insurance proceeds or Condemnation awards, Lessee shall, immediately upon demand by Noteholder or Trustee, deposit the amount of such excess with Trustee, and Trustee shall first disburse such deposit to pay for the costs of such restoration and repair on the same terms and conditions as the insurance proceeds or Condemnation awards are disbursed. If Lessee deposits such excess with Trustee and if, after completion of the restoration or repair, any funds remain from the combination of insurance proceeds or Condemnation awards and the funds so deposited with Trustee by Lessee, and if no Default or Event of Default shall have occurred and be continuing, then Trustee shall disburse to Lessee such remaining funds provided that Trustee shall not be obligated to disburse any amount in excess of the amount that Lessee shall have so deposited.

                    (f) If the insurance proceeds or Condemnation awards are held by Trustee to reimburse Lessee for the cost of restoration and repair of the affected Property, Improvements, Equipment, and Inventory, Lessee shall restore the affected Property, Improvements, Equipment, and Inventory to its Pre-existing Condition or other condition as Noteholder or Trustee may approve in writing, and Lessee shall promptly begin such restoration and at all times thereafter diligently prosecute such restoration to completion. Noteholder or Trustee may, at Noteholder's or Trustee's option, condition disbursement of said proceeds or Condemnation awards on Noteholder's or Trustee's approval of such plans and specifications of an architect satisfactory to Noteholder or Trustee, contractor's cost estimates, architect's certificates, waivers of liens, sworn statements of mechanics and materialmen and such other evidence of costs, percentage completion of construction, application of payments; and satisfaction of liens as Noteholder or Trustee may reasonably require. If the insurance proceeds or Condemnation awards are applied to the payment of the Loan Obligations, any such application of proceeds to principal shall not extend or postpone the due dates of the monthly installments due under the Note or otherwise under the Loan Documents including, without limitation, any Imposition Deposits under the Mortgages, or change the amounts of such installments. Any amount of insurance proceeds or Condemnation awards remaining in Trustee's possession after full and final payment and discharge of all obligations secured hereby shall be refunded to Lessee or otherwise paid in accordance with applicable law. If any Property, Improvements, Equipment, and Inventory is sold at foreclosure or if Noteholder or Trustee acquires title to any Property, Improvements, Equipment, and

Inventory, Noteholder or Trustee shall have all of the right, title and interest of Lessee in and to any insurance policies and unearned premiums thereon and in and to the proceeds resulting from any damage to, or Condemnation awards from any Condemnation affecting such Property, Improvements, Equipment, and Inventory prior to such sale or acquisition.

                    (g) Noteholder and Trustee shall have a first lien and security interest in all building materials and completed repair and restoration work and in all fixtures and equipment acquired with such proceeds, and Borrower and Lessee shall execute and deliver, at Lessee's expense, such mortgage, deed of trust, security agreements, financing statements and other instruments as Noteholder shall request to create, evidence, or perfect such lien and security interest; and

                    (h) In the event and to the extent such insurance proceeds or Condemnation awards are not required or used for the repair, restoration and replacement of the affected Property, Improvements, Equipment and Inventory for which a loss or damage has occurred or affected by a Condemnation, or in the event Lessee is not entitled to or does not timely make the election to have insurance proceeds or Condemnation awards applied to the restoration of such Property, Improvements, Equipment, or Inventory, or, having made such election, fail to timely comply with the terms and conditions set forth herein, or, if the conditions set forth herein for such application are otherwise not satisfied, then (subject to the terms of the Trust Agreement, if applicable) Noteholder shall be entitled, without notice to or consent from Borrower or Lessee, to cause Trustee to apply such proceeds, or the balance thereof, at Noteholder's option either (i) to the full or partial payment or prepayment of the Loan Obligations (without premium) in the manner aforesaid in accordance with the Trust Agreement; provided, however, that if such insurance proceeds or Condemnation awards are insufficient to pay the Required Casualty/Condemnation Payment and any other amounts due under the Transaction Documents as a result of such casualty or Condemnation, Lessee shall be required to pay to Trustee, for application in accordance with the Trust Agreement, an amount equal to such shortfall within ten (10) days after demand therefor by Noteholder or Trustee, or (ii) to the repair, restoration and/or replacement of all or any part of such Property, Improvements, Equipment and Inventory for which a loss or damage has occurred. Upon any payment in full of the Required Casualty/Condemnation Payment with respect to any Property pursuant to the foregoing provisions, provided that no Default or Event of Default shall have occurred and be continuing, Noteholder shall release or cause the Trustee to release the Mortgage encumbering the applicable Property and all other Liens and security interests relating to such Property. If Noteholder or Trustee has agreed to make insurance proceeds or Condemnation awards available to reimburse Lessee, as aforesaid, and whether or not such insurance proceeds are sufficient to pay for the costs of such restoration, Lessee must rebuild to the Pre-existing Condition or such other condition as Noteholder may approve in writing.

                    (i) Lessee hereby appoints each of Noteholder and Trustee as attorney-in-fact to cause the issuance of or an endorsement of any insurance policy to bring Lessee into compliance herewith and, as limited above, at Noteholder's or Trustee's sole option, to make any claim for, receive payment for, and execute and endorse any documents, checks or other instruments in payment for loss, theft, or damage covered under any such insurance policy;

however, in no event will Noteholder or Trustee be liable for failure to collect any amounts payable under any insurance policy.

         4.5 FINANCIAL AND OTHER INFORMATION . Lessee shall provide or cause Manager to provide to Noteholder the following financial statements and information on a continuing basis during the term of the Loan:

                    (a) Within one hundred twenty (120) days after the end of the fiscal year of Lessee and each Sublessee, unaudited financial statements thereof, prepared by Lessee or Manager, which statements shall be prepared on a basis consistent with the audited financial statements of Alterra (so long as Alterra is Manager, and thereafter in accordance with GAAP), consistently applied, and shall include a balance sheet and a statement of income and expenses for the year then ended, certified by an authorized officer of the Lessee, to be true and correct, to the best of his or her knowledge, information and belief. Together with such annual financial statements, Lessee shall also provide or cause Manager to provide an agreed upon procedures report with respect to the operations of the Assisted Living Facilities, on a consolidated basis, prepared by a Big Five or other nationally recognized accounting firm or independent certified public accountants acceptable to Noteholder ("APPROVED ACCOUNTANTS") which report shall verify the accuracy of reported income and expenses for the year then ended and shall be substantially in the form attached hereto as Exhibit F and otherwise in form and substance reasonably acceptable to Noteholder. Within one hundred twenty (120) days following the end of each fiscal year during the term of the Loan, Lessee will deliver a written statement by its independent certified public accountants (1) stating that such examination has included a review of Sections 4.5 and 4.6 of this Agreement as such terms relate to Lessee and its compliance with accounting matters and also a review of the Flow of Funds Agreement, (2) stating whether, in connection with such examination, any failure to comply therewith has come to their attention, and (3) if such a condition or event has come to their attention, specifying the nature and period of existence thereof.

                    (b) Simultaneously with the filing of such reports with the SEC, copies of Alterra's annual reports on Form 10-K and quarterly reports on Form 10-Q. In the event that Alterra shall cease to be a publicly-traded entity, within one hundred twenty (120) days after the end of the fiscal year of the Alterra, audited financial statements of Alterra prepared by Approved Accountants, which statements shall be prepared in accordance with GAAP, and shall include a balance sheet and a statement of income and expenses for the year then ended, certified by the chief financial officer of Alterra to accurately represent the financial condition of the Alterra to the best of his or her knowledge, information and belief.

                    (c) Within thirty (30) days after the end of each month, true and complete copies of unaudited monthly statements of operations of the Assisted Living Facilities, prepared on a basis consistent with the audited financial statements of Alterra (so long as Alterra is Manager, and thereafter in accordance with GAAP), consistently applied, which statements shall include statements of income and expenses for the month then ended, certified in the case of each Assisted Living Facility, by the authorized officer of Lessee and by the chief financial officer of Manager to be true, correct and complete to the best of his or her knowledge, information and belief after due inquiry. Monthly statements of operations shall show the separate operations of each of the Assisted Living Facilities.

                    (d) Within forty-five (45) days of the end of each calendar quarter, true and complete copies of unaudited statements of operations of Lessee, each Sublessee and of Alterra, prepared on a basis consistent with the audited financial statements of Alterra (so long as Alterra is Manager, and thereafter in accordance with GAAP), which statements shall include a statement of income and expenses for the quarter then ended, certified by the chief financial officer of Alterra and an authorized officer of Lessee or such Sublessee, to the best of his or her knowledge or belief after due inquiry, to accurately represent the financial condition of the Manager, Lessee or such Sublessee, respectively. Quarterly financial statements of operations shall show the separate operations of each of the Assisted Living Facilities.

                    (e) Within forty-five (45) days of the end of each calendar quarter, utilization reports including a statement of the number of bed days available and the actual patient days incurred for the quarter, together with quarterly census information of each Assisted Living Facility as of the end of such quarter in sufficient detail to show patient-mix (i.e., private, Medicare, Medicaid, and V.A.) as of the end of such quarter, certified by the chief financial officer of Manager to be true and correct, to the best of his or her knowledge, information and belief after due inquiry.

                    (f) Within thirty (30) days after the end of each calendar month, operating statements for each Property prepared on an accrual basis and in form satisfactory to Noteholder, (i) for such month, (ii) for the year to date, including a comparison of budgeted to actual income and expenses and on a quarterly basis an explanation of material variances, and (iii) for the 12-month period ending in and including the subject month.

                    (g) As soon as available, but in no event more than thirty
(30) days after the filing deadline, as may be extended from time to time, copies of all federal, state and local tax returns of Lessee, together with all supporting documentation and required schedules certified by the authorized officer of Lessee as true, correct and complete.

                    (h) Within twenty (20) days of filing or receipt, all copies of Medicaid cost reports and any amendments thereto filed with respect to the Assisted Living Facilities, and copies of all responses, audit reports, or other inquiries with respect to such cost reports, in each case certified by an authorized officer of Lessee and the chief financial officer of Manager as true, correct and complete.

                    (i) Within ten (10) days of receipt, a true, correct and complete copy of the Medicaid Rate Calculation Worksheet (or the equivalent thereof) issued by the appropriate Medicaid Agency for each Assisted Living Facility.

                    (j) Within five (5) days of receipt, true, correct and complete copies of any and all notices (regardless of form) from any and all licensing and/or certifying agencies that the operating license and/or the Medicare and/or Medicaid certification or other third party reimbursement program of any Assisted Living Facility is being downgraded to a substandard category, revoked, or suspended or that any such action is pending or threatened.

                    (k) Evidence of payment by Lessee or the Sublessees or by Manager on behalf of Lessee or the Sublessees of any applicable provider bed taxes or similar taxes, which taxes Lessee hereby agrees to pay as and when due.

                    (l) Within thirty (30) days after the end of each calendar month, an aged accounts receivable report for each Assisted Living Facility separately, in sufficient detail to show amounts due from each class of patient-mix (i.e., private, Medicare, Medicaid and V.A.) by the account age classifications of 30 days, 60 days, 90 days, 120 days, and over 120 days.

                    (m) Within forty-five (45) days of the end of each calendar quarter, a certificate of an authorized officer of Lessee and the chief financial officer of Manager certifying to the best of his or her knowledge compliance with the covenants and requirements set forth above.

                    (n) Within forty-five (45) days of the end of each calendar quarter during the term of the Loan, a certificate duly executed on behalf of Lessee by its authorized officer, in form and substance satisfactory to Noteholder, stating that, to the best of Lessee's knowledge after due inquiry, there does not exist any Default or Event of Default under the Transaction Documents (or if any exists, specifying the same in detail), and stating the then-applicable LCR and DSCR, and stating to the best of Lessee's knowledge after due inquiry that all financial statements, reports, calculations, and other information theretofore or therewith submitted to Noteholder by or on behalf of Lessee and Manager are true and materially complete and do not omit to state any material information without which the same might reasonably be misleading.

The Noteholder reserves the right to require such other financial information of Lessee, the Sublessees, Manager and/or any Assisted Living Facility, in such form and at such other times (including monthly or more frequently) as Noteholder shall reasonably deem necessary, and Lessee agrees promptly to provide or to cause to be provided, such information to Noteholder to the extent the same is reasonably available or obtainable. All financial statements must be in the form and detail as Noteholder may from time to time reasonably request.

         4.6 GAAP . Lessee shall maintain systems of accounting established and administered in accordance with sound business practices and sufficient in all respects to permit preparation of financial statements on a basis consistent with the audited financial statements of Alterra. All financial statements of Alterra shall be prepared in accordance with GAAP, consistently applied.

         4.7 ACCOUNTANTS' REPORTS . Promptly upon receipt thereof, Lessee shall deliver copies of all significant reports submitted by independent public accountants in connection with each annual, interim or special audit of the financial statements or other affairs of Alterra made by such accountants, including the comment letter submitted by such accountants to management in connection with the annual audit.

         4.8 BOOKS AND RECORDS . Lessee shall keep and maintain at all times at the Manager's principal place of business and/or at the Assisted Living Facilities, or the principal place of business of Lessee to the extent required by law, complete and accurate books of account and records (including copies of supporting bills and invoices) adequate to reflect correctly the results of the operation of the Assisted Living Facilities, and copies of all written contracts, leases (if any), and other instruments which affect the Property, which books, records, contracts, leases (if any) and other instruments shall be subject to examination and inspection at any reasonable time by Noteholder or its agents or representatives (upon reasonable advance notice, which for such purposes only may be given orally, except in the case of an emergency or following an Event of Default, in which case no advance notice shall be required, and subject to the residents' rights of privacy and legal requirements with respect to confidentiality of medical records), provided, however, if an Event of Default has occurred and is continuing, Lessee shall deliver, or cause Manager to deliver, to the fullest extent permitted by law, to Noteholder and Trustee upon written demand all books, records, contracts, leases (if any) and other instruments relating to the Assisted Living Facilities or their respective operations and Lessee authorizes Noteholder and/or Trustee to obtain a credit report on Lessee, Manager or any Borrower Party at any time.

         4.9 PAYMENT OF INDEBTEDNESS . Lessee shall duly and punctually pay or cause to be paid all other Indebtedness now owing or hereafter incurred by Lessee in accordance with the terms of such Indebtedness, except such Indebtedness owing to those other than Noteholder which is being contested in good faith by Lessee in accordance with the Transaction Documents and with respect to which any execution against properties of Lessee have been effectively stayed and for which reserves and collateral for the payment and security thereof have been established as determined by Noteholder in its reasonable discretion.

         4.10 BUDGET APPROVAL PROCESS .

                    Within sixty (60) days following the Closing Date and, thereafter, prior to the end of each calendar year during the term of the Loan, Lessee shall, or shall cause Manager to, submit to Noteholder, a proposed annual operating and capital expenditures budget for the Assisted Living Facilities for the following calendar year. Such budget shall provide detail on a month-by-month basis for all Operating Revenues, Operating Expenses and capital improvement requirements (and is referred to herein as the "BUDGET"). The Noteholder shall have the right to reasonably approve or disapprove the Budget and Lessee shall change or cause such changes to be made to the Budget as are reasonably necessary to obtain Noteholder's reasonable approval. Once the Noteholder approves such Budget, it shall become effective for the next calendar year subject to the provisions below. If the Noteholder has not approved the Budget on or prior to December 31 of the calendar year which is about to expire, the projections for the new calendar year as set forth on SCHEDULE 4.10 subject to such adjustments as are necessary to achieve, in the most economic fashion, compliance with all applicable Legal Requirements, shall be deemed to be the Budget during such new calendar year until such time as the Noteholder approves the new Budget. Lessee shall notify Noteholder of any proposed changes to the Budget (following final approval thereof as aforesaid) which contemplate or result in a change in projected Net Operating Income of more than ten percent (10%), and any such proposed change shall be subject to Noteholder's prior written approval as provided above. Following the Closing Date and until approval of the Budget as described above, the projections attached hereto as
SCHEDULE 4.10 shall be deemed to be the Budget.

              Pursuant to the Trust Agreement, the Noteholder has delegated certain rights to the Controlling Party as more fully set forth therein. Lessee agrees that if, at any time, Noteholder shall become the Controlling Party or if the Trust Agreement shall cease to be in effect, then as of such event and for so long thereafter as such event shall continue, Noteholder shall, in addition to its foregoing rights of approval, be entitled to review the then current Budget, notwithstanding that the same may already have been approved in accordance with the above provisions and the Trust Agreement. In connection with such review, Noteholder shall be entitled to request, and Lessee shall effect, such changes as Noteholder shall reasonably determine to be necessary or desirable.

         4.11 ANNUAL OWNERSHIP REPORT . Together with its annual financial statements, Lessee shall deliver to Noteholder a written statement duly executed on behalf of Lessee or the applicable Sublessee by the chief executive officer or secretary of the entity, in form and substance satisfactory to Noteholder, identifying in particularity and detail all direct ownership and beneficial interests in Lessee or such Sublessee and stating whether any such interest is encumbered or pledged, in each case as of the date of delivery of such notice.

         4.12 MATERIAL ADVERSE CHANGE; MATERIAL ADVERSE EFFECT .

              (a) Promptly upon Lessee becoming aware thereof, and in any event within 10 days of so becoming aware, deliver to Noteholder notice of any material adverse change in the operation of any of the Properties, Improvements or the Assisted Living Facilities, to include, but not be limited to: any statement of material operating and/or physical plant deficiencies; material violations of applicable law; limitations on license or provider agreements; bans on admissions; suspension of payments; freeze or reduction in Medicaid rate; notice of overpayment; or being the subject of any investigation relating to patient abuse, fraud, kickbacks, or other alleged illegal payment practices.

              (b) Promptly upon Lessee or Borrower becoming aware thereof, deliver to Noteholder notice of the occurrence of any other event which would reasonably be expected to have a Material Adverse Effect on the business, operations or financial condition of a Borrower Party or on the ability of such Borrower Party to perform or comply with any of the terms and conditions of this Agreement, the Note or any other Loan and Surety Document.

         4.13 EVENTS OF DEFAULT, ETC .

              (a) Promptly upon Lessee or Borrower obtaining knowledge of any of the following events or conditions, deliver to Noteholder a certificate executed on its behalf by its chief financial officer or similar officer specifying the nature and period of existence of such condition or event and what action Lessee or any Affiliate thereof has taken, is taking and proposes to take with respect thereto: (1) any condition or event that constitutes an Event of Default or Default; or (2) any Material Adverse Effect with respect to Lessee.

              (b) Promptly upon Lessee or Borrower becoming aware thereof, and in any event within three Business Days of so becoming aware deliver to Noteholder, notice of any material default beyond applicable grace periods by a Borrower Party under any material agreement or instrument to which it is a party or by which it or any of its properties may be subject or bound, together with a written statement of Lessee setting forth the details thereof.

         4.14 LITIGATION . Promptly upon Lessee obtaining knowledge of (1) the institution of any action, suit, proceeding, governmental investigation or arbitration against or affecting a Borrower Party, Sublessee or any Property not previously disclosed in writing by Lessee to Noteholder or (2) any material development in any action, suit, proceeding, governmental investigation or arbitration at any time pending against or affecting a Borrower Party, Sublessee or any Property of a Borrower Party which, in each case, is reasonably likely to have a Material Adverse Effect, Lessee will give notice thereof to Noteholder and provide such other information as may be reasonably available to them to enable Noteholder and its counsel to evaluate such matter.

         4.15 INSURANCE . Within the thirty (30 day) period prior to the end of each insurance policy year of Lessee, deliver a report in form and substance reasonably satisfactory to Noteholder outlining all material insurance coverage maintained as of the date of such report by Lessee, and all material insurance coverage planned to be maintained by Lessee in the subsequent insurance policy year.

         4.16 CONDUCT OF BUSINESS . Lessee shall conduct or cause to be conducted, the operations of the Assisted Living Facilities at all times in a manner at least consistent with Alterra's customary practice as of the date hereof, including without limitation, the following:

              (a) to maintain the standard of care for the residents of the Assisted Living Facilities at a level in accordance with customary and prudent industry standards;

              (b) to operate the Assisted Living Facilities in a prudent manner and in compliance at all times in all material respects with applicable laws and regulations relating thereto, including, without limitation, to the extent applicable, Title 42 of the United States Code and related regulations, including the Medicare Regulations, if applicable, the Medicaid Regulations, if applicable, federal and state self-referral and anti-kickback statutes and regulations, Title 31 of the United States Code, including the False Claims Act; applicable skilled nursing facility and assisted living facility licensure laws; and public health statues and regulations.

              (c) to obtain within the time frames required by applicable laws, rules and regulations and thereafter keep, in Borrower's, Lessee's, Sublessee's or Manager's name, as applicable, any required Permits and cause all Permits, Reimbursement Contracts, and any other agreements necessary for the use and operation of the Assisted Living Facilities or as may be necessary for participation in Medicaid and/or Medicare, each, as applicable;

              (d) to maintain sufficient Inventory and Equipment of types and quantities at the Assisted Living Facilities to enable the operations of the Assisted Living Facilities to be adequately performed;

              (e) to maintain or cause to be maintained in good repair, working order and condition all material properties used in the business of Lessee, including the Properties, Improvements, and Equipment, and will make or cause to be made all appropriate repairs, renewals and replacements thereof. Without limitation of the foregoing, Lessee will operate and maintain, or cause to be operated and maintained, the Properties, Improvements, and Equipment in a manner consistent with the Budget. Lessee will repair, or cause to be repaired, the Properties, Improvements, and Equipment to which any casualty has occurred to at least the condition existing prior to any such casualty. All work required or permitted under this Agreement shall be performed in a workmanlike manner and in compliance with all applicable laws;

              (f) to maintain sufficient cash, in order to satisfy the working capital needs of the Assisted Living Facilities; and

              (g) to continuously operate or cause to be continuously operated, the Properties and Improvements as Assisted Living Facilities.

         4.17 PERIODIC SURVEYS . Lessee shall furnish to Noteholder, or cause Manager to furnish to Noteholder, (a) within twenty (20) days of receipt, a copy of any Medicare, Medicaid or any licensing agency survey, report, and any material statement of deficiency and material follow-up surveys, and any plans of correction related thereto and (b) within a reasonable time, any correspondence or other documents relating to surveys, licensure, compliance with Medicare and Medicaid conditions of participation relating to matters which might have a Material Adverse Effect on any Assisted Living Facility.

         4.18 MANAGEMENT AGREEMENT . Lessee shall maintain the Management Agreements in full force and effect and timely perform, or cause to be timely performed, all of Lessee's and/or each Sublessee's obligations thereunder and enforce, or cause to be enforced, performance of all obligations of the Manager thereunder and not permit the termination, amendment or assignment of the Management Agreements except on the terms permitted in the Trust Agreement. Neither Lessee nor any Sublessee will enter into any other management agreement without Noteholder's prior written consent, which may be withheld in the sole and absolute discretion of Noteholder.

         4.19 UPDATED APPRAISALS . For so long as the Loan remains outstanding, if any Event of Default shall occur and be continuing hereunder, or if, in Noteholder's reasonable judgment, a material depreciation in the value of any Property (or any portion thereof) shall have occurred, then in any such event, Noteholder or Trustee may cause any or all of the Properties (or any portion thereof) to be appraised by an appraiser selected by Noteholder, and in accordance with Noteholder's appraisal guidelines and procedures then in effect, and Lessee agrees to cooperate in all respects with such appraisals and furnish to the appraisers all requested information regarding the Properties and Assisted Living Facilities as applicable. If an Event of Default shall have occurred and be continuing or if such appraisal discloses that material depreciation in the value of any Property has occurred, Lessee agrees to pay all reasonable costs incurred by Noteholder or Trustee in connection with such appraisal which costs shall be secured by the Mortgages and shall accrue interest at the Default Rate until paid.

         4.20 COMPLY WITH COVENANTS, LAWS AND CONTRACTUAL OBLIGATIONS . Lessee shall (A) comply, in all material respects, with all covenants and restrictions of record and applicable laws, ordinances, rules and regulations, including, without limitation, Title 42 of the United States Code and related regulations, including the Medicare Regulations, if applicable, the Medicaid Regulations, if applicable, federal and state self-referral and anti-kickback statutes and regulations; Title 31 of the United States Code, including the False Claims Act; applicable skilled nursing facility and assisted living facilities licensure laws; applicable public health statues and regulations; the Americans with Disabilities Act and the regulations thereunder, and all laws, ordinances, rules and regulations relating to zoning, setback requirements and building codes, (B) maintain in full force and effect and observe and comply with all of the terms and conditions of all Regulatory Permits now held or hereafter acquired and comply in all material respects with any and other Permits now held or hereafter acquired by any of them, and (C) perform, observe, comply and fulfill all of its respective obligations, covenants and conditions contained in any material Contractual Obligation, including the Transaction Documents, and not suffer or permit any default or event of default (giving effect to applicable notice and cure rights) to exist under any of the foregoing.

         4.21 TAXES AND OTHER CHARGES . Subject to Lessee's right to contest the same as set forth in Section 9(d) of the Mortgages, Lessee shall pay all taxes, assessments, charges, claims for labor, supplies, rent, and other obligations as and when due which have given or, may give rise to a Lien against any of the Properties, except Permitted Liens.

         4.22 COST REPORTS . Lessee shall timely file Medicare and Medicaid and other third party cost reports in an accurate manner and provide to Noteholder, within a reasonable period of time, copies of all cost reports, as applicable, and correspondence relating to Medicare and Medicaid and other third party cost reports, notices of program reimbursement ("NPR") and all other documents relating to cost reimbursement, each, as applicable.

         4.23 VENDOR AGREEMENTS . Lessee shall have and maintain, on behalf of each Assisted Living Facility, written agreements with vendors in compliance with the Medicare prospective payment system, and otherwise comply with the rules, regulations and requirements related to the Medicare prospective payment system, each, as applicable.

         4.24 CERTIFICATE . Upon Noteholder's written request in connection with a Secondary Market Transaction, Lessee shall furnish Noteholder with a certificate stating that Lessee has complied with and is in compliance with all terms, covenants and conditions of the Transaction Documents to which Lessee is a party and that there exists no Default or Event of Default or, if such is not the case, that one or more specified events have occurred, and that the representations and warranties contained herein are true and correct with the same effect as though made on the date of such certificate and do not omit any material fact (or if, as of such date, any representation or warranty has become untrue or then omits to state a material fact, describing same with reasonable detail). In addition, at Noteholder's request, the Lessee shall promptly provide evidence satisfactory to Noteholder of compliance with any representation, warranty or covenant specified in such request.

         4.25 TRANSACTION DOCUMENTS . Lessee shall comply with the terms of and perform all obligations under the Transaction Documents which are to be performed in favor of Noteholder or Trustee, including without limitation, all obligations to fund Reserves as and when required as set forth in the Trust Agreement, the Flow of Funds Agreement and any other Transaction Documents and to the extent such obligations are by their terms to be performed for the benefit of the Beneficiaries. Without limitation, each calendar year Lessee shall cause an amount equal to $300.00 per Available Bed (such aggregate annual amount, the "AVAILABLE BED CAPITAL IMPROVEMENT AMOUNT") to be deposited into the Capital Improvements Account (at the rate of $25.00 per Available Bed per month).

         4.26 NOTICE OF FEES OR PENALTIES . Lessee shall immediately notify Noteholder, upon Lessee's knowledge thereof, of the assessment by any state or any Medicare, Medicaid, health or licensing agency of any fines or penalties in excess of $25,000 against Borrower, Lessee, any Sublessee, Manager (in its capacity as Manager of any Assisted Living Facility) or any Assisted Living Facility.

         4.27 MAINTENANCE OF ASSUMPTIONS IN LEGAL OPINIONS . Lessee shall not cause or suffer any of the assumptions with respect to Lessee, Alterra or the Properties set forth in any opinions of its legal counsel delivered in connection with the Loan to be incorrect.

         4.28 NOTEHOLDER'S EXPENSES . Lessee shall pay, on demand by Noteholder, all reasonable expenses, charges, costs and fees (including reasonable attorneys' fees and expenses) in connection with the negotiation, documentation, administration, servicing, and collection of the Loan. On the Closing Date and the Additional Facilities Closing Date, Noteholder may pay directly from the proceeds of the Loan each of the foregoing expenses.

         4.29 MATERIAL AGREEMENTS . Except for the Management Agreements, the Master Lease, the Subleases, the Licensing Subleases, the Residency Agreements (provided same are substantially in the form of the standard residency agreements delivered to Noteholder hereunder for the respective states in which the Assisted Living Facilities are located), the Existing Leases identified on
Schedule 4.29 or Permitted Liens, neither Lessee nor any Sublessee shall enter into or become obligated under any material agreement pertaining to the Assisted Living Facilities, Properties, Improvements, and Equipment, unless the same may be terminated without cause and without payment of a penalty or premium, on not more than thirty (30) day's prior written notice.

         4.30 INSPECTION . Lessee shall permit Noteholder and any of its authorized representatives designated by Noteholder to visit and inspect during normal business hours, each Assisted Living Facility and its business, including its financial and accounting records, and to make copies and take extracts therefrom, and to discuss its affairs, finances and business with its officers and independent public accountants (with Lessee's representative(s) present), at such reasonable times during normal business hours and as often as may be reasonably requested (and subject to resident's privacy rights and legal requirements with respect to confidentiality of medical records). Unless an Event of Default has occurred, Noteholder shall provide advance written notice of at least three (3) Business Days prior to visiting or inspecting the Assisted Living Facilities, Lessee's or Manager's offices. Lessee shall reimburse Noteholder for annual site-inspection costs and expenses equal to not more than One Thousand Dollars ($1,000) per Assisted Living Facility as and to the extent incurred by Noteholder.

         4.31 ERISA . (a) Lessee shall deliver to Noteholder, at Lessee's expense, the following information and notices as soon as possible, and in any event within ten (10) Business Days: (i) after Lessee or any ERISA Affiliate knows or has reason to know that a Termination Event has occurred, written notice of such Termination Event; (ii) after Lessee or any ERISA Affiliate knows or has reason to know that a prohibited transaction (as defined in Section 406 of ERISA or Section 4975 of the Code) involving Lessee or ERISA Affiliate or Plan has occurred, written notice describing such transaction and the proposed corrective action; (iii) after the filing thereof with the Internal Revenue Service, a copy of each funding waiver request filed with respect to any Benefit Plan after the occurrence thereof, (iv) notification of any increases in the benefits of any Benefit Plan or the contributions required under any Multiemployer Plan; (v) after receipt by Lessee or any ERISA Affiliate of any favorable or unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Code, copies of each such letter; (vi) after receipt by Lessee or any ERISA Affiliate of any notice of the Pension Benefit Guaranty Corporation's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, a copy of each such notice; and (vii) after receipt by Lessee or any ERISA Affiliate of a notice from a Multiemployer Plan regarding imposition of withdrawal liability, a copy of such notice. For purposes of this paragraph (a), Lessee shall be deemed to know all facts known by the administrator of any Plan of which Lessee or any ERISA Affiliate is the plan sponsor.

              (b) Lessee shall establish, maintain and operate, or cause the ERISA Affiliates to establish, maintain and operate, all Plans to comply in all material respects with the provisions of ERISA, the Code, and all other applicable laws, and the regulations and interpretations thereunder and the respective requirements of the governing documents for such Plans.

         4.32 ASSISTED LIVING FACILITY CONSULTANT . Upon the occurrence and during the continuance of a Springing Lockbox Event or Event of Default, Noteholder shall be entitled to retain, at Lessee's cost and expense, a consultant ("ASSISTED LIVING FACILITY CONSULTANT" ) who is experienced in issues related to health care generally and assisted living facilities specifically, which consultant may advise Noteholder and Trustee on matters specifically relating to the maintenance and operation of the Assisted Living Facilities, including without limitation, matters pertaining to insurance and the Budget. In addition, upon the occurrence and during the continuance of a Springing Lock Box Event or Event of Default, Noteholder shall be entitled to retain such Assisted Living Facility Consultant on an annual basis at Lessee's cost and expense for the limited purpose of advising Noteholder in its review of the Budget contemplated by Section 4.10 hereof. The reasonable fees and expenses of such Assisted Living Facility Consultant shall constitute a part of the Loan Obligations and shall be secured by the Transaction Documents.

         4.33 PLACE OF BUSINESS . Borrower and Lessee shall each provide Noteholder with not less than thirty (30) days prior written notice of any change in its chief executive office or principal place of business. In addition, Borrower shall, at Lessee's expense, provide Noteholder with such other information and amendatory financing statements as Noteholder may request in connection therewith.


         ARTICLE V  NEGATIVE COVENANTS OF BORROWER PARTIES

         5.1 ASSIGNMENT OF LICENSES AND PERMITS . Lessee shall not assign or transfer, or permit any Sublessee to assign or transfer, any of its interest in any Permits or Reimbursement Contracts (including rights to payment thereunder) pertaining to the Assisted Living Facilities, or assign, transfer, or remove or permit any other person to assign, transfer, or remove any records pertaining to the Assisted Living Facilities including, without limitation, patient records, medical and clinical records (except for removal of such patient records as directed by the patients owning such records and the removal or surrender of patient and/or other records as may be required to comply with applicable laws or governmental orders), without Noteholder's prior written consent, which consent may be granted or refused in Noteholder's sole discretion; provided, however, that Lessee may dispose of records in accordance with applicable provisions of law and Lessee's policies but not earlier than four (4) years after final audit of the periods to which such records relate.

         5.2 NO LIENS; EXCEPTIONS . Lessee shall not create, incur, assume or suffer to exist, and Borrower shall not grant or create, any Lien upon or with respect to any Property, the Assisted Living Facilities or any of such Borrower Party's properties, rights, income or other assets relating thereto, including, without limitation, the Collateral whether now owned or hereafter acquired, other than the following "PERMITTED LIENS":

              (a) Liens at any time existing in favor of the Trustee and securing obligations under the Transaction Documents;

              (b) the Master Lease the Ground Leases, the Licensing Subleases and the Subleases (subject to the terms of the subordination and non-disturbance agreements, among Lessee, Noteholder and each of the Sublessees and among Borrower, Noteholder and the lessees under the Ground Leases, all in form and substance acceptable to Noteholder);

              (c) Liens arising by operation of law for the purchase of labor, services, materials, equipment or supplies, provided payment shall not be delinquent and, if such Lien is a lien upon any of the Property or Improvements, such Lien must be fully disclosed by Lessee to Noteholder and discharged by Lessee by payment, bonding or otherwise, within thirty (30) days after the filing thereof in a manner satisfactory to Noteholder in Noteholder's sole discretion;

              (d) Liens for current year's taxes, assessments or governmental charges or levies not delinquent, but in no case any Lien which has arisen under operation of, or pursuant to, any Environmental Law;

              (e) Liens, exceptions and encumbrances described in the Schedule B-1 to the Title Policies and approved by Noteholder prior to the Closing Date (or in the case of the Title Policies covering the Additional Properties, prior to the Additional Properties Closing Date);

              (f) Liens evidencing Equipment Leases included within the definition of Allowed Indebtedness; and

              (g) Liens on the Excluded Collateral.

         5.3 DISPOSITION OF ASSETS . Except as otherwise expressly permitted hereunder or under the other Transaction Documents, neither Borrower nor Lessee shall sell, lease, (except pursuant to Residency Agreements substantially in the form of the standard residency agreements delivered to Noteholder hereunder for the respective states in which the Assisted Living Facilities are located) transfer, assign, pledge, mortgage or otherwise hypothecate or otherwise dispose of any Property or any portion thereof, without the prior written consent of the Noteholder, which consent may be granted or refused in Noteholder's sole discretion; provided, however, that Borrower or SELCO may dispose of the Excluded Collateral as permitted under the Trust Agreement.

         5.4 CHANGE OF BUSINESS . Lessee shall not make any material change in the nature of business as it is being conducted as of the date hereof without the express written consent of Noteholder; provided, however, that changes in the nature or type of services offered at any Assisted Living Facility shall not violate the foregoing covenant so long as such Assisted Living Facility continues to be used solely for purposes within the uses described in the definition of "Assisted Living Facilities" herein.

         5.5 CHANGES IN ACCOUNTING . Lessee shall not make any change to the existing methods of accounting, unless the system of accounting post change continues to be on a basis of accounting consistent with the audited financial statements of Alterra and sound business practices and provided such change does not have the effect of curing or preventing what would otherwise be an Event of Default or Default had such change not taken place.

         5.6 INTENTIONALLY OMITTED .

         5.7 TRANSFER OF OWNERSHIP INTERESTS . Except as otherwise expressly permitted hereunder or under the Participation Agreement, permit any change in the ownership interests in Borrower, Lessee or any Sublessee (other than the purchase by Alterra or a wholly-owned subsidiary of Alterra of partnership interests in the Sublessees in accordance with the limited partnership agreements of the Sublessees) without the prior written consent of Noteholder which may be granted or withheld in Noteholder's sole discretion.

         5.8 RESTRICTION ON FUNDAMENTAL CHANGES .  No Borrower Party shall:

                    (a) (i) amend, modify or waive (or permit any other Person to do so) any term or provision of such Borrower Party's Charter Documents unless required by law; or (ii) liquidate, wind-up or dissolve (or permit any other Person to do so) such Borrower Party.

                    (b) (i) except as provided in Article VIII hereof or as expressly provided under the Participation Agreement, issue, sell, assign, pledge, convey, dispose or otherwise encumber (or permit any other Person to do so) any stock, membership interest, partnership interest, or other equity or beneficial interest in any Borrower Party or grant any options, warrants, purchase rights or other similar agreements or understandings with respect thereto; or (ii) acquire by purchase or otherwise (or permit any other Person to do so) all or any part of the business or assets of, or stock or other evidence of beneficial ownership of, any such Borrower Party.

         5.9 TRANSACTIONS WITH AFFILIATES . Lessee shall not pay any management, consulting, director or similar fees to any Affiliate of Lessee or to any director, officer or employee thereof, nor directly or indirectly enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of or with any director, officer or employee of Lessee, except transactions in the ordinary course of and pursuant to the reasonable requirements of the business of Lessee and upon fair and reasonable terms which are fully disclosed to Noteholder prior to consummation and are no less favorable to Lessee than would be obtained in a comparable arm's length transaction with a Person that is not an Affiliate of Lessee. Other than the Management Agreements, the Master Lease, the Subleases and the Licensing Subleases, each agreement of Lessee with any Affiliate of Lessee shall be for a term not to exceed one year, and shall provide that the same may be terminated by Noteholder at its option without penalty or premium during the continuation of an Event of Default, and shall provide that no payments may be made thereunder when any Event of Default shall exist or in any event prior to the payment of debt service on the Loan. Lessee shall not make any payment or permit any payment to be made to any Affiliate of Lessee when any Event of Default shall exist.

         5.10 CHANGE OF USE . Lessee shall not alter (except in accordance with the terms of the Trust Agreement or the Mortgages) or change the use of the Property or Improvements in any material respect or permit any management agreement for the Property or Improvements other than the Management Agreements or enter into any operating lease for any Assisted Living Facility (other than the Master Lease and the Subleases), unless Lessee first notifies Noteholder and provides Noteholder a copy of the proposed lease agreement or management agreement, obtains Noteholder's written consent thereto, which consent may be withheld in Noteholder's sole and absolute discretion, and obtains and provides Noteholder with a subordination agreement in form satisfactory to Noteholder, as determined by Noteholder in its sole and absolute discretion, from such manager or lessee subordinating their respective rights to all rights of Noteholder. Notwithstanding the foregoing, Lessee may (without obtaining Noteholder's consent pursuant to the foregoing (but upon at least ten (10) Business Days prior written notice to Noteholder and Trustee), make alterations or improvements (collectively, "ALTERATIONS") to any Assisted Living Facility of 60 beds or less provided that the cost of any such Alterations individually, or in the aggregate for any twelve (12) month period, does not exceed $100,000 and to any Assisted Living Facility of more than 60 beds provided that the cost of any such Alterations individually, or in the aggregate for any twelve (12) month period, does not exceed $250,000.

         5.11 INTENTIONALLY DELETED  .

         5.12 DIVIDENDS, DISTRIBUTIONS AND REDEMPTIONS . Neither Borrower nor Lessee shall make any distribution of cash or other assets to any of its partners or constituents except as permitted by and in accordance with the Flow of Funds Agreement, and except for a transfer of the Excluded Collateral or any proceeds thereof to any shareholders of Borrower upon the occurrence of an Event of Default or a Lease Event of Default.

         5.13 INDEBTEDNESS . Neither Borrower nor Lessee shall create, incur, assume or suffer to exist any Indebtedness, whether secured or unsecured or subordinate or prior to the Loan Obligations, other than Allowed Indebtedness and any indebtedness of Borrower to any of its shareholders secured by the Excluded Collateral.

         5.14 BANKRUPTCY, RECEIVERS, SIMILAR MATTERS .

                    (a) VOLUNTARY CASES. No Borrower Party shall commence a voluntary case under the Bankruptcy Code or under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect.

                    (b) INVOLUNTARY CASES, RECEIVERS, ETC. No Borrower Party or Affiliate of such Borrower Party shall apply for, consent to, or aid, solicit, support, or otherwise act, cooperate or collude to cause the appointment of or taking possession by, a receiver, trustee or other custodian for all or a substantial part of the assets of such Borrower Party. As used in this Agreement, an "INVOLUNTARY BORROWER PARTY BANKRUPTCY" shall mean any involuntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, in which such Borrower Party is a debtor or any portion of the Property is property of the estate therein. No Borrower Party and no Affiliate of such Borrower Party shall file a petition for, consent to the filing of a petition for, or aid, solicit, support, or otherwise act, cooperate or collude to cause the filing of a petition for an Involuntary Borrower Party Bankruptcy. In any Involuntary Borrower Party Bankruptcy, such Borrower Party or any Affiliate of any Borrower Party shall, without the prior written consent of Noteholder, consent to the entry of any order, file any motion, or support any motion (irrespective of the subject of the motion), and no Borrower Party or any such Affiliate shall file or support any plan of reorganization. Each Borrower Party having any interest in any Involuntary Borrower Party Bankruptcy shall do all things reasonably requested by Noteholder to assist Noteholder in obtaining such relief as Noteholder shall seek, and shall in all events vote as directed by Noteholder. Without limitation of the foregoing, each such Borrower Party shall do all things reasonably requested by Noteholder to support any motion for relief from stay or plan of reorganization proposed or supported by Noteholder. Nothing in this provision shall obligate any Borrower Party or Affiliate to act contrary to any order of any court, which order was not sought or acquiesced in at the direction of Noteholder or by any Borrower Party or any Affiliate.

         5.15 NO NEGATIVE PLEDGES . No Borrower Party shall enter into or assume any agreement (other than the Transaction Documents) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired.

         5.16 CHANGES RELATING TO INDEBTEDNESS . Other than accounts payable to trade creditors, Lessee shall not change or amend (or allow for the change or amendment to) the terms of any Indebtedness (other than Allowed Indebtedness) without the prior written consent of Noteholder.

         5.17 CONTINGENT OBLIGATIONS . No Borrower Party shall be or become liable as a guarantor, surety or otherwise for any obligation of any other Person or for any Contingent Obligation of any kind except for obligations created by the Allowed Indebtedness.

         5.18 ERISA . Lessee shall not and shall not permit any ERISA Affiliate:

                    (a) Without Noteholder's prior written consent, to establish, maintain, contribute to or become obligated to contribute to any (i) Benefit Plan, (ii) Multiemployer Plan or (iii) welfare benefit plan which provides benefits to employees after termination of employment other than as required by Part 6 of Title I of ERISA:

                    (b) To engage in any prohibited transaction described in
Section 406 of ERISA or Section 4975 of the Code for which a statutory or class exemption is not applicable or a private exemption has not been previously obtained from the U.S. Department of Labor and for which a civil penalty pursuant to Section 502(i) of ERISA or excise tax pursuant to Section 4975 of the Code in excess of $25,000 is imposed;

                    (c) To permit any accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Code) in excess of $25,000 with respect to any Benefit Plan, whether or not waived;

                    (d) To terminate any Benefit Plan under circumstances which would result in any liability under Title IV of ERISA;

                    (e) To fail to make any contribution or payment to any Multiemployer Plan which any Borrower Party or ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan; or

                    (f) To fail to maintain any Plan in material compliance with the applicable provisions of ERISA and the Code.

         5.19 SINGLE PURPOSE, BANKRUPTCY-REMOTE REPRESENTATIONS COVENANTS AND WARRANTIES . Each Borrower Party, as to itself, hereby represents, warrants and covenants as of the Closing Date and also until such time as all Loan Obligations are paid in full, that absent express advance written waiver from Noteholder, which may be withheld in Noteholder's sole discretion, such Borrower
Party:

                    (a) does not as to itself own and will not own any assets other than its respective interests in the Assisted Living Facilities, Properties (including the Master Lease, the Subleases and the Ground Leases), Improvements, Equipment and Inventory (including incidental personal property necessary for the operation thereof and proceeds therefrom) (and in the case of Borrower its interests in the Excluded Collateral) or;

                    (b) is not engaged and will not engage in any business, directly or indirectly, other than the ownership, leasing, management, subleasing and /or operation of the Assisted Living Facilities, Properties, Improvements, Equipment and Inventory (including incidental personal property necessary for the operation thereof and proceeds therefrom);

                    (c) will not enter into any contract or agreement with any partner, member, shareholder, trustee, beneficiary, principal or Affiliate of any Borrower Party except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than such Affiliate;

                    (d) has not incurred and will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than as expressly permitted under Section 5.13;

                    (e) has not made and will not make any loan or advances to any Person (including any of its Affiliates), other than as expressly permitted under Section 5.13;

                    (f) is and reasonably expects to remain solvent and pay its own liabilities, indebtedness, and obligations of any kind from its own separate assets as the same shall become due;

                    (g) has done or caused to be done and will do all things necessary to preserve its existence, and will not, nor will any partner, member, shareholder, trustee, beneficiary, or principal thereof amend, modify or otherwise change such Borrower Party's partnership certificate, partnership agreement, articles of incorporation, by-laws, articles of organization, operating agreement, or other organizational documents in any manner;

                    (h) shall continuously maintain its existence and be qualified to do business in all states necessary to carry on its business, including without limitation, the states where the Properties are located;

                    (i) will conduct and operate its business in the manner permitted under the Transaction Documents subject to the adequacy of cash flow;

                    (j) will maintain books and records and bank accounts separate from those of its partners, members, shareholders, trustees, beneficiaries, principals, Affiliates, and any other Person;

                    (k) will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other Person (including any of its partners, members, shareholders, trustees, beneficiaries, principals and Affiliates, and any Affiliates of any of the same), and not as a department or division of any Person and will correct any known misunderstanding regarding the separate identity of such Borrower Party;

                    (l) Borrower will file its own tax returns;

                    (m) has and reasonably expects to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

                    (n) will not seek, acquiesce in, or suffer or permit its liquidation, dissolution or winding up, in whole or in part;

                    (o) will not enter into any transaction of merger or consolidation, or acquire by purchase or otherwise all or substantially all of the business or assets of, or any stock or beneficial ownership of, any Person;

                    (p) Borrower will not commingle or permit to be commingled its funds or other assets with those of any other Person;

                    (q) except as expressly provided in the Transaction Documents, has and will maintain its assets in such a manner that it is not costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

                    (r) except as expressly provided for in the Transaction Documents, does not and will not hold itself out to be responsible for the debts or obligations of any other Person;

                    (s) except as expressly provided for in the Transaction Documents, has not and will not guarantee or otherwise become liable on or in connection with any obligation of any other Person;

                    (t) subject to the adequacy of cash flow, shall not do any act which would make it impossible to carry on its ordinary business;

                    (u) will not possess or assign any Collateral for other than a business or company purpose;

                    (v) will not breach the covenants of Article VIII or Sections 5.4 or 5.8 applicable to it;

                    (w) except as expressly provided in the Transaction Documents, shall not hold title to its assets other than in its name;

                    (x) shall not institute proceedings to be adjudicated bankrupt or insolvent;

consent to the institution of bankruptcy or insolvency proceedings against it; file a petition seeking, or consent to, reorganization or relief under any applicable federal or state law relating to bankruptcy; consent to the appointment of a receiver, liquidator, assignee, trustee, sequestration (or other similar official) of it or a substantial part of its property; or make any assignment for the benefit of creditors; or admit in writing its inability to pay its debts generally as they become due;

                    (y) Borrower shall comply with all of the assumptions, statements, certifications, representations, warranties and covenants regarding or made by Borrower contained in or appended to the nonconsolidation opinion of Borrower's legal counsel delivered to Noteholder concurrently with Closing;

                    (z) will not agree to enter into or consummate any transaction which would render the representations set forth in Sections 3.27 or
3.28 untrue at any time;

                    (aa) will not fail to pay the salaries of its own employees and maintain a sufficient number of employees in light of its contemplated business operations;

                    (bb) fail to allocate any overhead for shared office space in a fair and reasonable manner.

         5.20 ADDITIONAL SINGLE PURPOSE, BANKRUPTCY REMOTE COVENANTS . In addition to their respective obligations under Section 5.19, each of Borrower and Lessee, for itself, hereby represents, warrants and covenants as of the Closing Date and until such time as all Loan Obligations are paid in full, that without Noteholder's prior written consent, which may be withheld in Noteholder's sole discretion, Borrower and Lessee:

                    (a) shall not, without the authorization and direction of its Outside Director, institute proceedings for itself to be adjudicated bankrupt or insolvent; consent to the institution of a bankruptcy or insolvency proceedings against it; file a petition seeking, or consent to, reorganization or relief under any applicable federal or state law relating to bankruptcy; consent to the appointment of a receiver, liquidator, assignee, trustee, sequestration (or other similar official) for itself or a substantial part of its property; make any assignment for the benefit of creditors; or admit in writing its inability to pay its debts generally as they become due; or admit in writing its ability to pay its debts generally as they become due;

                    (b) shall not, without the affirmative vote of its Outside Director, for itself (i) liquidate or dissolve, in whole or in part; (ii) consolidate, merge or enter into any form of consolidation with or into any other Person, nor convey, transfer or lease its assets substantially as an entirety to any Person nor permit any Person to consolidate, merge or enter into any form of consolidation with or into itself, nor convey, transfer or lease its assets substantially as an entirety to any Person; and (iii) amend any provisions of its charter containing provisions similar to those contained in this Article V;

                    (c) shall promptly elect and at all times maintain at least one independent director (an "OUTSIDE DIRECTOR"), who shall be reasonably satisfactory to Noteholder and shall not have been at the time of such individual's appointment as Outside Director, and may not have been at any time during the preceding five (5) years, (i) a shareholder of, or an officer, director, partner or employee of, Borrower or Lessee or their respective shareholders, members, subsidiaries or Affiliates,
(ii) a customer of, or supplier to, Borrower or Lessee or their respective shareholders, members, subsidiaries or Affiliates, (iii) a Person controlling or under common control with any such shareholder, director, partner, member, supplier or customer, or (iv) a member of the immediate family of any such shareholder, member, officer, director, partner, employee, supplier or customer.

         5.21 APPLICATION OF CERTAIN COVENANTS TO SUBLESSEES . Lessee shall not permit any of the Sublessees to incur any Indebtedness other than Allowed Indebtedness, nor with respect to any of their assets, incur any Lien other than Permitted Liens.

         5.22 MANAGEMENT . Lessee shall provide competent and responsible management for the Properties by a professional management company pursuant to written Management Agreements, in each case satisfying the criteria set forth herein. Without Noteholder's prior written consent both as to the form of the Management Agreement and the identity of the Manager, Lessee shall not enter into, modify or amend, or permit to be entered into, modified or amended, any Management Agreement, or permit any change in the identity of any Manager, or otherwise retain the services of any management company. Without limitation of the foregoing, each Management Agreement or the Subordination of Management Agreements shall provide that (i) the management fees payable thereunder shall not exceed the prevailing amount for fees for management of properties of comparable size, quality, and tenant mix in the market where the Property is located, (ii) if the Manager is an Affiliate of Lessee, no Management Fee shall be payable at or with respect to any time when an Event of Default has occurred and is continuing and (iii) the Management Agreements shall be terminable at Noteholder's option without penalty or premium upon the occurrence of an Event of Default (subject to the approval of the Sublessees if and to the extent required under the Assignments of Management Agreement).



         ARTICLE VI        ENVIRONMENTAL HAZARDS

         6.1 PROHIBITED ACTIVITIES AND CONDITIONS . Except for the matters described in Section 6.2, Lessee shall not cause or permit any of the following:

                    (a) The presence, use, generation, Release, treatment, processing, storage (including storage in above ground and underground storage tanks), handling, or disposal of any Hazardous Materials in, on or under any Property or any Improvements;

                    (b) The transportation and disposal of any Hazardous Materials to, from, or across any the Property and Improvements;

                    (c) Any occurrence or condition on any Property or in the Improvements or any other property of Lessee, which occurrence or condition is or may be in violation of

Environmental Law or give rise to liabilities under Environmental Laws;

                    (d) Any violation of or noncompliance with the terms of any Environmental Law or any Environmental Permit with respect to any Property, the Improvements the use or operation of any Property or the Improvements or any property of Lessee; or

                    (e) The creation of any lien imposed by operation of, or pursuant to, any Environmental Law.

The matters described in clauses (a) through (e) above are referred to collectively in this Article VI as "PROHIBITED ACTIVITIES AND CONDITIONS" and individually as a "PROHIBITED ACTIVITY AND CONDITION."

         6.2 EXCLUSIONS . Notwithstanding any other provision of Section 6.1 to the contrary, "Prohibited Activities and Conditions" shall not include (a) the safe and lawful use and storage of customary quantities of (1) pre-packaged supplies, medical waste, cleaning materials, petroleum products or other Hazardous Materials which are customarily and lawfully used in the operation and maintenance of comparable assisted living facilities, (2) cleaning materials, personal grooming items and other items sold in pre-packaged containers for consumer use and used by occupants of the Assisted Living Facilities; (3) the presence on the Properties and/or Improvements of asbestos or asbestos-containing materials where the same are not required under Environmental Law to be removed, encapsulated or otherwise abated and where Lessee has complied with Environmental Law with respect to any O&M Program, notices or warnings required under Environmental Law to be performed or given concerning such asbestos or asbestos-containing materials; (4) petroleum products used in the operation and maintenance of motor vehicles from time to time located on any Property's parking areas, so long as all of the foregoing are used, stored, handled, transported and disposed of in compliance with Environmental Law, and (b) activities normal, customary and lawful in the operation of comparable nursing homes.

         6.3 PREVENTIVE ACTION . Lessee shall take all appropriate steps (including the inclusion of appropriate provisions in any Leases approved by Noteholder which are executed after the date of this Agreement) to prevent its employees, agents, contractors, tenants and occupants of any of the Assisted Living Facilities from causing or permitting any Prohibited Activities and Conditions.

         6.4 O & M PROGRAM COMPLIANCE . If an O&M Program or O&M Programs have been established with respect to Hazardous Materials, Lessee shall comply in a timely manner with, and cause all employees, agents, and contractors thereof and any other persons present on the Property to comply with the applicable O&M Program. All costs of performance of Lessee's obligations under any O&M Program shall be paid by Lessee, and Noteholder's out-of-pocket costs incurred in connection with the monitoring and review of any O&M Program and Lessee's performance shall be paid by Lessee upon demand by Noteholder. Any such out-of-pocket costs of Noteholder which Lessee fails to pay promptly shall become an additional part of the Loan Obligations. Noteholder shall have the right, but not the obligation, to review and, if Noteholder so elects, to approve any O&M Program proposed to be established by Lessee.

         6.5 LESSEE'S ENVIRONMENTAL REPRESENTATIONS AND WARRANTIES . Lessee represents and warrants to Noteholder that, to the best of its knowledge based on its review of, and except as set forth in, the Environmental Reports described on SCHEDULE 6.5 hereto:

                    (a) Lessee has not at any time caused, permitted or suffered to exist any Prohibited Activities and Conditions.

                    (b) Lessee or the applicable Sublessee has all Environmental Permits required to carry on its business with respect to its Assisted Living Facilities, Properties and Improvements and each of such Environmental Permits is in full force and effect and each of Lessee and/or the applicable Sublessee is in compliance with the terms and conditions thereof and the transactions contemplated by this Agreement shall not cause any of such Environmental Permits to lapse or become invalid. No event has occurred with respect to any Property and/or Improvements that constitutes, or with the passing of time or the giving of notice would constitute, noncompliance with the terms of any Environmental Permit.

                    (c) Except as disclosed on SCHEDULE 6.5(C), the Properties and the Improvements do not now contain any underground storage tanks, and, to the best of Lessee's knowledge after reasonable and diligent inquiry, the Properties and the Improvements have not contained any underground storage tanks in the past. If there is an underground storage tank located on any Property or the Improvements which has been previously disclosed by Lessee to Noteholder in writing, that tank strictly complies with all requirements of Environmental Law.

                    (d) Each of Lessee and/or the applicable Sublessee has complied and is in compliance with all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any Environmental Law applicable to the Properties and/or Improvements or any property of Lessee.

                    (e) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint or notice of violation has been filed or served, no penalty has been assessed, no investigation or review is pending or threatened by any Governmental Authority or any other Person with regard or with respect to the Release of Hazardous Materials, the disposal or arrangement for disposal of Hazardous Materials, noise emissions, Hazardous Materials, violation or alleged violation of Environmental Law at, to or from the Property, the Improvements, the use or operation of either, or any property owned by Lessee.

                    (f) Neither the Properties nor any Improvements contains any treatment, storage or disposal facility requiring an Environmental Permit.

                    (g) No asbestos or asbestos-containing material is or has been present at the Properties or the Improvements in violation of any Environmental Law except as disclosed to the Noteholder by Lessee prior to the Closing Date.

                    (h) Neither Lessee nor any of its predecessors has transported or arranged for the transportation of any Hazardous Materials from the Properties or Improvements to any location that is listed on the National Priorities List ("NPL") under CERCLA, listed for possible inclusion on the NPL in the Comprehensive Environmental Response and Liability Information System ("CERCLIS"), or is listed on any similar state or local list or that is the subject of federal, state or local enforcement actions or other investigations.

                    (i) No Hazardous Material has been recycled, treated, stored or Released by Borrower or Lessee except in accordance with applicable Environmental Law.

                    (j) No oral or written notification of a Release of a Hazardous Material has been filed by or on behalf of Lessee with respect to any portion of the Property and/or Improvements and no portion of the Property and/or Improvements or other property owned by Lessee is listed or proposed for listing on the NPL, CERCLIS or any similar state or local list of sites requiring investigation or remediation.

                    (k) No liens have arisen under or pursuant to any Environmental Law on any of the Properties and/or Improvements, and no governmental action has been taken or is in process that could subject any such Property or Improvements to such liens and Lessee is not required to place any notice or restriction relating to the presence of Hazardous Materials at any of the Properties and/or Improvements.

                    (l) All environmental investigations, studies, audits, tests, reviews or other analyses conducted by, or that are in the possession of Lessee, relating to any Property and/or Improvements have been delivered to Noteholder prior to the Closing Date.

                    (m) Lessee has no knowledge of any facts, events or conditions relating to any Properties and/or Improvements which could reasonably be expected to interfere with or prevent continued compliance with any Environmental Law, give rise to any liability under Environmental Law, or otherwise form the basis of any claim, action, suit, proceeding, hearing or investigation against or involving Lessee, any Properties and/or Improvements under any Environmental Law.

         The representations and warranties in this Article VI shall be continuing representations and warranties that shall be deemed to be made by Lessee as of the Closing Date and throughout the term of the Loan until the Loan Obligations have been paid in full.

         6.6 NOTICE OF CERTAIN EVENTS . Lessee shall promptly notify Noteholder in writing and in reasonable detail of any and all of the following that may occur:

                    (a) Lessee's or Manager's discovery of any Prohibited Activity and Condition.

                    (b) Lessee's or Manager's receipt of or knowledge of any complaint, order, demand, request for information, notice of violation, investigation, testing, proposed testing or other communication from any Governmental Authority or other person with regard to present, or future alleged Prohibited Activities and Conditions or any other environmental, health or safety matters affecting any Property, the Improvements or any other property that is adjacent to any Property.

                    (c) Any representation or warranty in this Article VI which becomes untrue at any time after the date of this Agreement.

                    Any such notice given by Lessee shall not relieve Lessee of, or result in waiver of, any obligation under this Agreement, the Note, or any of the other Loan Documents.

         6.7 COSTS OF INSPECTION . Lessee shall pay promptly the costs of any environmental inspections, tests or audits required by Noteholder or Trustee in connection with any foreclosure or deed in lieu of foreclosure, or, if required by Noteholder or Trustee, as a condition of Noteholder's or Trustee's consent to any "TRANSFER" (as defined in the Mortgages), or required by Noteholder following a reasonable determination by Noteholder that Prohibited Activities and Conditions may exist. Any such costs incurred by Noteholder or Trustee (including the fees and out-of-pocket costs of attorneys and technical consultants whether incurred in connection with any judicial or administrative process or otherwise) which Lessee fails to pay promptly shall become an additional part of the Loan Obligations.

         6.8 REMEDIAL WORK . If any investigation, site monitoring, containment, clean-up, removal, restoration or other remedial work ("REMEDIAL WORK") is necessary to comply with any Environmental Law or order of any Governmental Authority that has or acquires jurisdiction over the Property, the Improvements or the use, operation or improvement of the Properties under any Environmental Law, Lessee shall, by the earlier of (1) the applicable deadline required by Environmental Law or (2) thirty (30) days after notice from Noteholder demanding such action, begin performing the Remedial Work, and thereafter diligently prosecute it to completion, and shall in any event complete such work by the time required by and in accordance with applicable Environmental Law. If Lessee fails to begin on a timely basis or diligently prosecute any required Remedial Work, Noteholder may, at its option, cause the Remedial Work and any other efforts deemed necessary by Noteholder in its sole and absolute discretion, to be completed, in which case Lessee shall reimburse Noteholder on demand for all costs of doing so. Any reimbursement due from Lessee to Noteholder shall become part of the Loan Obligations.

         6.9 COOPERATION WITH GOVERNMENTAL AUTHORITIES . Lessee shall cooperate with any inquiry by any Governmental Authority and shall comply with any governmental or judicial order which arises from any alleged Prohibited Activity and Condition.

         ARTICLE VII EVENTS OF DEFAULT AND REMEDIES

         7.1 EVENTS OF DEFAULT . The occurrence of any one or more of the following shall constitute an "EVENT OF DEFAULT" hereunder:

                    (a) The failure by Borrower or Lessee to make any scheduled payment amount, due under the Note, this Agreement or any of the Transaction Documents in respect of the Loan Obligations (whether such amount is interest, principal, deposits into the Tax and

Insurance Escrow Fund, Capital Improvements Account and any other scheduled reserve payments required under the Transaction Documents or otherwise) within three (3) days after the same becomes due; or

                    (b) Any failure by Borrower or Lessee to pay any Loan Obligation other than a scheduled payment amount within ten (10) days after the same shall become due.

                    (c) Lessee's failure to deliver or cause to be delivered the financial statements and information set forth in Sections 4.5, 4.7 and 4.8 above within the times required when such failure is not cured within twenty
(20) days following Noteholder's written notice to Lessee thereof; or

                    (d) Breach or default under Sections 3.27, 3.28, 4.4, 4.12, 4.13, 4.14, 4.31, Article V or Article VIII hereof;

                    (e) The failure of Borrower, Lessee or Manager properly and timely to perform or observe any covenant or condition set forth in this Agreement or the other Transaction Documents and not otherwise described elsewhere in this Section 7.1 and such failure is not fully cured within thirty
(30) days after receipt by Borrower or Lessee of notice from Noteholder of such failure; or, if such failure is not capable of being cured within said thirty
(30) day period such failure is not cured within such additional period as may be reasonably required to cure such failure (but in no event to exceed ninety
(90) days from the date of notice) provided that Borrower or Lessee commences such cure within the initial thirty (30) day period and diligently prosecutes same to completion; and provided further that, in the case of a failure by Borrower, Lessee, any Sublessee or Manager to obtain any Regulatory Permit in accordance with Section 3.11, such initial thirty (30) day period shall not be extended for any additional period pursuant to the foregoing if such extension would have a Material Adverse Effect ; or

                    (f) The filing by any Borrower Party or the Manager of a voluntary petition, or the adjudication of any of the aforesaid Persons, or the filing by any of the aforesaid Persons of any petition or answer seeking or acquiescing, in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, or if any of the aforesaid Persons should seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator for itself or of all or any substantial part of its property or of any or all of the rents, revenues, issues, earnings, profits or income thereof, or the mailing of any general assignment for the benefit of creditors or the admission in writing by any of the aforesaid Persons of its inability to pay its debts generally as they become due; or

                    (g) The entry by a court of competent jurisdiction of an order, judgment, or decree approving a petition filed against any Borrower Party or the Manager which such petition seeks any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency, or other relief for debtors, which order, judgment or decree remains unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive) from the date of entry thereof, or the appointment of any trustee, receiver or liquidator of any of the aforesaid Persons or of all or any substantial part of its properties or of any or all of the rents, revenues, issues, earnings, profits or income thereof which appointment shall remain unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive); or

                    (h) Intentionally Omitted; or

                    (i) Any certificate, statement, representation, warranty or audit heretofore or hereafter furnished by or on behalf of Borrower, Lessee or Manager pursuant to or in connection with this Agreement (including, without limitation, representations and warranties contained herein or in any of the Loan and Surety Documents for the benefit of Noteholder) or as an inducement to Noteholder to make the Loan to Borrower, proves (i) to have been false in any material respect at the time when the facts therein set forth were stated or certified, or proves to have omitted any substantial contingent or unliquidated liability or claim against Borrower, Lessee or Manager, including a Contingent Obligation or (ii) with respect to financial statements, books and records not to have been prepared in accordance with GAAP or on the date of execution of this Agreement there shall have been any materially adverse change in any of the acts previously disclosed by any such certificate, statement, representation, warranty or audit, which change shall not have been disclosed to Noteholder in writing at or prior to the time of such execution; or

                    (j) The failure of Lessee to correct, within the time deadlines set by any applicable Medicare, Medicaid or other applicable reimbursement programs or licensing agency, any deficiency which would result in the following actions by such agency with respect to any Assisted Living
Facility:

                           (i) The action by the Medicaid or Medicare programs,
                    any other governmental agency or actor, or any other third party payer to suspend or offset an amount of more than $250,000 to recoup overpayments or recover improper payments.

                           (ii) a termination of any Reimbursement Contract
                    representing more than $2,000,000 in annual Operating Revenues or any Regulatory Permit; or

                           (iii) a ban on new admissions generally or any ban of
                    thirty (30) days or more on admission of patients otherwise qualifying for Medicaid or Medicare coverage or other reimbursement; or

                    (k) Lessee, any Sublessee or Manager (in its capacity as Manager of any Assisted Living Facility) or any Assisted Living Facility shall be assessed fines or penalties by any state or any Medicare, Medicaid, health or licensing agency having jurisdiction over such Persons or the Assisted Living Facilities in excess of $25,000 for a single Assisted Living Facility or $150,000 in the aggregate for all Assisted Living Facilities during any calendar year (which fines are not paid on a timely basis), or Lessee, any Sublessee or Manager (in its capacity as Manager of any Assisted Living Facility) or any Assisted Living Facility should agree to pay in lieu of such fines or penalties an amount in settlement of any action to any state or any Medicare, Medicaid, health or licensing agency having jurisdiction over such Persons or the Assisted Living Facilities in excess of $25,000 as related to a single Assisted Living Facility or $150,000 in the aggregate for all Assisted Living Facilities during any calendar year (which settlement is not paid on a timely basis).

                    (l) A final judgment in excess of $100,000 (individually or in the aggregate) shall be rendered by a court of law or equity against Lessee or Manager or any of their respective assets, and the same shall remain undischarged for a period of thirty (30) days, unless such judgment is either
(i) fully covered by collectible insurance and such insurer has within such period acknowledged such coverage in writing, or (ii) although not fully covered by insurance, enforcement of such judgment has been effectively stayed, such judgment is being contested or appealed by appropriate proceedings and Lessee or Manager, as the case may be, has established reserves adequate for payment in the event such Person is ultimately unsuccessful in such contest or appeal and evidence thereof is provided to Noteholder; or

                    (m) If any provision of any organizational documents affecting the purpose for which any Borrower Party is formed is amended or modified in any manner which is reasonably likely to result in a Material Adverse Effect on the Loan or the security therefor, or if any Borrower Party or any member of such Borrower Party fails to perform or enforce the provisions of any organizational documents in a manner that is reasonably likely to result in a Material Adverse Effect on the Loan or security therefor;

                    (n) The occurrence of an "EVENT OF DEFAULT" as that term is defined in the Trust Agreement or the Master Lease, or the failure of any Person which is a party to the Trust Agreement to pay or perform any obligations to the Noteholder under the Trust Agreement beyond any grace period provided therein; or

                    (o) Any dissolution or attempted dissolution of any Borrower Party;

                    (p) The occurrence of a Downgrade Surety Default which results in the S&P Rating of the Surety or the Backstop Insurer being downgraded below Investment Grade, being withdrawn or Qualified (any such Downgrade Surety Default, withdrawal or Qualification, an "Investment Grade Downgrade"):

                            (i) on or before the second (2nd) anniversary of the
                    Closing Date, if the Net Operating Income from the Properties for the preceding twelve (12) calendar months (or the period from the Closing Date to the last day of the calendar month preceding the occurrence of such Investment Grade Downgrade, if less than twelve (12) months), shall be less than the projected net operating income from the Properties for such period as set forth in Schedule 4.10, unless within ten (10) Business Days after Lessee receives notice of the occurrence of such Investment Grade Downgrade, Lessee delivers to Trustee for deposit into the Additional Reserve Account under Article 3 of the Trust Agreement the sum of $10,000,000; or

                            (ii) at any time after the second (2nd) anniversary
                    of the Closing Date, if Lessee has not achieved a DSCR of at least 1.40:1.00 for the trailing twelve (12) calendar months;

                    (q) The existence of any other Surety Default (other than a Downgrade Surety Default);

                    (r) Any default (including expiration of any applicable grace or cure periods) or Event of Default under any of the Transaction Documents not otherwise described hereinabove; .

                    (s) Any of the Transaction Documents for any reason ceases to be in full force and effect or is declared to be null and void, or any Person who is a party thereto, other than Noteholder, denies that it has any further liability (as distinguished from denial of the existence of a Default or Event of Default) under any Transaction Document to which it is party, or gives notice to such effect;

                    (t) Any Borrower Party or Sublessee is enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting all or any material part of its business and such order continues for more than 30 days; or

                    (u) (i) Lessee or Guarantor shall default in the payment when due of any payment obligation under any Indebtedness with an outstanding principal balance in excess of $1 million or under any lease agreement involving payment of rent in an aggregate amount in excess of $1 million now existing or hereafter entered into by Lessee or Guarantor (any such Indebtedness or lease obligations, "MATERIAL INDEBTEDNESS"), which default shall continue after the expiration of any applicable notice or cure period therein provided or (ii) the acceleration of any Material Indebtedness (or the termination of any lease evidencing Material Indebtedness).

         Notwithstanding anything in this Section, all requirements of notice shall be deemed eliminated if Noteholder or Trustee is prevented from declaring an Event of Default by bankruptcy or other applicable law. The cure period, if any, shall then run from the occurrence of the event or condition of Default rather than from the date of notice. The provisions of paragraph (e) above do not provide a cure for Events of Default under other paragraphs of this Section
7. 1.

         7.2 REMEDIES . Subject to the terms of the Trust Agreement, upon the occurrence of any one or more of the foregoing Events of Default:

                    (a) Upon the occurrence of any Event of Default described in the foregoing subsections 7.1(f) or 7.1(g), (excluding any such Event of Default respecting Manager) the unpaid principal amount of and accrued interest and fees on the Loan and all other Loan Obligations shall automatically become immediately due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other requirements of any kind, all of which are hereby expressly waived by Borrower and Lessee. Upon the occurrence and during the continuance of any other Event of Default, at the option of Noteholder, which may be exercised without notice or demand to anyone, all or any portion of the Loan and the other Loan Obligations shall immediately become due and payable.

                    (b) Upon the occurrence and during the continuance of any Event of Default, (including any Event of Default under Sections 7.1(f) and 7.1(g) respecting Manager) Noteholder shall have the right to exercise all rights and remedies which are specified in any Loan Document or otherwise available at law or in equity. Without limitation of the foregoing, Noteholder may cease or suspend any and all performance required of Noteholder under the Transaction Documents upon the occurrence of any Event of Default.

                    (c) If any Event of Default shall occur and be continuing, then there shall be no requirement of notice and time to cure for any other or subsequent Default.



ARTICLE VIII               RESTRICTIONS ON TRANSFER

         8.1 RESTRICTIONS ON TRANSFER AND ENCUMBRANCES . Except for a Transfer and Assumption consented to by Noteholder in accordance with Section 8.2, Permitted Liens or (as to Borrower) as expressly permitted under the Participation Agreement, neither Borrower nor Lessee shall cause or suffer to occur any sale, transfer, pledge, or encumbrance of (i) all or any part of any of its interest in the Properties or Improvements, or any interest therein, or
(ii) any direct ownership or beneficial interest in such Borrower Party.

          8.2       ASSUMABILITY .

                    (a) In the event Borrower and Lessee desire to transfer all of their respective interests in the Properties (but not less than all) to another party (the "TRANSFEREE BORROWER") and have (i) the Transferee Borrower become a party to the Note and assume all of Borrower's and Lessee's obligations under the Loan Documents and the Lease Documents, (ii) indemnitors acceptable to Noteholder in its sole discretion execute and deliver to Noteholder indemnities, in form and substance acceptable to Noteholder, and (iii) replacement pledgors acceptable to Noteholder in its sole discretion pledge all of the ownership interests in the Transferee Borrower (collectively, a "TRANSFER AND ASSUMPTION"), Borrower may make a written application to Noteholder for Noteholder's consent to the Transfer and Assumption, subject to the conditions set forth in paragraphs (b) and (c) of this Section. Together with such written application, Lessee will pay to Noteholder the reasonable review fee then required by Noteholder. Lessee also shall pay on demand all of the reasonable costs and expenses incurred by Noteholder, including reasonable attorneys' fees and expenses, and including the fees and expenses of Rating Agencies and other outside entities, in connection with considering any proposed Transfer and Assumption, whether or not the same is permitted or occurs. No Transfer and Assumption shall be permitted prior to the Defeasance Lockout Expiration Date (as defined in the Note).

                    (b) Noteholder shall not unreasonably withhold its consent to a one time

Transfer and Assumption after the Defeasance Lockout Expiration Date provided and upon the conditions that:

                    (i) No Default or Event of Default has occurred and is continuing;

                    (ii) Lessee has submitted to Noteholder true, correct and complete copies of any and all information and documents of any kind requested by Noteholder concerning the Property or Properties to be transferred, Transferee Borrower, the replacement indemnitors, and pledgors, and Borrower;

                    (iii) Evidence satisfactory to Noteholder has been provided showing that the Transferee Borrower and such of its Affiliates as shall be designated by Noteholder comply and will comply with Sections 5.19 and 5.20 hereof, as those provisions may be modified by Noteholder taking into account the ownership structure of Transferee Borrower and its Affiliates;

                    (iv) If the Loan, by itself or together with other loans, has been the subject of a Securitization, then Noteholder shall have received confirmation from all applicable Rating Agencies that the Transfer and Assumption will not result in a downgrade, qualification, or withdrawal of any rating then if effect for the securities issued in connection therewith;

                    (v) If the Loan has not been the subject of a Securitization, then Noteholder shall have determined in its reasonable discretion (taking into consideration such factors as Noteholder may determine, including the attributes of the loan pool in which the Loan might reasonably be expected to be securitized) that no rating for any securities that would be issued in connection with such Securitization will be diminished, qualified or withheld by reason of the Transfer and Assumption;

                    (vi) Lessee shall have paid all of Noteholder's reasonable costs and expenses in connection with considering the Transfer and Assumption, and shall have paid the amount requested by Noteholder as a deposit against Noteholder's costs and expenses in connection with the effecting the Transfer and Assumption;

                    (vii) Lessee, the Transferee Borrower, and the replacement guarantors, indemnitors, and pledgors shall have indicated in writing in form and substance reasonably satisfactory to Noteholder their readiness and ability to satisfy the conditions set forth in Paragraph (c) below;

                    (viii) The identity, experience, and financial condition of the Transferee Borrower and the replacement guarantors, indemnitors, and pledgors shall be satisfactory to Noteholder; and

                    (ix) If the Surety Bond is then still in effect, the Transferee Borrower shall be a corporation, partnership, limited liability company or other business entity organized in the State of Illinois.

                    (c) If Noteholder consents to the Transfer and Assumption, the Transferee Borrower and/or Lessee as the case may be, shall deliver the following to Noteholder on or before the effective date of such Transfer and Assumption.

                    (i) Lessee shall deliver to Noteholder an assumption fee (the "Assumption Fee") equal to 1.0% (the "Assumption Fee Percentage") of the then unpaid principal balance of the Loan. Notwithstanding the foregoing, the Assumption Fee Percentage shall be .5% if the Transferee Borrower is Alterra or an Affiliate of Alterra;

                    (ii) Borrower (at Lessee's expense), Lessee, Transferee Borrower, the original and replacement guarantors and indemnitors, and the original and replacement pledgors shall execute and deliver to Noteholder any and all documents required by Noteholder, in form and substance required by Noteholder, in Noteholder's sole discretion;

                    (iii) Counsel to the Transferee Borrower and replacement guarantors, indemnitors, and pledgors shall deliver to Noteholder opinions in form and substance satisfactory to Noteholder as to such matters as Noteholder shall require, which may include opinions as to substantially the same matters as were required in connection with the origination of the Loan;

                    (iv) Lessee shall cause to be delivered to Noteholder, an endorsement (relating to the change in the identity of the vestee and execution and delivery of the Transfer and Assumption documents) to Noteholder's Title Policies in form and substance acceptable to Noteholder in Noteholder's reasonable discretion (the "ENDORSEMENT"); and

                    (v) Lessee shall deliver to Noteholder a payment in the amount of all remaining unpaid costs incurred by Lender in connection with the Transfer and Assumption, including but not limited to, Lender's attorneys fees and expenses, all recording fees, and all fees payable to the title company for the delivery to Lender of the Endorsement.

ARTICLE IX     MISCELLANEOUS

         9.1 WAIVER . No remedy conferred upon, or reserved to, the Noteholder in this Agreement or any of the other Transaction Documents is intended to be exclusive of any other remedy or remedies, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing in law or in equity. Exercise of or omission to exercise any right of the Noteholder (whether by Noteholder, Trustee, Surety or Controlling Party) shall not affect any subsequent right of Noteholder to exercise the same. No course of dealing among Borrower, Lessee and Noteholder (or Trustee, Surety or Controlling Party) or any delay on the part of Noteholder (or Surety, Trustee or Controlling Party) in exercising any of its rights or remedies shall operate as a waiver of any of the Noteholder's rights. No waiver (whether by Noteholder, Surety, Trustee or Controlling Party) of any Default under this Agreement or any of the other Loan Documents shall extend to or shall affect any subsequent or other then existing Default or shall impair any rights, remedies or powers of Noteholder.

         9.2 COSTS AND EXPENSES . Lessee will bear all taxes, fees and expenses (including actual attorneys' fees and expenses of counsel for the Noteholder or Trustee, including consultants and other parties involved in reviewing and examining the Collateral) in connection with the Loan, the Note, the preparation of this Agreement and the other Transaction Documents, the negotiation and preparation of the Transaction Documents and all documents related thereto (including any amendments hereafter made), any modifications to the Transaction Documents or any of them required in connection with Noteholder's efforts to obtain a rating upon the Loan, the Surety Bond or any security related to the Loan or the Note, and in connection with any other modifications thereto and the recording or filing of any of the Transaction Documents. If, at any time, a Default occurs or Noteholder or Trustee becomes a party to any suit or proceeding in order to protect its interests or priority in any collateral for any of the Loan Obligations or its rights under this Agreement or any of the other Transaction Documents, or if Noteholder is made a party to any suit or proceeding by virtue of the Loan, this Agreement or any Collateral and as a result of any of the foregoing, the Noteholder or Trustee employs counsel to advise or provide other representation with respect to this Agreement, or to collect the balance of the Loan Obligations, or to take any action in or with respect to any suit or proceeding relating to this Agreement, any of the other Transaction Documents, any Collateral, Borrower Party or Manager, or to protect, collect, or liquidate any of the security for the Loan Obligations, or attempt to enforce any security interest or lien granted to the Noteholder or Trustee by any of the Transaction Documents, then in any such events, all of the attorney's fees arising from such services, including attorneys' and consultant's fees for preparation of litigation and in any appellate or bankruptcy proceedings, and any expenses, costs and charges relating thereto shall constitute additional obligations of Lessee to the Noteholder payable on demand of the Noteholder or Trustee. Lessee shall pay throughout the term of the Loan, on demand by Noteholder, all reasonable expenses, charges, costs and fees (including reasonable attorneys' fees and expenses) in connection with the negotiation, documentation, administration, servicing, enforcement and collection of the Loan including, without limitation, customary special servicing fees including work-out fees and liquidation costs or expenses payable to special servicers in Securitizations. On the Closing Date and the Additional Properties Closing Date, Noteholder may pay directly from the proceeds of the Loan the foregoing expenses incurred by Noteholder as of the Closing Date or Additional Properties Closing Date, as the case may be. Without limiting the foregoing, Lessee has undertaken the obligation for payment of, and shall pay, all recording and filing fees, revenue or documentary stamps or taxes, intangibles taxes, and other taxes, expenses and charges payable in connection with this Agreement, any of the Transaction Documents, the Loan Obligations, or the filing of any financing statements or other instruments required to effectuate the purposes of this Agreement, and should Lessee fail to do so, Lessee agrees to reimburse Noteholder and Trustee for the amounts paid by Noteholder or Trustee, together with penalties or interest, if any, incurred by Noteholder or Trustee as a result of such underpayment or nonpayment. Such amounts shall constitute a portion of the Loan Obligations, shall be secured by the Mortgages and shall bear interest at the greater of (i) the Default Rate (as defined in the Note) and (ii) the prime rate as then published in the Wall Street Journal, from the date advanced until repaid.

         Lessee shall also reimburse Noteholder, Trustee and Surety for such parties' respective reasonable costs and expenses, including reasonable attorney's fees and expenses, incurred in connection with or in anticipation of any Secondary Market Transaction and all reasonable costs or expenses incurred in connection with amending, clarifying or restructuring of the Loan and Surety Documents as necessary to permit a Secondary Market Transaction on terms satisfactory to Noteholder; provided, however, in no event shall Lessee be required to pay costs and expenses in an aggregate amount in excess of $500,000 in respect of the collective costs and expenses of Noteholder, Trustee and Surety in connection with all Secondary Market Transactions pursuant to the foregoing and in connection with all Surety Transactions under Section 10.06 of the Reimbursement Agreement. Lessee and Guarantor shall each be required to pay its own and Borrower's costs and expenses (including attorneys' fees and expenses) incurred in connection with any Secondary Market Transaction or Surety Transaction and each of Noteholder, Trustee and Surety shall be required to pay its own and Borrower's costs and expenses, if any, in excess of the amount to be paid by Lessee under the foregoing sentence.

         9.3 PERFORMANCE OF NOTEHOLDER . At its option, upon Lessee's failure to do so and irrespective of whether notice has been given and whether any time in which to cure has elapsed, the Noteholder or Trustee may make any payment or do any act on such Lessee's behalf that such Lessee or others are required to do to remain in compliance with this Agreement or any of the other Loan Documents, and Lessee agrees to reimburse the Noteholder or Trustee (as applicable), on demand, for any payment made or expense incurred by Noteholder or Trustee pursuant to the foregoing authorization, including, without limitation, attorneys' fees, and until so repaid any sums advanced by Noteholder or Trustee shall constitute a portion of the Loan Obligations, shall be secured by the Mortgages and the other Transaction Documents and shall bear interest at the Default Rate (as defined in the Note) from the date advanced until repaid.

         9.4        INDEMNIFICATION .

                    (a) LESSEE SHALL, AT ITS SOLE COST AND EXPENSE, PROTECT, DEFEND, INDEMNIFY AND HOLD HARMLESS THE INDEMNIFIED PARTIES (AS DEFINED BELOW) FROM AND AGAINST ANY AND ALL CLAIMS, SUITS, LIABILITIES (INCLUDING, WITHOUT LIMITATION, STRICT LIABILITIES), ACTIONS, PROCEEDINGS, OBLIGATIONS, DEBTS, DAMAGES, REMEDIATION COSTS, LOSSES, COSTS, EXPENSES, DIMINUTIONS IN VALUE, FINES, PENALTIES, CHARGES, FEES, INVESTIGATORY FEES, EXPENSES, JUDGMENTS, AWARDS, AMOUNTS PAID IN SETTLEMENT, PUNITIVE DAMAGES, FORESEEABLE AND UNFORESEEABLE CONSEQUENTIAL DAMAGES, OF WHATEVER KIND OR NATURE (INCLUDING BUT NOT LIMITED TO REASONABLE ATTORNEYS' FEES, FEES OF EXPERT WITNESSES AND CONSULTANTS AND OTHER COSTS OF DEFENSE) (COLLECTIVELY, "INDEMNIFIED CLAIMS") IMPOSED UPON OR INCURRED BY OR ASSERTED AGAINST NOTEHOLDER OR ANY OF THE INDEMNIFIED PARTIES BY REASON OF OR IN ANY MANNER RELATING TO (A) OWNERSHIP OF THE LOAN, THE NOTE (INCLUDING AS TRUSTEE UNDER ANY TRUST AGREEMENT EXECUTED IN CONNECTION WITH ANY SECURITIZATION BACKED IN WHOLE OR IN PART BY THE LOAN OR OTHERWISE ARISING FROM SUCH TRUSTEE'S EXERCISE OF ITS POWERS AND DUTIES THEREUNDER), THE MORTGAGES OR ANY OF THE OTHER LOAN DOCUMENTS, THE PROPERTIES OR ANY INTEREST THEREIN OR RECEIPT OF ANY RENTS (AS DEFINED IN THE MORTGAGES); (B) SUBJECT TO THE LIMITATIONS OF SECTION 9.2, ANY AMENDMENT TO, OR RESTRUCTURING OF, THE LOAN OBLIGATIONS, ANY OF THE TRANSACTION DOCUMENTS; (C) THE

NEGOTIATION, EXECUTION, DELIVERY, PERFORMANCE, OWNERSHIP OR ENFORCEMENT OF THE PROVISIONS OF THE MORTGAGES OR THE NOTE OR ANY OF THE OTHER TRANSACTION DOCUMENTS, WHETHER OR NOT SUIT IS FILED IN CONNECTION WITH SAME, OR IN CONNECTION WITH BORROWER, LESSEE, ANY GUARANTOR AND/OR ANY PARTNER, JOINT VENTURER, MEMBER OR SHAREHOLDER THEREOF BECOMING A PARTY TO A VOLUNTARY OR INVOLUNTARY FEDERAL OR STATE BANKRUPTCY, INSOLVENCY OR SIMILAR PROCEEDING; (D) ANY ACCIDENT, INJURY TO OR DEATH OF PERSONS OR LOSS OF OR DAMAGE TO PROPERTY OCCURRING IN, ON OR ABOUT THE PROPERTY, THE IMPROVEMENTS OR ANY PART THEREOF OR ON THE ADJOINING SIDEWALKS, CURBS, ADJACENT PROPERTY OR ADJACENT PARKING AREAS, STREETS OR WAYS; (E) ANY USE, NONUSE OR CONDITION IN, ON OR ABOUT THE PROPERTY, THE IMPROVEMENTS OR ANY PART THEREOF OR ON THE ADJOINING SIDEWALKS, CURBS, ADJACENT PROPERTY OR ADJACENT PARKING AREAS, STREETS OR WAYS; (F) ANY FAILURE ON THE PART OF BORROWER OR LESSEE TO PERFORM OR COMPLY WITH ANY OF THE TERMS OF THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS; (G) ANY CLAIMS BY ANY BROKER, PERSON OR ENTITY CLAIMING TO HAVE PARTICIPATED IN ARRANGING THE MAKING OF THE LOAN; (H) ANY FAILURE OF THE PROPERTIES, THE IMPROVEMENTS OR ANY PART THEREOF TO BE IN COMPLIANCE WITH ANY APPLICABLE LAWS; (I) ANY AND ALL CLAIMS AND DEMANDS WHATSOEVER WHICH MAY BE ASSERTED AGAINST NOTEHOLDER BY REASON OF ANY ALLEGED OBLIGATIONS OR UNDERTAKINGS ON ITS PART TO PERFORM OR DISCHARGE ANY OF THE TERMS, COVENANTS, OR AGREEMENTS CONTAINED IN ANY LEASE AGREEMENT OR ANY REPLACEMENT OR RENEWAL THEREOF OR SUBSTITUTION THEREFOR; (J) PERFORMANCE OF ANY LABOR OR SERVICES OR THE FURNISHING OF ANY MATERIALS OR OTHER PROPERTIES WITH RESPECT TO THE PROPERTIES, THE IMPROVEMENTS OR ANY PART THEREOF, (K) THE FAILURE OF ANY PERSON TO FILE TIMELY WITH THE INTERNAL REVENUE SERVICE AN ACCURATE FORM 1099-B, STATEMENT FOR RECIPIENTS OF PROCEEDS FROM REAL ESTATE, BROKER AND BARTER EXCHANGE TRANSACTIONS, WHICH MAY BE REQUIRED IN CONNECTION WITH THE MORTGAGE, OR TO SUPPLY A COPY THEREOF IN A TIMELY FASHION TO THE RECIPIENT OF THE PROCEEDS OF THE TRANSACTIONS IN CONNECTION WITH WHICH THE LOAN ARE MADE; (L) ANY MISREPRESENTATION MADE TO NOTEHOLDER IN THIS AGREEMENT OR IN ANY OF THE OTHER TRANSACTION DOCUMENTS; (M) ANY TAX ON THE MAKING AND/OR RECORDING OF THE MORTGAGES, THE NOTE OR ANY OF THE OTHER TRANSACTION DOCUMENTS; (N) THE VIOLATION OF ANY REQUIREMENTS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED; (O) ANY FINES OR PENALTIES ASSESSED OR ANY CORRECTIVE COSTS INCURRED BY NOTEHOLDER IF ANY PROPERTY OR IMPROVEMENTS IS DETERMINED TO BE IN VIOLATION OF ANY COVENANTS, RESTRICTIONS OF RECORD, OR ANY APPLICABLE LAWS, ORDINANCES, RULES OR REGULATIONS; (P) ANY BREACH OF ANY REPRESENTATION OR WARRANTY OF BORROWER OR LESSEE IN ARTICLE VI OF THIS AGREEMENT; (Q) ANY FAILURE OF BORROWER OR LESSEE TO PERFORM

ANY OF ITS OBLIGATIONS UNDER ARTICLE VI OF THIS AGREEMENT; (R) THE EXISTENCE OR ALLEGED EXISTENCE OF ANY PROHIBITED ACTIVITY AND CONDITION; (S) THE RELEASE OR ALLEGED OR THREATENED RELEASE OF HAZARDOUS MATERIALS IN, ON, UNDER OR FROM ANY PROPERTY OR THE IMPROVEMENTS; (T) THE ACTUAL OR ALLEGED VIOLATION OF ANY ENVIRONMENTAL LAW; OR (U) THE ENFORCEMENT BY ANY OF THE INDEMNIFIED PARTIES OF, OR THE ASSERTION BY BORROWER OF ANY DEFENSE TO ITS OBLIGATIONS UNDER, THE PROVISIONS OF THIS SECTION 9.4 OR ANY MATTER PERTAINING TO OR ARISING OUT OF THE RELATED DOCUMENTS OR THE TRANSACTION DOCUMENTS. ANY AMOUNTS PAYABLE TO NOTEHOLDER OR TRUSTEE BY REASON OF THE APPLICATION OF THIS SECTION 9.4, SHALL BECOME IMMEDIATELY DUE AND PAYABLE, SHALL CONSTITUTE A PORTION OF THE LOAN OBLIGATIONS, SHALL BE SECURED BY THE TRANSACTION DOCUMENTS AND SHALL ACCRUE INTEREST AT THE DEFAULT RATE (AS DEFINED IN THE NOTE). THE OBLIGATIONS AND LIABILITIES OF LESSEE UNDER THIS SECTION 9.4 SHALL SURVIVE ANY TERMINATION, SATISFACTION, ASSIGNMENT, ENTRY OF ANY JUDGMENT OF FORECLOSURE OR EXERCISE OF ANY POWER OF SALE OR DELIVERY OF ANY DEED IN LIEU OF FORECLOSURE OF ANY MORTGAGE. FOR PURPOSES OF THIS SECTION 9.4, THE TERM "INDEMNIFIED PARTIES" MEANS GCFP, NOTEHOLDER, SURETY, TRUSTEE AND ANY PERSON WHO IS OR WILL HAVE BEEN INVOLVED IN THE ORIGINATION OF THE LOAN, ANY PERSON WHO IS OR WILL HAVE BEEN INVOLVED IN THE SERVICING OF THE LOAN, ANY PERSON IN WHOSE NAME THE ENCUMBRANCES CREATED BY THE MORTGAGES ARE OR WILL HAVE BEEN RECORDED, ANY PERSON WHO MAY HOLD OR ACQUIRE OR WILL HAVE HELD A FULL OR PARTIAL INTEREST IN THE COLLATERAL OR THE LOAN (INCLUDING, WITHOUT LIMITATION, ANY INVESTOR IN ANY SECURITIES BACKED IN WHOLE OR IN PART BY THE LOAN AND ANY TRUSTEE UNDER ANY TRUST AGREEMENT EXECUTED IN CONNECTION WITH ANY SUCH SECURITIES) AS WELL AS THE RESPECTIVE DIRECTORS, OFFICERS, SHAREHOLDER, PARTNERS, MEMBERS, EMPLOYEES, AGENTS, SERVANTS, REPRESENTATIVES, CONTRACTORS, SUBCONTRACTORS, AFFILIATES, SUBSIDIARIES, PARTICIPANTS, SUCCESSORS AND ASSIGNS OF ANY AND ALL OF THE FOREGOING (INCLUDING, WITHOUT LIMITATION, ANY OTHER PERSON WHO HOLDS OR ACQUIRES OR WILL HAVE HELD A PARTICIPATION OR OTHER FULL OR PARTIAL INTEREST IN THE LOAN OR THE PROPERTIES, THE IMPROVEMENTS OR ANY PORTION THEREOF, WHETHER DURING THE TERM OF A MORTGAGE OR AS A PART OF OR FOLLOWING A FORECLOSURE THEREOF AND INCLUDING, WITHOUT LIMITATION, ANY SUCCESSORS BY MERGER, CONSOLIDATION, OR ACQUISITION OF ALL OR A SUBSTANTIAL PORTION OF NOTEHOLDER'S OR TRUSTEE'S ASSETS AND BUSINESS).

                    (b) COUNSEL SELECTED AND PAID FOR BY LESSEE TO DEFEND INDEMNIFIED PARTIES SHALL BE SUBJECT TO THE APPROVAL OF THE APPLICABLE INDEMNIFIED PARTY. NOTWITHSTANDING ANYTHING CONTAINED HEREIN, ANY INDEMNIFIED PARTY MAY ELECT TO RESIST OR DEFEND AND/OR

SETTLE ANY CLAIM OR LEGAL PROCEEDING AT THE LESSEE'S EXPENSE IF SUCH INDEMNIFIED PARTY HAS REASON TO BELIEVE THAT ITS INTERESTS DIVERGE FROM OTHER INTERESTS BEING REPRESENTED BY SUCH COUNSEL AND IN ANY CIRCUMSTANCES IN WHICH THE INDEMNITY UNDER THIS AGREEMENT APPLIES, NOTEHOLDER MAY EMPLOY ITS OWN LEGAL COUNSEL AND CONSULTANTS TO PROSECUTE, DEFEND OR NEGOTIATE ANY CLAIM OR LEGAL OR ADMINISTRATIVE PROCEEDING AND NOTEHOLDER, WITH THE PRIOR WRITTEN CONSENT OF LESSEE (WHICH SHALL NOT BE UNREASONABLY WITHHELD, DELAYED OR CONDITIONED) MAY SETTLE OR COMPROMISE ANY ACTION OR LEGAL OR ADMINISTRATIVE PROCEEDING. LESSEE SHALL REIMBURSE THE INDEMNIFIED PARTIES UPON DEMAND FOR ALL COSTS AND EXPENSES INCURRED BY THE INDEMNIFIED PARTIES, INCLUDING ALL COSTS OF SETTLEMENTS ENTERED INTO IN GOOD FAITH, AND THE FEES AND OUT OF POCKET EXPENSES OF SUCH ATTORNEYS AND CONSULTANTS (BUT LESSEE SHALL BE OBLIGATED TO BEAR THE EXPENSE OF AT MOST ONLY ONE SUCH SEPARATE COUNSEL FOR EACH INDEMNIFIED PARTY). NOTHING CONTAINED HEREIN SHALL PREVENT AN INDEMNIFIED PARTY FROM EMPLOYING SEPARATE COUNSEL IN ANY SUCH ACTION AT ANY TIME AND PARTICIPATING IN THE DEFENSE THEREOF AT ITS OWN EXPENSE.

                    (c) LESSEE SHALL NOT, WITHOUT THE PRIOR WRITTEN CONSENT OF THOSE INDEMNIFIED PARTIES WHO ARE NAMED AS PARTIES TO A CLAIM OR LEGAL OR ADMINISTRATIVE PROCEEDING (A "CLAIM") SETTLE OR COMPROMISE THE CLAIM IF THE SETTLEMENT (i) RESULTS IN THE ENTRY OF ANY JUDGMENT THAT DOES NOT INCLUDE AS AN UNCONDITIONAL TERM THE DELIVERY BY THE CLAIMANT OR PLAINTIFF TO NOTEHOLDER OF A WRITTEN RELEASE OF THOSE INDEMNIFIED PARTIES, SATISFACTORY IN FORM AND SUBSTANCE TO NOTEHOLDER; OR (ii) MAY MATERIALLY AND ADVERSELY AFFECT ANY INDEMNIFIED PARTY, AS DETERMINED BY SUCH INDEMNIFIED PARTY IN ITS SOLE DISCRETION.

                    (d) THE LIABILITY OF LESSEE TO INDEMNIFY THE INDEMNIFIED PARTIES SHALL NOT BE LIMITED OR IMPAIRED BY ANY OF THE FOLLOWING, OR BY ANY FAILURE OF LESSEE OR ANY GUARANTOR TO RECEIVE NOTICE OF OR CONSIDERATION FOR ANY OF THE FOLLOWING:

                        (i) THE VALIDITY, REGULARITY OR ENFORCEABILITY OF THE TRANSACTION DOCUMENTS OR ANY OTHER INSTRUMENT OR DOCUMENT EXECUTED OR DELIVERED IN CONNECTION THEREWITH.

                        (ii) ANY ALTERATION, AMENDMENT, MODIFICATION, RELEASE, TERMINATION OR CANCELLATION OF ANY LOAN AND SURETY DOCUMENT, OR ANY CHANGE IN THE TIME, MANNER OR PLACE OF PAYMENT OF, OR IN ANY OTHER TERM IN RESPECT OF, ALL OR ANY OF THE OBLIGATIONS OF BORROWER CONTAINED IN ANY LOAN AND SURETY DOCUMENT.

                        (iii) ANY EXTENSION OF THE MATURITY OF THE NOTE OR ANY WAIVER OF, OR CONSENT TO ANY DEPARTURE FROM, ANY PROVISION CONTAINED IN ANY RELATED DOCUMENT.


                        (iv) THE ACCURACY OR INACCURACY OF ANY REPRESENTATIONS AND WARRANTIES MADE BY BORROWER OR LESSEE UNDER THIS AGREEMENT OR ANY OTHER LOAN AND SURETY DOCUMENT.

                        (v) ANY NEGLIGENCE BY THE INDEMNIFIED PARTIES IN THE ADMINISTRATION OR ENFORCEMENT OF BORROWER'S OR LESSEE'S OBLIGATIONS UNDER THE TRANSACTION DOCUMENTS OR ANY DELAY IN ENFORCING SUCH OBLIGATIONS OR IN REALIZING ON ANY SECURITY FOR THE LOAN OBLIGATIONS.

                        (vi) ANY ACTION BY ANY INDEMNIFIED PARTY AT ANY TIME OR IN ANY MANNER TO PARTICIPATE IN THE MANAGEMENT OR CONTROL OF, TAKE POSSESSION OF (WHETHER PERSONALLY, BY AGENT OR BY APPOINTMENT OF A RECEIVER), OR TAKING TITLE TO, THE PROPERTY OR ANY PORTION THEREOF, WHETHER BY FORECLOSURE, DEED IN LIEU OF FORECLOSURE, SALE UNDER POWER OF SALE PURSUANT TO THE MORTGAGES OR OTHERWISE.

                        (vii) ANY CHANGE, BETWEEN THE CLOSING DATE AND THE DATE ON WHICH ALL OF THE OBLIGATIONS HEREUNDER ARE PAID IN FULL, IN APPLICABLE LAW, INCLUDING WITHOUT LIMITATION, ANY ENVIRONMENTAL LAW, THE EFFECT OF WHICH MAY BE TO MAKE A LENDER OR A NOTEHOLDER OR MORTGAGEE LIABLE IN RESPECT OF ANY OF SUCH OBLIGATIONS.

                        (viii) THE RELEASE OF BORROWER, LESSEE OR ANY OTHER PERSON, BY NOTEHOLDER, SURETY, TRUSTEE OR BY OPERATION OF LAW, FROM PERFORMANCE OF ANY OBLIGATION UNDER ANY OF THE TRANSACTION DOCUMENTS.

                        (ix) THE RELEASE OR SUBSTITUTION IN WHOLE OR IN PART OF ANY SECURITY FOR THE LOAN OBLIGATIONS.

                        (x) ANY FAILURE TO PROPERLY PERFECT ANY LIEN OR SECURITY INTEREST GIVEN AS SECURITY FOR THE LOAN OBLIGATIONS.

                    (e) LESSEE SHALL, AT ITS OWN COST AND EXPENSE, DO ALL OF THE
FOLLOWING:

                        (i) PAY OR SATISFY ANY JUDGMENT OR DECREE THAT MAY BE ENTERED AGAINST ANY INDEMNIFIED PARTY OR INDEMNIFIED PARTIES

IN ANY LEGAL OR ADMINISTRATIVE PROCEEDING INCIDENT TO ANY MATTERS AGAINST WHICH INDEMNIFIED PARTIES ARE ENTITLED TO BE INDEMNIFIED UNDER THIS AGREEMENT.

                        (ii) REIMBURSE INDEMNIFIED PARTIES FOR ANY EXPENSES PAID OR INCURRED IN CONNECTION WITH ANY MATTERS AGAINST WHICH INDEMNIFIED PARTIES ARE ENTITLED TO BE INDEMNIFIED UNDER THIS AGREEMENT.

                        (iii) REIMBURSE INDEMNIFIED PARTIES FOR ANY AND ALL EXPENSES, INCLUDING FEES AND COSTS OF ATTORNEYS, CONSULTANTS AND EXPERT WITNESSES, PAID OR INCURRED IN CONNECTION WITH THE ENFORCEMENT BY INDEMNIFIED PARTIES OF THEIR RIGHTS UNDER THIS AGREEMENT, OR IN MONITORING AND PARTICIPATING IN ANY LEGAL OR ADMINISTRATIVE PROCEEDING.

                    (f) THE PROVISIONS OF THIS SECTION 9.4 SHALL BE IN ADDITION TO ANY AND ALL OTHER OBLIGATIONS AND LIABILITIES THAT BORROWER OR LESSEE MAY HAVE UNDER THE APPLICABLE LAW OR UNDER THE OTHER RELATED DOCUMENTS, AND EACH INDEMNIFIED PARTY SHALL BE ENTITLED TO INDEMNIFICATION UNDER THIS AGREEMENT WITHOUT REGARD TO WHETHER NOTEHOLDER OR THAT INDEMNIFIED PARTY HAS EXERCISED ANY RIGHTS AGAINST THE PROPERTIES AND/OR THE IMPROVEMENTS OR ANY OTHER SECURITY, PURSUED ANY RIGHTS AGAINST ANY GUARANTOR, OR PURSUED ANY OTHER RIGHTS AVAILABLE UNDER THE LOAN AND SURETY DOCUMENTS OR APPLICABLE LAW. THE OBLIGATIONS OF LESSEE TO INDEMNIFY THE INDEMNIFIED PARTIES UNDER THIS AGREEMENT SHALL SURVIVE ANY REPAYMENT OR DISCHARGE OF THE LOAN OBLIGATIONS, ANY FORECLOSURE PROCEEDING, ANY FORECLOSURE SALE, ANY DELIVERY OF ANY DEED IN LIEU OF FORECLOSURE, AND ANY RELEASE OF RECORD OF THE LIEN OF ANY MORTGAGE.

                    (g) THE PROVISIONS OF THIS SECTION 9.4 SHALL NOT REQUIRE INDEMNIFICATION OF ANY INDEMNIFIED PARTY FOR CLAIMS (WHICH WOULD OTHERWISE CONSTITUTE INDEMNIFIED CLAIMS) ARISING SOLELY FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PARTY OR THE BREACH BY SUCH INDEMNIFIED PARTY OF ITS OBLIGATION UNDER THE TRANSACTION DOCUMENTS (BUT SUCH BREACH SHALL NOT AFFECT LESSEE'S INDEMNIFICATION OBLIGATIONS TO ANY OTHER INDEMNIFIED PARTY).

         9.5 EVIDENCE OF COMPLIANCE . Promptly following request by Noteholder, each Borrower Party shall provide such documents and instruments as shall be reasonably satisfactory to Noteholder to evidence compliance with any provision of the Loan and Surety Documents applicable to such Borrower Party.

         9.6 HEADINGS . The headings of the Sections of this Agreement are for convenience of reference only, are not to be considered a part hereof, and shall not limit or otherwise affect any of the terms hereof.

         9.7 U.S. CURRENCY . All payments to be made hereunder by Borrower or any Borrower Party shall be made to Noteholder in lawful currency of the United States of America at the address of Noteholder set forth above or at such other address as Noteholder shall designate in writing.

         9.8 SURVIVAL OF COVENANTS . All covenants, agreements, representations and warranties made herein and in certificates or reports delivered pursuant hereto shall be deemed to have been material and relied on by Noteholder, notwithstanding any investigation made by or on behalf of Noteholder, and shall survive the execution and delivery to Noteholder of the Note, this Agreement and the other Loan and Surety Documents. Further, it is the intention of the parties hereto, and GCFP shall be entitled, that notwithstanding the occurrence of any Secondary Market Transaction, to rely on all protections afforded to Noteholder, including without limitation, the protections afforded under SECTION 9.4 hereof, as if GCFP were expressly named herein.

         9.9 NOTICES, ETC . Unless otherwise specifically provided herein, any notice or other communication required or permitted to be given shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied, telexed or sent by overnight courier service or United States mail and shall be deemed to have been given: (A) if delivered in person, when delivered; (B) if delivered by telecopy, on the date of transmission if transmitted on a Business Day before 6:00 pm (New York Time) or, if not, on the next succeeding Business Day; (C) if delivered by nationally recognized overnight courier, one day after delivery to such courier properly addressed; or (D) if by U.S. Mail, three (3) Business Days after depositing in the United States mail, with postage paid and properly addressed.

         If to Borrower, notice shall be sent to:

                    Pita General Corporation
                    c/o SELCO Services Corporation
                    129 Public Square
                    Cleveland, Ohio 44114
                    Attention: Robert Bowes, Esq.
                    Telephone: (216) 689-5089
                    Facsimile: (216) 689-5681

                    with a copy to:

                    Keycorp Leasing
                    54 State Street
                    Albany, New York 12207
                    Attn: Donald C. Davis
                    and with a copy to:

                    Key Global Finance
                    30 Federal Street
                    Boston, Massachusetts 02110
                    Attn:  Mindy Berman
                    Telephone: (617) 654-2777
                    Facsimile: (617) 654-2727

         If to Lessee, notice shall be sent to:

                    AHC Tenant, Inc.
                    c/o Alterra Healthcare Corporation
                    450 North Sunnyslope Road
                    Suite 300
                    Brookfield, Wisconsin  53005
                    Attn:  Mark Ohlendorf, Senior Vice President Finance
                    Telephone: (414) 641-7432
                    Facsimile: (414) 789-6182

         with copies to:

                    Rogers & Hardin
                    229 Peachtree Street - International Tower
                    International Tower
                    Atlanta, Georgia  30303
                    Attn:  Miriam Dent, Esq.
                    Telephone: (404) 420-4644
                    Facsimile: (404) 525-2224

         If to Noteholder:

                    Greenwich Capital Financial Products, Inc.
                    600 Steamboat Road, Level 2
                    Greenwich, Connecticut 06830
                    Attn: Paul Nidenberg
                    Telephone: (203) 618-2347
                    Facsimile: (203) 618-2052

         with copies to:

                    Sidley & Austin
                    875 Third Avenue
                    New York, New York  10022
                    Attn: Robert L. Boyd, Esq.

                    Telephone:  (212) 906-2252
                    Facsimile: (212) 906-2021

         And to:

                    ZC Specialty Insurance Company
                    One Exchange Place
                    Suite 100
                    Jersey City, New Jersey  07302
                    Attention: General Counsel
                    Facsimile:  (201) 309-3040
                    Confirmation: (201) 332-1400

         with copies to:

                    Zurich Centre Group, LLC
                    One Chase Manhattan Plaza, 44th Floor
                    New York, New York 10005
                    Attention: General Counsel
                    Facsimile: (212) 898-5444
                    Confirmation: (212) 898-5350

                    The Zurich Centre
                    90 Pitt's Bay Road
                    Pembroke HM 08
                    P.O. Box HM 1788
                    Hamilton HM HX, Bermuda
                    Attention: Manager-ZC Specialty Insurance Company
                    Facsimile: (441) 295-3705
                    Confirmation: (441) 295-8501

         And to:

                    The First National Bank of Chicago
                    One First National Plaza, Suite 0126
                    Chicago, Illinois 60670-0126
                    Attn: Corporate Trust Services Division
                    Telephone: (312) 407-0192
                    Facsimile: (312) 407-1708

Either party may change its address to another single address by notice given as herein provided, except any change of address notice must be actually received in order to be effective.

Notwithstanding the foregoing, all material communications, including without limitations, communications pertaining to "Default," "Events of Default" or events or occurrences which have, will or could result in a Material Adverse Effect shall be given in writing and delivered by a nationally recognized overnight courier within one day after delivery to such courier with receipt thereof to be confirmed telephonically by the sending party.

         9.10 BENEFITS . All of the terms and provisions of this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

         9.11 SECONDARY MARKET TRANSACTIONS GENERALLY . Noteholder shall have the right to engage in one or more Secondary Market Transactions, and to structure and restructure all or any part of the Loan, including without limitation in multiple tranches, as wraparound loans, or for inclusion in a REMIC or other Securitization. Without limitation, Lender shall have the right to cause the Note and the Mortgage to be split into a first and a second mortgage loan, or into a one or more loans secured by mortgages and by the equity pledges and other security interests included in the Collateral on the date hereof, in whatever proportion Lender determines, and thereafter to engage in Secondary Market Transactions with respect to all or any part of the indebtedness and loan documentation. Borrower and Lessee acknowledge that it is the intention of the parties that all or a portion of the Loan will be securitized and that all or a portion of the Loan will be rated by one or more Rating Agencies. Subject to the provisions of Section 9.12, Borrower and Lessee further acknowledge that additional structural modifications may be required to satisfy issues raised by one or more Rating Agencies. As used herein, "SECONDARY MARKET TRANSACTION" means any of (i) the sale, assignment, or other transfer of all or any portion of the Loan Obligations or the Transaction Documents or any interest therein to one or more investors, (ii) the sale, assignment, or other transfer of one or more participation interests in the Loan Obligations or Transaction Documents to one or more investors, or (iii) the transfer or deposit of all or any portion of the Loan Obligations or Loan and Surety Documents to or with one or more trusts or other entities which may sell certificates or other instruments to investors evidencing an ownership interest in the assets of such trust or the right to receive income or proceeds therefrom.

         9.12 COOPERATION; LIMITATIONS . (a) Borrower Parties shall use all reasonable efforts and cooperate reasonably and in good faith with Noteholder, at Lessee's expense, in effecting any such restructuring or Secondary Market Transaction. Such cooperation shall include without limitation, executing and delivering such reasonable amendments to the Transaction Documents as Noteholder may request, provided however that no such amendment in connection with any Secondary Market Transaction shall diminish the rights or materially increase the obligations of the Borrower Parties or SELCO under the Transaction Documents modify (i) the interest rate payable under the Note or the Rent payable under the Master Lease in any material respect; (ii) the stated maturity date of the Note, (iii) the amortization of the principal amount of the Note, (iv) any other material economic terms of the Loan Obligations or the Master Lease (including, without limitation, any modification described in Section 2.10(f) of the Trust Agreement)(any such modification described in the foregoing clauses (i)-(iv), a "MATERIAL MODIFICATION"). Such cooperation also shall include Lessee's using best efforts to obtain such certificates and assurances from governmental entities and others as Noteholder may request. In addition to their obligations under Section 9.2 hereof and subject to the limitations thereof, Lessee shall pay for any item that is requested by Noteholder in connection with a Secondary Market Transaction that was a requirement for the closing of Loan, but which was waived in connection with such closing.

         (b) Without limiting the foregoing, in the event that any amendment or modification of the Transaction Documents in connection with any Secondary Market Transaction does not constitute a Material Modification but in the reasonable opinion of an Approved Accountant would result in a loss of Guarantor's "synthetic lease" treatment of the Master Lease for financial accounting purposes (a "MATERIAL ACCOUNTING CHANGE"), notwithstanding anything to the contrary contained herein, in the Note or the other Loan Documents, Lessee shall have the option (the "NOTE PURCHASE OPTION") to purchase the Note for a purchase price (the "NOTE PURCHASE PRICE") equal to the Purchase Percentage (defined below) of the principal outstanding under the Note, together with all accrued and unpaid interest thereon and any other Loan Obligations then outstanding (other than any Prepayment Consideration otherwise due under the Note). Lessee may elect to exercise the Note Purchase Option by delivery of written notice of such election to Noteholder within five (5) Business Days after Noteholder's request for the proposed modification of the Transaction Documents giving rise to such Material Accounting Change (which request is accompanied by a description of the principal terms of the proposed amendment) together with (i) the sum of five percent (5%) of the then outstanding principal amount of the Loan (the "INITIAL Deposit") by wire transfer to Noteholder of immediately available federal funds in accordance with Noteholder's instructions and (ii) a letter from an Approved Accountant or other evidence reasonably acceptable to Noteholder that such proposed modification would result in a Material Accounting Change. Provided that no Event of Default shall have occurred and be continuing as of the date of Lessee's exercise of the Note Purchase Option or as of the date of purchase of the Note and Lessee timely exercises the Note Purchase Option in accordance with the foregoing conditions, Lessee shall have the right pursuant to the Note Purchase Option to purchase the Note upon payment to Noteholder of the Note Purchase Price (net of the Deposit), by wire transfer in accordance with Noteholder's instructions, on or before the date (the "NOTE PURCHASE DATE") which is ninety (90) days after the date of Noteholder's request for the proposed modification of the Transaction Documents. Lessee may extend the Note Purchase Date for an additional ninety (90) days (the "OUTSIDE NOTE PURCHASE DATE") by delivery to Noteholder of notice thereof together with amount equal to an additional five percent (5%) of the then outstanding principal amount of the Loan (the "ADDITIONAL DEPOSIT"; together with the Initial Deposit, the "DEPOSIT") before the Note Purchase Date. If Lessee fails to extend the Note Purchase Option and does not consummate the purchase of the Note in accordance with the foregoing, on or before the Note Purchase Date, or having so extended the Note Purchase Option fails to consummate the purchase of the Note on or before the Outside Note Purchase Date, the Note Purchase Option shall be void and of no further force or effect whatsoever, Noteholder shall be entitled to retain the Deposit as liquidated damages for Lessee's failure to purchase the Note and Lessee shall be required to execute and deliver the proposed modifications to the Transaction Documents notwithstanding such Material Accounting Change.

         For purposes of the foregoing, the Purchase Percentage shall be equal to, as of any date of determination, a price, expressed as a percentage of par, at which Noteholder carries the Loan on its regularly maintained internal position sheets (and Noteholder shall provide Lessee upon request copies of relevant excerpts from its position sheets), adjusted to take into account any hedge profits and losses that would be incurred by Noteholder upon the simultaneous unwinding of any hedging arrangements entered into by Noteholder with respect to its rights under the Loan.

         9.13 INFORMATION . The Borrower Parties shall provide such information and documents relating to the Borrower Parties, Manager, the Sublessees, the Assisted Living Facilities, Properties, Improvements and the business and operations of all of the foregoing as Noteholder may reasonably request in connection with any such Secondary Market Transaction. Noteholder shall be permitted to share all such information with the investment banking firms, Rating Agencies, accounting firms, law firms, other third party advisory firms, potential investors, and other parties involved in any proposed Secondary Market Transaction. Any such information may be incorporated into offering documents for the Secondary Market Transactions. Noteholder and all of the aforesaid third-party advisors and professional firms and investors shall be entitled to rely upon such information, and Lessee shall indemnify, defend, and hold harmless Noteholder from and against any losses, claims, damages and liabilities that arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such information provided by Lessee, any Sublessee or Alterra or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in such information provided by Lessee, any Sublessee or Alterra or necessary in order to make the statements in such information provided by Lessee, any Sublessee or Alterra not materially misleading. Noteholder may publicize the existence of the Loan Obligations in connection with Noteholder's Secondary Market Transaction activities or otherwise.

         9.14 ADDITIONAL PROVISIONS . In any Secondary Market Transaction, Noteholder may transfer its obligations under this Agreement and under the other Loan Documents (or may transfer the portion thereof corresponding to the transferred portion of the Loan Obligations), and thereafter Noteholder shall be relieved of any obligations hereunder and under the other Loan Documents so transferred arising after the date of said transfer with respect to the transferred interest. Each transferee investor shall become a "NOTEHOLDER" hereunder and "LENDER" or other applicable party under the Transaction Documents. In the event Noteholder transfers any or all of its obligations to multiple transferee investors and such investors become "Noteholders", one such Noteholder or Servicer shall act as the representative for all Noteholders, and shall receive notices, approve or deny requests, and otherwise act on behalf of all Noteholders.

         9.15 SUPERSEDES PRIOR AGREEMENTS: COUNTERPARTS . This Agreement and the instruments referred to herein supersede and incorporate all representations, promises, and statements, oral or written, made by Noteholder in connection with the Loan. This Agreement may not be varied, altered, or amended except by a written instrument executed by an authorized officer of the Noteholder. This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but such counterparts shall together constitute one and the same instrument.

         9.16 INCONSISTENCIES . The Loan shall be governed by the terms and provisions set forth in this Agreement and the other Loan Documents and in the event of any inconsistencies between the terms of the other Loan Documents and the terms of this Agreement, the terms of this Agreement shall control; provided, however that so long as the Trust Agreement shall be in effect, the Controlling Party shall be entitled to exercise the rights and remedies of Noteholder to the extent and as provided in the Trust Agreement. In the event of any inconsistencies between the terms of the Loan Documents and the Transaction Documents, the terms of the Loan Documents shall control, except in the event of any inconsistency between the terms of the Loan Documents and the Trust Agreement, in which event the terms of the Trust Agreement shall prevail.

         9.17 CONTROLLING LAW . THE PARTIES HERETO AGREE THAT THE VALIDITY, INTERPRETATION, ENFORCEMENT AND EFFECT OF THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS AND THE PARTIES HERETO SUBMIT (AND WAIVE ALL RIGHTS TO OBJECT) TO NON-EXCLUSIVE PERSONAL JURISDICTION IN THE STATE OF ILLINOIS AND AGREE TO VENUE IN ANY COURT IN SUCH JURISDICTION, INCLUDING ANY FEDERAL COURTS SITTING IN SUCH JURISDICTION.

         9.18 WAIVER OF JURY TRIAL . EACH PARTY HERETO HEREBY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY ON ANY CLAIM, COUNTERCLAIM, SETOFF, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE LOAN OR OTHER LOAN DOCUMENTS, OR (B) IN ANY WAY CONNECTED WITH OR PERTAINING OR RELATED TO OR INCIDENTAL TO ANY DEALINGS OF NOTEHOLDER AND/OR BORROWER WITH RESPECT TO THE LOAN DOCUMENTS OR IN CONNECTION WITH THIS AGREEMENT OR THE EXERCISE OF EITHER PARTY'S RIGHTS AND REMEDIES UNDER THIS AGREEMENT OR OTHERWISE, OR THE CONDUCT OR THE RELATIONSHIP OF THE PARTIES HERETO, IN ALL OF THE FOREGOING CASES WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. BORROWER AND LESSEE AGREE THAT NOTEHOLDER MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY, AND BARGAINED AGREEMENT OF EACH OF BORROWER AND LESSEE IRREVOCABLY TO WAIVE ITS RIGHTS TO TRIAL BY JURY AS AN INDUCEMENT OF NOTEHOLDER TO MAKE THE LOAN, AND THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY DISPUTE OR CONTROVERSY WHATSOEVER (WHETHER OR NOT MODIFIED HEREIN) BETWEEN BORROWER, LESSEE AND NOTEHOLDER SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

         9.19 SUBROGATION . Borrower and Lessee acknowledge that the Surety may obtain rights in the Loan Documents, by way of subrogation, as a result of a payment under the Surety Bond and that such payments by Surety shall not reduce the Loan Obligations of Borrower and Lessee arising hereunder.

         9.20 COMPLIANCE WITH LAWS . It is the intent of the parties that the execution, delivery, and performance of the Loan Documents, the transactions provided for therein and contemplated thereby, and all matters incidental and related thereto or arising therefrom, shall be in strict compliance with, and that they shall each comply and, conform strictly with, all laws applicable to and governing the Loan Documents, as from time to time in effect, including applicable usury laws. This provision shall not be deemed to alter the choice of governing law in the Loan Documents. In furtherance thereof, the Noteholder and Borrower stipulate and agree that none of the terms and provisions contained in, or pertaining to, the Loan Documents shall ever be construed to create a contract for, or obligating any Person to pay for the use or forbearance or detention of money, interest at a rate or in an amount in excess of the maximum rate or maximum amount of interest lawfully permitted or allowed to be, contracted for, charged, received, taken, or reserved under such laws. For such purposes as to each of the Loan Documents, (i) "interest" shall include the aggregate of all amounts which constitute, or are deemed to constitute, interest under the law applicable to the Loan Documents and the transactions thereunder, that is, contracted for, chargeable, receivable (whether received or deemed to have been received ), taken, or reserved under each such document, and (ii) unless otherwise specified therein, all computations of the maximum amount of interest permitted or allowed under such applicable law will be made on the basis of the actual number of days elapsed over a 360-day year . Neither Borrower nor any other Person shall ever be required to pay interest on, or with respect to any of, the Loan Documents at a rate or in an amount in excess of the maximum rate or maximum amount of interest that may be lawfully contracted for, charged, received, taken, or reserved under such applicable law, AND THE PROVISIONS OF THIS PARAGRAPH SHALL CONTROL OVER ALL OTHER PROVISIONS OF THE LOAN DOCUMENTS. If the effective rate or amount of interest which would otherwise be payable would exceed the maximum rate or maximum amount of interest, the Noteholder or any other holder of the Note or other obligation is allowed by such applicable law to change, contract for, take, reserve, or receive, or in the event the Noteholder or any holder of the Note or other obligation shall change, contract for, take, reserve, or receive money that is deemed to constitute interest which would, in the absence of this provision, increase the effective rate or amount of interest payable under the Loan Documents to a rate or amount in excess of that permitted or allowed to be charged, contracted for, taken reserved, or received under such applicable law then in effect, then the amount of interest which would otherwise be payable shall be limited to, and the Loan Documents shall in all respects be construed and applied so as to conform to, the maximum amount allowed pursuant to then applicable law, and, if no maximum amount or rate is then in effect, then as may otherwise be authorized and allowed under such laws, as now or hereafter construed by the courts having jurisdiction. Any amount(s) charged, contracted for, received, taken or reserved that are deemed to constitute interest determined to be in excess of the. maximum rate or maximum amount of interest permitted by applicable law shall be immediately returned or credited to the account of the Borrower or other Person entitled thereto upon such a determination, including a determination by a court of competent jurisdiction. All amounts contracted for, charged, received, reserved, paid, or agreed to be paid in connection with any note or other obligation which would under applicable law be deemed "interest" (or if not so deemed, would be deemed an amount that would be included in the calculation of the maximum rate or maximum amount of interest allowed pursuant to applicable law), shall, to the maximum extent not prohibited by applicable law, be amortized, prorated, allocated, and spread throughout the full term of the Loan Documents and any loans, as the case may be; provided that, if the Note or other obligation is paid and performed in full prior to the end of the full existence thereof and the amount paid thereon exceeds the maximum lawful rate or amount, the Noteholder shall refund to the Borrower or such Person entitled thereto the amount of such excess, or credit the amount of such excess against the principal amount of such note or other obligation (as applicable) and, in such event, it is expressly agreed that the Noteholder shall not be subject to any penalties provided by any laws for contracting for, charging, taking, reserving, or receiving interest in excess of the maximum rate.

         9.21 INTERPRETATION . In this Agreement (unless otherwise specified), the singular includes the plural and the plural includes the singular; words importing any gender include the other genders; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; references to "writing" include printing, typing, lithography and other means of reproducing words in a tangible, visible form; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to articles, sections (or subdivisions of sections), recitals, exhibits, annexes or schedules are those of this Agreement unless otherwise indicated; references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modification to such instruments, but only to the extent such amendments and other modification are not prohibited by the terms of this Agreement or specifically excluded therefrom; the phrase "and/or" shall be deemed to mean the words both preceding and following such phrase, or either of them; references to the parties and to Persons include their respective permitted successors and assigns; and, in the case of governmental Persons, Persons succeeding to their respective functions and capacities; and references to times of day shall be to Chicago, Illinois time unless specifically provided otherwise.

         9.22 NON-EXCLUSIVITY OF REMEDIES . Upon the occurrence and continuance of an Event of Default, the Noteholder may exercise any right, power or remedy permitted to it by law (whether by suit in equity, action at law or both), and whether for specific performance of any agreement contained in this Agreement or the other Loan Documents or in aid of the exercise of any right or power granted in this Agreement or the other Loan Documents, or otherwise, it being intended by the parties hereto that no remedy is to be exclusive and that each remedy is to be cumulative. No course of dealing on the part of the Noteholder or any delay or failure on the part of the Noteholder to exercise any right shall operate as a waiver of such right or otherwise prejudice the Noteholder's rights, powers and remedies. If Borrower or Lessee fails to pay when due any amount owed hereunder, Lessee shall be obligated to pay to the Noteholder, to the extent permitted by law, such further amount as shall be sufficient to cover the cost and expenses, including, but not limited to, reasonable attorneys' fees, or collecting any sums due or otherwise enforcing any of tile Noteholder's rights.

         9.23 SERVICER; TRUSTEE . All rights of the Noteholder hereunder may exercised by the Servicer or Trustee, as applicable. The Servicer or Trustee, as applicable shall be entitled to the benefit of all obligations of any of the Borrower Parties in favor of Noteholder.

         9.24 OBLIGATIONS OF THE BORROWER PARTIES . Except as expressly provided, the obligations of Lessee hereunder are not those of the other Borrower Parties. The Borrower Parties other than Lessee are parties to this Agreement only with regard to the representations, warranties, and covenants specifically applicable to them.

         9.25 LIMITATION OF LIABILITY . Neither Noteholder, nor any affiliate, officer, director, employee, attorney, or agent of Noteholder, shall have any liability with respect to, and Borrower and Lessee each hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by Borrower or Lessee in connection with, arising out of, or in any way related to, this Agreement or any of the other Transaction Documents, or any of the transactions contemplated by this Agreement or any of the other Transaction Documents, other than the gross negligence or willful misconduct of Noteholder or damages resulting from Noteholder's liquidation, draw down or other efforts to realize upon the Excluded Collateral in violation of the terms of this Agreement or the other Transaction Documents. Borrower and Lessee each hereby waives, releases, and agrees not to sue Noteholder or any of Noteholder's affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Transaction Documents, or any of the transactions contemplated hereby or thereby except to the extent same is caused by the gross negligence or willful misconduct of a Noteholder.

         9.26 NO DUTY . All attorneys, accountants, appraisers, and other professional Persons and consultants retained by Noteholder shall have the right to act exclusively in the interest of Noteholder and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to any Borrower Party or Affiliates thereof, or any other Person.

         9.27       WAIVERS OF DEFENSES OF GUARANTORS AND SURETIES .

                    To the extent that Lessee or any Affiliate thereof (in this Article, a "WAIVING PARTY") is deemed for any reason to be a guarantor or surety of or for any other Borrower Party or to have rights or obligations in the nature of the rights or obligations of a guarantor or surety (whether by reason of execution of a guaranty, provision of security for the obligations of another, or otherwise) then this Article shall apply to Lessee or such Affiliate thereof. This Section 9.27 shall not affect the rights of the Waiving Party other than to waive or limit rights and defenses that Waiving Party would have
(i) in its capacity as a guarantor or surety or (ii) in its capacity as one having rights or obligations in the nature of a guarantor or surety.

                    Waiving Party hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of receivership or bankruptcy of any of the other Borrower Parties, protest or notice with respect to any of the obligations of any of the other Borrower Parties, setoffs and counterclaims and all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance, the benefits of all statutes of limitation, and all other demands whatsoever (and shall not require that the same be made on any of the other Borrower Parties as a condition precedent to the obligations of Waiving Party), and covenants that the Transaction Documents will not be discharged, except by complete payment and performance of the obligations evidenced and secured thereby, except only as limited by the express contractual provisions of the Transaction Documents. Waiving

Party further waives all notices that the principal amount, or any portion thereof, and/or any interest on any instrument or document evidencing all or any part of the obligations of any of the other Borrower Parties to Noteholder is due, notices of any and all proceedings to collect from any of the other Borrower Parties or any endorser or any other guarantor of all or any part of their obligations, or from any other person or entity, and, to the extent permitted by law, notices of exchange, sale, surrender or other handling of any security or collateral given to Noteholder to secure payment of all or any part of the obligations of any of the other Borrower Parties.

                    Except only to the extent provided otherwise in the express contractual provisions of the Transaction Documents, Waiving Party hereby agrees that all of its obligations under the Transaction Documents shall remain in full force and effect, without defense, offset or counterclaim of any kind, notwithstanding that any right of Waiving Party against any of the other Borrower Parties or defense of Waiving Party against Noteholder may be impaired, destroyed, or otherwise affected by reason of any action or inaction on the part of Noteholder. Waiving Party waives all rights and defenses arising out of an election of remedies by the Noteholder or Trustee, even though that election of remedies, such as a non- judicial foreclosure with respect to security for a guaranteed obligation, may have destroyed the Waiving Party's rights of subrogation and reimbursement against the other Borrower Parties by the operation of Section 580d of the California Code of Civil Procedure or otherwise. Waiving Party waives all rights and defenses that it may have because the obligations of any other Borrower Party is secured by real property. This means, among other things: (i) the Trustee may collect from Waiving Party without first foreclosing on any real or personal property collateral pledged by the other Borrower Party; (ii) if the Trustee forecloses on real property collateral pledge, by any other Borrower Party, (A) the amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price and
(B) the Trustee may collect from the Waiving Party even if the Trustee, by foreclosing on the real property collateral, has destroyed any right the Waiving Party may have collect from another Borrower Party. This is an unconditional and irrevocable waiver of any rights and defenses the Waiving Party may have because the other Borrower Party's debt is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Sections 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

                    Noteholder is hereby authorized, without notice or demand, from time to time, (a) to renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, all or any part of the obligations of any of the other Borrower Parties; (b) to accept partial payments on all or any part of the obligations of any of the other Borrower Parties; (c) to take and hold security or collateral for the payment of all or any part of the obligations of any of the other Borrower Parties; (d) to exchange, enforce, waive and release any such security or collateral for such obligations; (e) to apply such security or collateral and direct the order or manner of sale thereof as in its discretion it may determine; (f) to settle, release, exchange, enforce, waive, compromise or collect or otherwise liquidate all or any part of such obligations and any security or collateral for such obligations. Any of the foregoing may be done in any manner, and Waiving Party agrees that the same shall not affect or impair the obligations of Waiving Party under the Transaction Documents.

                    Waiving Party hereby assumes responsibility for keeping itself informed of the financial condition of all of the other Borrower Parties and any and all endorsers and/or other guarantors of all or any part of the obligations of the other Borrower Parties, and of all other circumstances bearing upon the risk of nonpayment of such obligations, and Waiving Party hereby agrees that Noteholder shall have no duty to advise Waiving Party of information known to it regarding such condition or any such circumstances.

                    Waiving Party agrees that neither Noteholder nor any person or entity acting for or on behalf of Noteholder shall be under any obligation to marshal any assets in favor of Waiving Party or against or in payment of any or all of the obligations secured hereby. Waiving Party further agrees that, to the extent that any of the other Borrower Parties or any other guarantor of all or any part of the obligations of the other Borrower Parties makes a payment or payments to Noteholder, or Noteholder receives any proceeds of collateral for any of the obligations of the other Borrower Parties, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid or refunded, then, to the extent of such payment or repayment, the part of such obligations which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the time immediately preceding such initial payment, reduction or satisfaction.

                    Waiving Party (i) shall have no right of subrogation with respect to the obligations of the other Borrower Parties and (ii) waives any right to enforce any remedy that Noteholder now has or may hereafter have against any of the other Borrower Parties any endorser or any guarantor of all or any part of such obligations or any other person, and Waiving Party waives any benefit of, and any right to participate in, any security or collateral given to Noteholder to secure the payment or performance of all or any part of such obligations or any other liability of the other parties to Noteholder.

                    Waiving Party agrees that any and all claims of it may have against any of the other Borrower Parties, any endorser or any other guarantor of all or any part of the obligations of the other Borrower Parties, or against any of their respective properties, shall be subordinate and subject in right of payment to the prior payment in full of all obligations secured hereby. Notwithstanding any right of any of the Waiving Party to ask, demand, sue for, take or receive any payment from the other Borrower Parties, all rights, liens and security interests of Waiving Party, whether now or hereafter arising and howsoever existing, in any assets of any of the other Borrower Parties (whether constituting part of the security or collateral given to Noteholder to secure payment of all or any part of the obligations of the other Borrower Parties or otherwise) shall be and hereby are subordinated to the rights of Noteholder in those assets.

         9.28 MARSHALING; PAYMENTS SET ASIDE . Noteholder shall not be under any obligation to marshal any assets in favor of any Person or against or in payment of any or all of the Loan Obligations. To the extent that any Person makes a payment or payments to Noteholder, or Noteholder enforces its remedies or exercises its rights of set off, and such payment or payments or the proceeds of such enforcement or set off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Loan Obligations or part thereof originally intended to be satisfied, and all Liens, if any, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set off had not occurred.

         9.29 NO FIDUCIARY RELATIONSHIP . No provision in this Agreement or in any of the other Transaction Documents and no course of dealing between the parties shall be deemed to create any fiduciary duty by Noteholder to Borrower, Lessee or any other Person.

         9.30 FURTHER ASSURANCES . Each of the Borrower Parties shall from time to time execute, at Lessee's expense, and/or deliver such documents, agreements, financing statements, and reports, and perform such acts as Noteholder at any time may reasonably request to carry out the purposes and otherwise implement the terms and provisions and the rights and benefits intended to be provided to Noteholder in this Agreement and the Transaction Documents. Without limiting the generality of the foregoing and in addition to the agreements of Borrower and Lessee under Sections 9.12 and 9.13 hereof, Borrower and Lessee, in recognition of the complexity of the transactions contemplated hereby, covenant and agree to cooperate fully, reasonably and in good faith with Noteholder and its agents and representatives in taking all reasonable and necessary actions, at Lessee's expense, to make effective for Noteholder the benefits which the parties hereto have intended Noteholder to realize. Such actions may include without limitation amending or restructuring of the Transaction Documents as necessary to correct inconsistencies or errors provided that no such amendment or restructuring shall diminish the rights of the Borrower Parties or SELCO under the Transaction Documents as intended by the parties, result in a Material Modification or otherwise materially increase the obligations of the Borrower Parties or SELCO hereunder or under the other Transaction Documents.

         9.31 SPECIAL CIRCUMSTANCES FURTHER ASSURANCES . The parties acknowledge that to accommodate a time-sensitive business opportunity this transaction has been closed on a highly expedited basis and the economic terms of the Loan would be less favorable to the Borrower Parties if the Noteholder did not believe that it could include the Loan in a rated securitization transaction. The Borrower Parties agree that they shall promptly comply, at Lessee's expense, with any reasonable request made by Noteholder within a reasonable time after the Closing Date or Additional Properties Closing Date, provided that Noteholder states in good faith that such request (i) is to provide to Noteholder or Surety a benefit that either of them had intended to obtain in this transaction , or (ii) is to provide a benefit that would customarily or reasonably be provided in a comparable transaction, or (iii) is to satisfy any request of any Rating Agency or to conform to customary commercial mortgage loan securitization standards. Without limitation, such requests may be for any modification of the transaction structure or for execution and delivery by Borrower Parties or others of modifications and amendments of any of the Transaction Documents, legal opinions customarily rendered by counsel to borrowers in rated securitization transactions (other than a nonconsolidation opinion with respect to Lessee) or as requested by any Rating Agency, title insurance endorsements, and other items, or for new or replacement documents and instruments, all of the foregoing to be at Lessee's expense (subject to the limitations of Section 9.2 with respect to costs and expenses in connection with Secondary Market Transactions and Surety Transactions). Lessee shall pay all costs and expenses of

Noteholder and Surety, including their reasonable attorneys' fees, incurred in connection with post-closing transaction review and in connection with such post-closing modifications, amendments, and new items. Notwithstanding the foregoing, absent manifest error, the Borrower Parties shall not be required to consent to a Material Modification of the Loan. Nothing in this Section shall diminish any rights of Noteholder or Surety under any other provision of the Transaction Documents. Nothing in any other such provision of the Transaction Documents shall diminish any rights of Noteholder or Surety under this Section.

         9.32       NON-RECOURSE LOAN

                    (a) Except as otherwise provided herein, Noteholder shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in this Agreement, the Note or the Transaction Documents by any action or proceeding wherein a money judgment shall be sought against Borrower or SELCO, except that Noteholder may bring a foreclosure action, action for specific performance or other appropriate action or proceeding to enable Noteholder to enforce and realize upon the Mortgages or other Transaction Documents, and the Properties or any of them; provided, however, that any judgment in any action or proceeding shall be enforceable against Borrower only to the extent of Borrower's interest in the Properties.

                    (b) Notwithstanding the foregoing, Borrower and SELCO shall be personally liable in the amount of any loss, damage or cost resulting or arising from (i) fraud or intentional misrepresentation by Borrower or SELCO in connection with obtaining the Loan evidenced by the Notes, (ii) Borrower's or SELCO's misappropriation or misapplication of Rents in violation of the Flow of Funds Agreement or any other Transaction Document, (iii) Borrower's or SELCO's violation of the provisions of Section 5.2, 5.3, 5.7 or 5.8 and (iv) upon the occurrence of any Event of Default with respect to Borrower under Section 7.1(f); provided, however, that SELCO shall only be liable for any loss, damage or cost resulting or arising from any of the foregoing acts of Borrower or matters with respect to Borrower occurring or existing during the period that SELCO is Borrower's controlling shareholder.

                    (c) No provision of this Section 9.32 shall (i) affect the enforcement of the Guaranty, or any other guaranty or similar agreement executed in connection with the debt evidenced by the Note, (ii) release or reduce the debt evidenced by the Note, (iii) impair the lien of the Mortgages or any other Transaction Documents, (iv) impair the rights of Noteholder to enforce any provisions of the Transaction Documents, (v) limit Noteholder's ability to obtain a deficiency judgment or judgment on the Note or otherwise against any Borrower Party to the extent necessary to obtain any amount for which such Borrower Party may be liable in accordance with this Section 9.32 or any other Transaction Documents or (vi) modify or affect the liabilities or obligations of Lessee, Guarantor, Manager or any Sublessee under any of the Transaction Documents.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be properly executed as of the date first above written.


                                  BORROWER:

                                  PITA GENERAL CORPORATION,
                                  an Illinois corporation


                                  By:     /s/ Mindy Berman
                                    ------------------------------------------
                                          Name: Mindy Berman
                                          Its:  Vice President


                             OTHER BORROWER PARTIES:

                             LESSEE:

                             AHC TENANT, INC.,
                             a Delaware corporation

                             By:      /s/ Mark W. Ohlendorf
                               ------------------------------
                                Name: Mark W. Ohlendorf
                                Title: Vice President



                             NOTEHOLDER:

                             GREENWICH CAPITAL FINANCIAL
                             PRODUCTS, INC,  a Delaware corporation

                             By:    /s/ Warren Ashenmil
                               -------------------------
                               Name:  Warren Ashenmil
                               Title: Senior Vice President

                                    EXHIBIT A

                         MASTER GLOSSARY OF DEFINITIONS


         This MASTER GLOSSARY OF DEFINITIONS provides a definition for each of the defined terms contained in the Transaction Documents. To the extent of any inconsistency between the defined terms set forth herein and any definition set forth in a particular Transaction Document, the definition provided by the Transaction Documents shall control. All cross-references to defined terms set forth in the Loan Agreement and all exhibits thereto shall continue and survive the termination or expiration of the Loan Agreement and are incorporated by reference herein.

         "ACCEPTABLE LETTER OF CREDIT" is defined in Section 1.5 of the Trust Agreement.

         "ACCEPTABLE REPLACEMENT COLLATERAL" is defined in Section 9.8 of the Participation Agreement.

         "ACCOUNTS" is defined in Section 1.1 of the Loan Agreement and Section
1.01 of the Reimbursement Agreement.

         "ACCREDITATION" is defined in Section 1.1 of the Loan Agreement.

         "ACQUISITION AGREEMENTS" shall mean those two (2) certain agreements dated as of December 31, 1998, each as amended, between Alterra and Seller pursuant to which Alterra is obligated to purchase from, and Seller is obligated to sell to Alterra, up to twenty-nine (29) assisted living facilities on the terms and conditions set forth therein, as such agreements have been assigned to Owner.

         "ACQUISITION COSTS" shall mean the costs incurred in connection with the acquisition of a Leased Property including the Land and any Improvements existing as of the date of acquisition, including, without limitation, all Transaction Expenses.

         "ACTUAL MONTHLY OPERATING LOSS" is defined in Section 3.15 of the Trust Agreement.

         "ADDITIONAL ADVANCE" is defined in Section 1.1 of the Loan Agreement.

         "ADDITIONAL PROPERTIES CLOSING DATE" is defined in Section 1.1 of the Loan Agreement.

         "ADDITIONAL PROPERTIES" is defined in Section 1.1 of the Loan
Agreement.

         "ADDITIONAL PROPERTIES OUTSIDE DATE" is defined in Section 1.1 of the Loan Agreement.

         "ADDITIONAL RENTAL" is defined in Section 5(b) of the Master Lease.

         "ADDITIONAL RESERVE ACCOUNT" shall have the meaning assigned to such term in Section 3.16 of the Trust Agreement.

         "ADVANCE(S)" is defined in Section 2.1 (b) of the Loan Agreement..

         "AFFILIATE" is defined in Section 1.1 of the Loan Agreement.

         "AGGREGATE EQUITY BALANCE" shall mean, as of any date, the sum of the Equity Balances on such date for each and every Leased Property.

         "AGGREGATE LEASE BALANCE" shall mean, as of any date, the sum of the Lease Balances on such date for each and every Leased Property.

         "AGGREGATE LOAN BALANCE" shall mean, at any date, the sum of the Loan Balances on such date for each and every Leased Property.

         "AHC" means AHC Tenant, Inc., a Delaware corporation.

         "ALLOWED INDEBTEDNESS" is defined in Section 1.1 of the Loan Agreement.

         "ALTERATIONS" is defined in Section 1.1 of the Loan Agreement.

         "ALTERNATE RATE" means the Federal Funds Effective Rate plus 1%.

         "ALTERNATE RATE ADVANCE" shall mean any Equity Advance during any Interest Period with respect to which Yield is based upon the Alternate Rate.

         "ALTERRA" means Alterra Healthcare Corporation, a Delaware corporation.

         "APPRAISAL" is defined in Section 1.1 of the Loan Agreement.

         "APPROVED ACCOUNTANTS" is defined in Section 1.1 of the Loan Agreement.

         "APPURTENANT RIGHTS" shall mean all agreements, easements, rights of way or use, rights of ingress or egress, privileges, appointments, tenements, hereditaments, and other rights and benefits at any time belonging or pertaining to any Land, including the use of any streets, ways, alleys, vaults or strips of land adjoining, abutting, adjacent or contiguous to such Land and all permits, licenses, and rights, whether or not of record, granted to or conferred upon the Land.

         "ARTICLE 1 EVENT" as defined in  Section 1.7 of the Trust Agreement.

         "ARTICLE 1 EVENT NOTICE" as defined in Section 1.7 of the Trust Agreement.

         "ASSIGNED VALUE" for any Leased Property means (a) prior to June 30, 2002, the amount set forth on Exhibit B to the Master Lease, and (b) thereafter, the Net Operating Income of such Leased Property for the immediately preceding fiscal quarter.

         "ASSIGNED VALUE FACTOR" for any Leased Property means a fraction, the numerator of which is the Assigned Value for such Leased Property and the denominator of which is the Assigned Value of all Leased Properties then subject to the Lease.

         "ASSIGNEE" is defined in Section 19(b) of the Master Lease.

         "ASSIGNMENTS" is defined in Section 1.1 of the Loan Agreement.

         "ASSIGNMENTS OF LEASES" is defined in Section 1.1 of the Loan
Agreement.

         "ASSIGNMENTS OF MANAGEMENT AGREEMENTS" is defined in Section 1.1 of the Loan Agreement.

         "ASSIGNMENTS OF MEMORANDA OF LEASE" is defined in Section 1.1 of the Loan Agreement.

         "ASSIGNMENTS OF PURCHASE AGREEMENTS" shall mean those certain Collateral Assignments of Purchase Agreements of even date herewith executed by Borrower in favor of Trustee for the benefit of the Trustee and the Beneficiaries.

         "ASSISTED LIVING FACILITIES" is defined in Section 1.1 of the Loan Agreement.

         "ASSISTED LIVING FACILITY CONSULTANT" is defined in Section 1.1 of the Loan Agreement.

         "ASSUMPTION FEE" is defined in Section 1.1 of the Loan Agreement.

         "ASSUMPTION FEE PERCENTAGE" is defined in Section 1.1 of the Loan Agreement.

         "AUTHORIZED OFFICER" is defined in Section 1 of the Insurance Surety Bond.

         "AVAILABLE BED CAPITAL IMPROVEMENT AMOUNT" is defined in Section 1.1 of the Loan Agreement.

         "AVAILABLE BEDS" is defined in Section 1.1 of the Loan Agreement.

         "BACKSTOP INSURER" means Centre Reinsurance (US) Limited, a Bermuda exempted company, and its successors and assigns.

         "BACKSTOP POLICY" means the Backstop Insurance Surety Bond dated as of even date herewith, from Backstop Insurer in favor of Trustee guaranteeing the payment when due of all liabilities of Surety arising under the Surety Bond.

         "BALANCED OWED" is defined in paragraph 42 of the Mortgages.

         "BANKRUPTCY CODE" means Title 11 of the United States Code, as amended.

         "BANKRUPTCY/INVALIDITY SURETY DEFAULT" is defined in Section 1.2 of the Trust Agreement.

         "BASE RENTAL" shall mean the amounts set forth in Section 5 of the Master Lease payable on each Rental Payment Date pursuant to Section 5(a) of the Master Lease.

         "BASE SURETY PREMIUM" means a premium payable (a) on the Closing Date in advance for the period from the Closing Date to and including July 31, 1999 in an amount equal to $59,984.00; and (b) in arrears on the second and each subsequent Distribution Date and on the date of payment of the Note in full (without giving effect to any payments thereof which may be made by the Surety or the Backstop Insurer), equal to the result obtained by multiplying (i) by
(ii) by (iii), where (i) is the percentage set forth below applicable to such Distribution Date; (ii) is the outstanding principal amount of the Note (but without giving effect to any payments thereof by the Surety or the Backstop Insurer), determined as of the immediately proceeding Distribution Date and
(iii) is a fraction where (y) the numerator is the number of days from and including the immediately preceding Distribution Date to but excluding the Distribution Date of calculation (except in the case of the calculation occurring on September 1, 1999, in which case the numerator shall by 31) and (z) the denominator is 360;

         For purposes of clause (i) above, the applicable percentages shall be as follows:

         Closing Date to July 31, 2000                         .38%
         August 1, 2000 to July 31, 2001                      1.65%
         August 1, 2001 to July 31, 2002                      1.93%
         August 1, 2002 to July 31, 2002                      2.22%
         August 1, 2003 to July 31, 2004                      2.51%
         August 1, 2004 to July 31, 2005                      2.82%
         August 1, 2005 to July 31, 2006                      2.87%
         August 1, 2006 to July 31, 2007                      2.92%
         August 1, 2007 to July 31, 2008                      2.98%
         August 1, 2008 to the Maturity Date                  3.05%

         "BASIC LEASE TERM" for any Leased Property shall have the meaning specified in the applicable Lease Supplement.

         "BASIC LEASE TERM COMMENCEMENT DATE" for any Leased Property shall have the meaning specified in the applicable Lease Supplement.

         "BENEFICIARY OR BENEFICIARIES" shall mean, individually or collectively, as the context may require, Lender, Surety, Borrower and/or any Person that subsequently becomes a lawful Holder; in no event shall Lessee, SELCO or Guarantor ever be deemed to be a "Beneficiary".

         "BENEFIT PLAN" is defined in Section 1.1 of the Loan Agreement.

         "BENEFITTED ITEM" shall mean each item of indebtedness, obligation or liability described in the Categories.

         "BOND" shall have the meaning contained in the Whereas clauses to the Reimbursement Agreement.

         "BORROWER" shall mean Pita General Corporation, an Illinois corporation.

         "BORROWER PARTY SECRETARY" is defined in Section 1.1 of the Loan Agreement.

         "BORROWER PRIORITY CATEGORY SHORTFALL AMOUNT" is defined in Section 2.1 of the Flow of Funds Agreement.

         "BORROWER REQUIRED CASUALTY/CONDEMNATION PAYMENT" shall mean the Equity Balance relating to the affected Property.

         "BUDGET" is defined in Section 1.1 of the Loan Agreement.

         "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York City, New York or Chicago, Illinois are required or authorized by law to close.

         "CALL OPTION" is defined in Section 7.3 of the Joint Venture
Agreements.

         "CAP EX. REIMBURSEMENT REQUEST" shall have the meaning set forth in
Section 3.2(c) of the Trust Agreement.

         "CAPITAL IMPROVEMENTS" shall mean the collective reference to the Initial Capital Improvements together with any capital improvements made pursuant to Section 3.2 of the Trust Agreement.

         "CAPITAL IMPROVEMENTS ACCOUNT" means the account established pursuant to Section 3.2(a) of the Trust Agreement.

         "CAPITAL IMPROVEMENTS FUNDS" is defined in Section 3.2(a) of the Trust Agreement.

         "CAPITAL LEASE PROPERTY" shall mean a Leased Property designated by Lessee as a "Capital Lease Property" in the relevant Lease Supplement and intended by Owner and Lessee to be treated for financial accounting purposes of Lessee as covered by a "Capital Lease" under SFAS 13.

         "CAPITAL PROCEEDS" shall mean (i) any and all Operating Revenues from the Properties from and after the occurrence of an Event of Default and the termination of the Flow of Funds Agreement (provided that, prior to the occurrence of an Event of Default and termination of the Flow of Funds Agreement, all Operating Revenues shall be disbursed in accordance with the Flow of Funds Agreement), (ii) all other income and proceeds realized from the liquidation of the Collateral through the exercise by any Party of any rights or remedies under any of the Transaction Documents (but excluding (x) proceeds from the JV Springing Collateral Account and (y) insurance proceeds or condemnation awards), and (iii) any proceeds realized from the purchase, return or disposition of the Properties pursuant to Sections 29 and 31 of the Lease.

         "CASUALTY" is defined in paragraph 12 of the Mortgages.

         "CASUALTY AMOUNT" is defined in Section 1.1 of the Loan Agreement and in Section 15(b) of the Master Lease Agreement.

         "CATEGORY" means each numbered subparagraph of Section 2.1 of the Flow of Funds Agreement and shall include all Benefitted Items specified in each such subparagraph.

         "CERCLA" is defined in the definition of Environmental Laws.

         "CERCLIS" is defined in Section 1.1 of the Loan Agreement.

         "CHANGE OF CONTROL" is defined in Section 9.10 of the Participation Agreement.

         "CHANGE OF CONTROL AND CONSENT" shall mean, upon Surety's failure to cure certain Surety Defaults in accordance with the time frames set forth in
Article 1 of the Trust Agreement, that the Surety is no longer the Controlling Party under the Trust Agreement (as limited by the definition of "Non-Controlling Party"), but is instead the Non-Controlling Party under the Trust Agreement, and Lender is no longer the Non-Controlling Party hereunder, but is instead the Controlling Party hereunder; provided that Surety will not be permitted to assume or continue to exercise the rights of the Non-Controlling Party (and to the extent that any action or inaction otherwise is not permitted without consent or approval of the Non-Controlling Party, then such consent requirement shall no longer apply) contained in the Trust Agreement or the Loan Documents if Backstop Insurer's S&P Rating is downgraded below Investment Grade or such S&P Rating is withdrawn, Qualified or upon the occurrence of a "Surety Event of Default."

         "CHARTER DOCUMENTS" is defined in Section 1.1 of the Loan Agreement.

         "CLAIM" is defined in Section 1.1 of the Loan Agreement.

         "CLOSING DATE" is defined in Section 1.1 of the Loan Agreement.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COLLATERAL" means collectively, (i) any and all real and personal property and any and all tangible and intangible assets or other property (including, without limitation, the Deposit Accounts) which is or hereafter may become subject to a Lien in favor of Trustee or any Beneficiary, whether by way of direct or indirect security or by way of assignment (including, without limitation, any collateral assignment), in each case, as security for any of the Secured Obligations, excluding any Posting of Collateral by the Surety and the Excluded Collateral, and (ii) any and all title insurance proceeds from any loan policy of title insurance on any of the Properties.

         "COLLATERAL COLLECTION EXPENSES" means, without limitation, all costs and expenses incurred by Trustee or Controlling Party (or by a Servicer on their behalf) under the Trust Agreement or any of the Security Documents when acting with a good faith belief that its actions are not contrary to the provisions thereof, including without limitation in connection with (1) administration of the Loan following a default thereon, (2) the realization upon, protection, insuring, management or operation of the Collateral (whether before or after acquisition thereof by Trustee through foreclosure or deed in lieu thereof), (3) enforcing or defending any Lien on the Collateral (including UCC filings) or (4) any other action taken under or in connection with the Trust Agreement or any of the Security Documents, such costs and expenses to include reasonable fees and expenses incurred for or by legal counsel for Trustee (including in-house counsel), Controlling Party or a Servicer in connection with the foregoing, customary fees paid (for example, "Special Servicing" fees, workout fees and liquidation fees) paid to a Servicer following a default on the Loan and any other costs, expenses or liabilities incurred by Trustee or Controlling Party (or by a Servicer on their behalf) for which such Person is entitled to be reimbursed or indemnified pursuant to the Trust Agreement or any Collateral Document.

         "COMMONLY CONTROLLED ENTITY" means an entity, whether or not incorporated, which is under common control with the Guarantor within the meaning of Section 414(b) or (c) of the Internal Revenue Code of 1986, as amended and the regulations promulgated or issued thereunder.

         "CON" is defined in Section 1.1 of the Loan Agreement.

         "CONDEMNATION" is defined in Section 1.1 of the Loan Agreement.

         "CONTINGENT SURETY RENTAL" is defined in Section 5(c) of the Master Lease.

         "CONTINGENT OBLIGATION" is defined in Section 1.1 of the Loan
Agreement.

         "CONTROLLING PARTY" shall mean Surety and any of its designees; provided, however, that after a Change of Control and Consent, Lender shall become the Controlling Party together with any of its designees.

         "CONTRACTUAL OBLIGATION" is defined in Section 1.1 of the Loan
Agreement.

         "CORRESPONDENT LOCKBOX AGREEMENT" shall mean that certain Correspondent Wholesale Lockbox Authorization of even date herewith by and among Firstar Bank Illinois, Firstar Bank Milwaukee, N.A., Lessee, Guarantor and the Joint Ventures.

         "DEBT SERVICE COVERAGE RATIO OR DSCR" means, for any applicable period of calculation, the ratio of (i) Net Operating Income for such period to (ii) the sum of interest and principal on payments due on the Note during such period.

         "DEFAULT" is defined in Section 1.1 of the Loan Agreement.

         "DEFAULT NOTICE" means a written notice to Trustee from a Holder or other party to the Trust Agreement that an Event of Default has occurred and is continuing.

         "DEFAULT RATE" shall mean an interest rate per annum equal to four (4%) percent, plus (A) in the case of a payment of Rent to be used by the Owner to make a payment in respect of the Loan, the Interest Rate (as defined in the Note), (B) in the case of a payment of Rent in respect of the Equity Balance, the applicable Yield, (C) in the case of a payment of the Reimbursement Obligations, the Interest Rate (as defined in the Note).

         "DEFERRED MANAGEMENT FEES" means the Management Fees payable pursuant to the JV Management Agreements (and not Management Fees payable pursuant to any other Management Agreement, or payable with respect to any Properties originally subject to the JV Management Agreements but which have ceased to be subject to the JV Management Agreements, or to any Management Fees payable after January 31, 2001 [as the JV Management Agreements provide for a reduction in Management Fees by such date so that the deferral contemplated by this definition will no longer be necessary]) calculated as of each Distribution Date to be the sum of the following amounts for each related Distribution Period: (i) 50% of the Management Fees (but only for Distribution Periods ending after the last day of January, 2000) relating to the Six Month Properties; and (ii) 50% of the Management Fees (but only for Distribution Periods ending after the last day of July, 2000) relating to the Twelve Month Properties.

         "DEFICIENCY" is defined in Section 1 of the Surety Bond and the Backstop Policy, as applicable.

         "DEPOSIT ACCOUNTS" shall mean, collectively, the Capital Improvements Account, the Lease Reserve Account, the Lockbox Account, the I and C Account, the Tax and Insurance Escrow Fund, the Letter of Credit Proceeds Account, the Lessee Letter of Credit Proceeds Account, the JV Springing Collateral Account, the Operating Reserve Account, the Additional Reserve Account and all other present and future deposit accounts of any of Borrower, Lessee, Guarantor or any of the Joint Ventures created pursuant to any of the Transaction Documents, and all funds from time to time on deposit in any of the foregoing deposit accounts.

         "DESIGNATED SUM" is defined in Section 1.6(b) of the Trust Agreement.

         "DISCOUNTED FUTURE BASE SURETY PREMIUMS" shall mean, as of the date of any determination the Future Base Surety Premiums discounted to present value as of such date using a discount rate equal to the Interest Rate.

         "DISCOUNTED TERMINATION PREMIUM" shall mean, as of the date of any determination, the Termination Premium discounted to present value as of such date using a discount rate equal to the Interest Rate.

         "DISPOSITION" shall mean, with respect to any Person, any sale, assignment, transfer or other disposition by such Person of (i) the stock or other equity interests in such Person, other than, with respect to Guarantor only, any sale, assignment, transfer or other disposition of the stock in Guarantor, (ii) any business, operating entity, division or segment thereof, or
(iii) any other property (whether real or personal, tangible or intangible) of such Person, other than (x) in the ordinary course of business (it being understood that the sale of inventory in connection with bulk transfers shall not be deemed to be in the ordinary course of business), (y) the sale or other disposition of any property which in the reasonable opinion of such Person is obsolete or no longer useful in the conduct of its business, or (z) the sale of investment securities made for fair value.

         "DISTRIBUTION DATE" shall mean the first Business Day of each month, with the first Distribution Date under the Flow of Funds Agreement to occur on August 1, 1999.

         "DISTRIBUTION ESTIMATE SHORTFALL" shall mean on each Distribution Date the dollar amount by which the Benefitted Items specified in Categories 2.1(i) to and including 2.1(xv) (for purposes of such calculation utilizing for Operating Expenses in 2.1(i), the Distribution Operating Expense Estimate) for such Distribution Date cumulatively exceed the Operating Revenue for such Distribution Date.

         "DISTRIBUTION OPERATING EXPENSE ESTIMATE" is defined in Section 2.1 of the Flow of Funds Agreement.

         "DISTRIBUTION PERIOD" shall mean the period from each Distribution Date to, but not including, the immediately succeeding Distribution Date, provided that the first Distribution Period under the Flow of Funds Agreement shall commence on the Closing Date and end on July 31, 1999.

         "DOLLARS" and "$" means lawful money of the United States of America.

         "DOWNGRADE NOTICE FROM SURETY" is defined in Section 1.1 of the Trust Agreement.

         "DOWNGRADE SURETY DEFAULT" means when the S&P Rating of Backstop Insurer is not A+ ("single A plus") or higher or at any time such rating is withdrawn or Qualified ; provided, however, if S&P does not provide the relevant rating, the foregoing tests in this definition shall be established by reference to equivalent ratings by Moody's (assuming that the Backstop Insurer has a public claims-paying ability or financial strength rating from Moody's at such time).

         "DUE FOR PAYMENT" is defined in Section 1 of the Surety Bond and
Section 1 of the Backstop Policy.

         "EARLY TERMINATION PREMIUM" shall mean as of any calculation date the sum of (i) an amount equal to the discounted present value of the Termination Premium (using a discount rate equal to the Interest Rate), plus (ii) the aggregate amount of Surety Base Rental that would have been payable under the Master Lease through the Maturity Date, discounted to present value to the Early Termination Premium Payment Date using a discount rate equal to the Interest Rate, plus (iii) the aggregate amount of Contingent Surety Rental that would have been payable under the Master Lease through the Maturity Date (assuming that all of the contingencies set forth in Section 5(c) of the Master Lease had been met), discounted to present value to the Early Termination Premium Payment Date using the Interest Rate.

         "EARLY TERMINATION PREMIUM PAYMENT DATE" means the date on which all or any portion of the Loan is prepaid or defeased prior to the Maturity Date in accordance with Section 6 of the Note.

         "EBITDAR" means earnings before interest, taxes, depreciation, amortization, and Guarantor Rent Obligations, plus the dollar amount of the Guarantor's minority interest in losses of unconsolidated Subsidiaries.

         "EFFECTIVE DATE" is defined in Section 1 of the Surety Bond and Section 1 of the Backstop Policy.

         "ELIGIBLE ACCOUNT" shall mean any of (i) an account maintained with a federal or state chartered depository institution or trust company, the long-term deposit or unsecured debt obligations of which are rated "A2" by Moody's and "A" by S&P at any time such funds are on deposit therein (if such funds are to be held for more than 30 days ), or the short-term deposits of which are rated "P-1" by Moody's and "A-1" by S&P, at any time such funds are on deposit therein (if such funds are to be held for 30 days or less), or (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity, which, in the case of a state chartered depository institution or trust company, is subject to regulations regarding fiduciary funds on deposit therein substantially similar to 12 CFR ss. 9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority.

         "ELIGIBLE INSTRUMENT" shall have the meaning ascribed to such term in
Section 1.6(g) of the Trust Agreement.

         "END OF TERM ADJUSTMENT" shall mean the amounts payable by Lessee pursuant to

Section 31(a)(iv) of the Master Lease.

         "ENDORSEMENT" is defined in Section 1.1 of the Loan Agreement.

         "ENVIRONMENTAL LAW" is defined in Section 1.1 of the Loan Agreement.

         "ENVIRONMENTAL PERMIT" is defined in Section 1.1 of the Loan Agreement.

         "ENVIRONMENTAL REPORTS" is defined in Section 1.1 of the Loan
Agreement.

         "EQUIPMENT" is defined in Section 1.1 of the Loan Agreement.

         "EQUIPMENT LEASE" is defined in Section 1.1 of the Loan Agreement.

         "EQUITY ADVANCES" shall have the meaning specified in Section 2.3 of the Participation Agreement.

         "EQUITY AMOUNT" shall mean the aggregate of the amounts funded by SELCO on the Initial Closing Date and the Additional Closing Date.

         "EQUITY BALANCE" shall mean, with respect to any Leased Property as of the date of any determination, the aggregate amount of the Equity Advances then outstanding multiplied by the Assigned Value Factor.

         "EQUITY COMMITMENT" shall mean $10,000,000.00.

         "EQUITY INVESTOR" shall mean SELCO Service Corporation, an Ohio corporation.

         "ERISA" is defined in Section 1.1 of the Loan Agreement.

         "ERISA AFFILIATE" is defined in Section 1.1 of the Loan Agreement.

         "EUROCURRENCY RESERVE PERCENTAGE" means as of any date of determination the aggregate of the then stated maximum reserve percentages (including such marginal, special, emergency or supplemental reserves) expressly as a decimal, applicable to such Interest Period (if more than one such percentage is applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) by the Board of Governors of the Federal Reserve System, any successor thereto, or any other banking authority, domestic or foreign, to which the Owner or SELCO may be subject in respect of any other category of liabilities including deposits by reference to which LIBOR is determined or any category of extension of credit or other assets that include the Equity Advances. For purposes hereof, such reserve requirements shall include, without limitation, those imposed under Regulation D of the Federal Reserve Board, and the Equity Advances shall be deemed to constitute Eurocurrency Liabilities such to such reserve requirements without benefit of credits for proration, exceptions or offsets which may be available from time to time to any bank under said Regulation D.

         "EVENT OF BANKRUPTCY" is defined in Section 1 of the Surety Bond and
Section 1 of the Backstop Policy.

         "EVENT OF DEFAULT" shall mean, as the case may be (i) any "Event of Default" under the Reimbursement Agreement, (ii) any "Event of Default" under the Loan Agreement, or (iii) any "Lease Event of Default" under the Lease.

         "EXCEPTED RIGHTS" is defined in Section 1.1 of the Loan Agreement.

         "EXCLUDED COLLATERAL" shall mean all right, title and interest of Borrower (if any) and SELCO in and to that certain $9,975,000 letter of credit issued by Firstar Bank Milwaukee, N.A. in favor of SELCO, and replacement or substitute letter of credit or other Acceptable Replacement Collateral or other collateral therefor, the Excluded Collateral Agreement, all income and proceeds of any of the foregoing, all rights of Borrower (if any) and/or SELCO with respect thereto, including, without limitation, the right to draw thereon and enforce obligations of Guarantor with respect thereto, and all Excepted Rights of Borrower and SELCO.

         "EXCLUDED COLLATERAL AGREEMENT" shall mean that certain Excluded Collateral and Indemnity Agreement dated as of July 16, 1999 by and between Guarantor and SELCO.

         "EXCLUDED TAXES" shall have the meaning set forth in Section 10.2 of the Participation Agreement.

         "EXHIBIT" is defined in Section 1.1 of the Loan Agreement.

         "EXISTING LEASES" is defined in Section 1.1 of the Loan Agreement and
Section 3.1(w) of the Participation Agreement.

         "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any period, a fluctuating interest rate per annum equal for each day during such period to (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York; or (b) if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) for such day on such transactions received by the Equity Investor or any Affiliate thereof from three federal funds brokers of recognized standing selected by it.

         "FEE LETTER" means the letter agreement dated July 16, 1999, among Trustee and the other the parties setting forth Trustee's schedule of fees to act as Trustee and to perform Trustee's other obligations under the Flow of Funds Agreement and the other Transaction Documents.

         "FINANCING FEE" is defined in Section 1.1 of the Loan Agreement.

         "FIRST CHICAGO" shall mean The First National Bank of Chicago, a national banking association, in its capacity as a depository institution, with an office located at One First National Plaza, Suite IL1-0126, Chicago, Illinois 60670-0126.

         "FIXTURES" means all property which is so attached to the Land or the Improvements as to constitute a fixture under applicable law and all renewals and replacements thereof and substitutions therefore, including: machinery, equipment, engines, boilers, incinerators, installed building materials; systems and equipment for the purpose of supplying or distributing heating, cooling, electricity, gas, water, air, or light; antennas, cable, wiring and conduits used in connection with radio, television, security, fire prevention, or fire detection or otherwise used to carry electronic signals; telephone systems and equipment; elevators and related machinery and equipment; fire detection, prevention and extinguishing systems and apparatus; security and access control systems and apparatus; plumbing systems; water heaters, ranges, stoves, microwave ovens, refrigerators, dishwashers, garbage disposers, washers, dryers and other appliances; light fixtures, awnings, storm windows and storm doors; pictures, screen, blinds, shades, curtains and curtain rods; mirrors; cabinets, paneling, rugs and floor and wall coverings; fences, trees and plants; and exercise equipment.

         "FLOW OF FUNDS AGREEMENT" means that certain Flow of Funds Agreement dated as of even date herewith by and between Borrower, Lender, Surety, Trustee, the Lessee, the Joint Ventures and the Guarantor, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

         "FORCE MAJEURE" shall mean (A) any delay due to strikes, lockouts or other labor or industrial disturbance, civil disturbance, future order of or delay caused by any government, court or regulatory body claiming jurisdiction (including, without limitation delays in processing or release of necessary permits, licenses and approvals), act of the public enemy, war, riot, sabotage, blockade, embargo, failure or inability to secure materials, supplies or labor through ordinary sources by reason of shortages or priority or similar regulation or order of any government or regulatory body, lightning, earthquake, fire, storm, hurricane, tornado, flood, washout, explosion, other acts of God, or other events or delays reasonably beyond the control of Lessee.

         "GAAP" shall mean generally accepted accounting principles as set forth in Statement on Auditing Standards No. 69 entitled "The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles in the Independent Auditor's Report" issued by the Auditing Standards Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination.

         "GCFP" is defined in Section 1.1 of the Loan Agreement.

         "GENERAL INTANGIBLES" is defined in Section 1.1 of the Loan Agreement.

         "GOVERNMENTAL AUTHORITY" is defined in Section 1.1 of the Loan
Agreement.

         "GOVERNMENTAL RULE" shall mean any statute, law, treaty, rule, code, ordinance, regulation or order of any Governmental Authority or any judgment, decree, injunction, writ, order or like action of any Federal, state or local court, or other tribunal of competent jurisdiction.

         "GREENWICH LOAN AGREEMENT" means the Loan Agreement.

         "GROSS REVENUES" shall have the meaning set forth for such term in the Flow of Funds Agreement.

         "GROSS TAXABLE AMOUNT" means the excess, if any, of the following for the Subleased Properties for any Tax Year (i) the Operating Revenue to the extent such Operating Revenue is includible in "gross income" for federal income tax purposes in such Tax Year, over (ii) the sum of (A) Operating Expenses, (B) Surety Premiums, (C) all interest expenses and (D) depreciation and amortization, to the extent that each of the foregoing is deductible by Lessee or the Joint Ventures for federal income tax purposes in such Tax Year and (E) any other expenses deductible for federal income tax purposes by Lessee or the Joint Ventures in such Tax Year. In no event, however, shall the calculation of Gross Taxable Amount include any capital gains or losses for federal income tax purposes.

         "GROUND LEASES" is defined in Section 1.1 of the Loan Agreement.

         "GROUND LEASE PROPERTIES" means those certain Leased Properties identified in Exhibit C to the Master Lease.

         "GUARANTEE" means that certain Guaranty of even date herewith executed by Guarantor pursuant to which Guarantor has guaranteed all of Lessee's obligations under the Master Lease and the other Transaction Documents.

         "GUARANTEED OBLIGATIONS" is defined in Section 1(a) of the Guaranty.

         "GUARANTEE REVENUES" means all proceeds of the Guarantee other than payments made in support of the Lessee's obligation to make payment pursuant to Sections 29 and 31 of the Lease.

         "GUARANTOR" is defined in Section 1.1 of the Loan Agreement.

         "GUARANTOR COVENANT DEFAULT" means a breach of the Guarantor Covenants.

         "GUARANTOR COVENANTS" means those certain financial covenants of the Guarantor set forth in Section 9.5 of the Participation Agreement.

         "GUARANTOR INTEREST OBLIGATIONS" means the sum of all interest expense (as defined by GAAP), net of interest income.

         "GUARANTOR RENT OBLIGATIONS" means lease expense as defined by GAAP.

         "GUARANTOR SUBROGATION AMOUNT" means any amounts payable to the Guarantor to reimburse it for payments pursuant to the Guarantee, or arising due to subrogation to the rights of an entity paid through the Guarantee.

         "HAZARDOUS MATERIALS" is defined in Section 1.1 of the Loan Agreement.

         "HCR" is defined in Section 1.1 of the Loan Agreement.

         "HCR MANAGEMENT AGREEMENTS" means the management agreements to which Seller or an affiliate of Seller is the Manager with respect to the nursing home beds at the Laguna Palm Terrace, California Property and the Palmer Ranch, Florida Property in form and substance satisfactory to the Controlling Party.

         "HOLDER OR HOLDERS" means, individually or collectively, as the context may require, Lender and/or Surety, and/or any Person which subsequently becomes a lawful holder of any of the Secured Obligations in accordance with the requirements of Section 7.4 of the Trust Agreement; in no event shall Lessee, Borrower or Guarantor ever be deemed to be a "Holder" hereunder.

         "I AND C ACCOUNT" shall have the meaning assigned to such term in
Section 3.5 of the Trust Agreement.

         "IMPOSITION DEPOSITS" is defined in Section 8(a)(1) of the Master
Lease.

         "IMPOSITIONS" is defined in Section 8(a)(1) of the Master Lease.

         "IMPROVEMENTS" (i) in the case of the Trust Agreement, shall have the meaning set forth in the Recitals to the Trust Agreement, and (ii) when used in any of the other Transaction Documents (unless otherwise defined in such Transaction Documents) shall have the meaning set forth in Section 1.1 of the Loan Agreement.

         "INDEBTEDNESS" is defined in Section 1.1 of the Loan Agreement.

         "INDEMNIFIED CLAIMS" is defined in Section 1.1 of the Loan Agreement.

         "INDEMNIFIED CLAIMS" is defined in Section 10.3(b) of the Participation Agreement.

         "INDEMNIFIED PARTIES" means Owner, Equity Investor, Trustee, Noteholder, Surety and their respective Related Parties.

         "INDIVIDUAL PROPERTY" is defined in Section 1.1 of the Loan Agreement.

         "INITIAL ADVANCE" is defined in Section 1.1 of the Loan Agreement.

         "INITIAL CAPITAL IMPROVEMENTS" shall have the meaning assigned to such term in Section 3.2 of the Trust Agreement.

         "INITIAL CAPITAL IMPROVEMENTS AMOUNT" shall have the meaning assigned to such term in Section 3.2 of the Trust Agreement.

         "INITIAL PROPERTIES" is defined in Section 1.1 of the Loan Agreement.

         "INSOLVENCY PROCEEDING" means any proceeding commenced by or against Borrower or Lessee under any provision of the United States Bankruptcy Code, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with their creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

         "INSTRUMENTS" is defined in Section 1.1 of the Loan Agreement.

         "INSURANCE AMOUNT" means, the "SURETY BOND AMOUNT" as defined in the Bond.

         "INSURANCE DEFAULT" means (i) the failure by Lessee to pay any insurance premiums for the Properties in accordance with, or any other default under Sections 4.4(a) or 4.4(b) of the Loan Agreement, or (ii) the occurrence of any other Event of Default.

         "INSURANCE DOCUMENTS" means, collectively, the Surety Bond, the Backstop Policy, the Reimbursement Agreement, the Trust Agreement and the Flow of Funds Agreement.

         "INSURANCE SURETY BOND" is defined in Section 1 of the Surety Bond.

         "INSURED" is defined in Section 1 of the Surety Bond and Section 1 of the Backstop Policy.

         "INSURED OBLIGATIONS" is defined in Section 1 of the Surety Bond and
Section 1 of the Backstop Policy.

         "INTEREST PAYMENT DATE" shall mean with respect to any Equity Advance
(i) each Rent Payment Date commencing September 1, 1999, and (ii) any other date on which Equity Advances are required to be repaid.

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

         "INTEREST PERIOD" shall mean (i) for the Equity Advance to be made on the Closing Date, the period commencing on July 16, 1999 through August 31, 1999, and thereafter the period commencing on the first day of each succeeding month and ending on the last day of such succeeding month, and (ii) for the Equity Advance to be made on the Additional Properties Closing Date, the period commencing on such date and ending on the last day of the month in which such Additional Properties Closing Date occurs, and thereafter, the period commencing on the first day of each month and ending on the last day of such succeeding month; provided, however, that (A) no Interest Period with respect to any Equity Advance shall end later than the Maturity Date, and (B) Yield shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

         "INTEREST RATE" is defined in the Note.

         "INVENTORY" is defined in Section 1.1 of the Loan Agreement.

         "INVENTORY" means all inventories of food, beverages and other comestibles held by Pita, AHC, the Joint Ventures or Alterra (as Manager) for sale or use at or from the Land or the Assisted Living Facility, and soap, paper supplies, medical supplies, drugs and all other such goods, wares and merchandise held by Pita, AHC, the Joint Ventures or Alterra (as Manager) for sale to or for consumption by residents, guests or patients of the Land or the Assisted Living Facility and all such other goods returned to or repossessed by Pita, AHC, the Joint Ventures or Alterra (as Manager).

         "INVESTMENT GRADE" means a S&P Rating of BBB ("triple B"), or its equivalent, or higher.

         "INVOICE PAYMENT REQUEST" is defined in Section 3.2(c)(ii) of the Trust Agreement.

         "INVOLUNTARY BORROWER PARTY BANKRUPTCY" is defined in Section 1.1 of the Loan Agreement.

         "JOINDER AGREEMENT" is defined in Section 5.1 of the Flow of Funds Agreement.

         "JOINT VENTURE AGREEMENT" shall mean the partnership or membership agreement by which a Joint Venture Sublessee is formed or organized.

         "JOINT VENTURES" means the Sublessees.

         "JOINT VENTURE SUBLEASE" shall mean the Subleases.

         "JV INTERESTS" shall mean all of the general and limited partnership interests in each of the Joint Ventures.

         "JV MANAGEMENT AGREEMENTS" means the collective reference to those certain Assisted Living Consultant and Operations Agreements between the Guarantor and the Joint Ventures with respect to the Properties.

         "JV SPRINGING COLLATERAL ACCOUNT" is defined in Section 3.14 of the Trust Agreement.

         "JV TRIGGERING EVENT" shall mean (i) shall mean the failure by Guarantor to comply with the covenants set forth in Section 9.5 of the Participation Agreement, (ii) the occurrence of a payment Lease Event of Default under the Lease, which default has continued for a period of three (3) days, or
(iii) the failure of Guarantor to fund the Operating Reserve Account when required under Section 3.15 of the Trust Agreement, which failure has continued for a period of three (3) days.

         "LAND" shall mean those certain pieces or parcels of real property described in Exhibit A attached to the applicable Lease Supplement.

         "LATE CHARGE" is defined in Section 5(b)(viii) of the Master Lease.

         "LCR COMMENCEMENT DATE" shall mean June 30, 2001.

         "LEASE BALANCE" shall mean, with respect to each Leased Property, as of the date of any determination, the sum of the Loan Balance plus the Equity Balance as of such date.

         "LEASE COVERAGE PERIOD" means, as of the date of determination, a period consisting of (i) for the period from the Closing Date to June 30, 2001, the immediately preceding calendar quarter, and (ii) on and after July 1, 2001, the immediately preceding two consecutive calendar quarters.

         "LEASE COVERAGE RATIO" or "LCR" shall mean, for any applicable Lease Coverage Period, a ratio (A) the numerator of which is equal to the Net Operating Income for such Lease Coverage Period, and (B) the denominator of which is equal to the sum of all Base Rental and Contingent Surety Rental payments required to be made by Lessee pursuant to the Master Lease during such Lease Coverage Period.

          "LEASE DEFAULT" shall mean any fact or circumstance which constitutes, or upon the lapse of time, or giving of notice, or both, could constitute a Lease Event of Default.

         "LEASE DOCUMENTS" means the collective reference to the Master Lease, the Memorandums of Lease, the Lease Supplements, the Subleases, the Participation Agreement, the Guaranty and the Sublessee Assignments.

         "LEASED PROPERTY" shall have the meaning set forth in Section 2 of the Master Lease.

         "LEASE EVENT OF DEFAULT" shall have the meaning specified in
Section 23 of the Master Lease.

         "LEASE RESERVE ACCOUNT" is defined in Section 3.3 of the Trust
Agreement.

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

         "LEASE RESERVE CAP" is defined in Section 3.3 of the Trust Agreement.

         "LEASE RESERVE DEFICIENCY" is defined in Section 3.3(c) of the Trust Agreement.

         "LEASES" shall mean (i) the Ground Leases, (ii) the Subleases, (iii) any and all other material leases or subleases of all or any party of a Leased Property being acquired on the Closing Date (other than Residency Agreements).

         "LEASE SUPPLEMENTS" means the collective reference to each Lease Supplement (in the form of Exhibit A to the Lease between the Borrower and the Lessee, which Lease Supplement relates to a particular Leased Property).

         "LEASE TERM EXPIRATION DATE" shall have the meaning ascribed to such term in Section 3 of the Lease.

         "LEGAL REQUIREMENTS" is defined in Section 1.1 of the Loan Agreement.

         "LENDER" shall mean Greenwich Capital Financial Products, Inc., a Delaware corporation.

         "LENDER-APPOINTED WRAP SURETY" is defined in Section 1.5(c)(ii) of the Trust Agreement.

         "LENDER REQUIRED CASUALTY/CONDEMNATION PAYMENT" shall have the meaning ascribed to the term "Required Casualty/Condemnation Payment" in the Loan Agreement.

         "LESSEE" shall mean AHC Tenant, Inc., a Delaware corporation.

         "LESSEE COLLATERAL ASSIGNMENT" shall mean, with respect to any Property, the security agreement in respect of contracts, licenses and permits in form satisfactory to Owner and Trustee, executed by Lessee in favor of Trustee for the benefit of the Beneficiaries.

         "LESSEE LETTER OF CREDIT" is defined in Section 3.3(c) of the Trust Agreement.

         "LESSEE LETTER OF CREDIT PROCEEDS ACCOUNT" is defined in Section 3.13 of the Trust Agreement.

         "LESSEE MANAGEMENT AGREEMENT" means the reference to that certain Assisted Living Consultant and Operations Agreement between the Guarantor and the Lessee with respect to the Properties.

         "LESSEE TRIGGERING EVENT" shall mean the failure by Guarantor to comply with the covenants set forth in Section 9.5 of the Participation Agreement.

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

         "LESSOR" shall mean Pita General Corporation, an Illinois corporation.

         "LETTER OF CREDIT PROCEEDS ACCOUNT" is defined in Section 3.12 of the Trust Agreement.

         "LIABILITIES" shall mean all losses, damages, liabilities, injuries, claims, suits, demands, actions, proceedings, costs and expenses (including reasonable fees and expenses of attorneys and experts).

         "LIBOR" shall mean, for any Interest Period, the quotient (rounded upwards, if necessary, to the nearest one sixteenth of one percent (1/16th of 1%) of (x) the per annum rate of interest, determined by Equity Investor in accordance with its usual procedures (which determination shall be conclusive absent manifest error) as of approximately 11:00 a.m. (London time) two Business Days prior to the Closing Date and prior to each Rent Payment Date occurring thereafter, appearing on Page 3750 of the Telerate Service (or any successor or substitute page of such service, or any successor to or substitute for such service providing rate quotations comparable to those currently provided on such page of such service, as determined by the Equity Investor from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) as the rate in the London interbank market for dollar deposits in immediately available funds with a maturity comparable to the Interest Period divided by (y) a number equal to 1.00 minus the Eurocurrency Reserve Percentage. In the event that such rate quotation is not available for any reason, then the rate (for purposes of clause (x) hereof) shall be the rate, determined by the Equity Investor, as applicable, as of approximately 11:00 a.m. (London time) two (2) Business Days prior to the beginning of such Interest Period, to be the average (rounded upwards, if necessary, to the nearest one sixteenth of one percent (1/16th of 1%) of the per annum rates at which dollar deposits in immediately available funds in an amount comparable to the then outstanding amount of the Equity Advances and with a maturity of one (1) month is offered to the prime banks by leading banks in the London interbank market. LIBOR shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Percentage.

         "LIBOR ADVANCE" shall mean any Equity Advance during any Interest Period with respect to which the Yield is based on LIBOR.

         "LICENSING SUBLEASES" is defined in Section 1.1 of the Loan Agreement.

         "LIEN" is defined in Section 1.1 of the Loan Agreement.

         "LIMITED LESSEE RISK CONDITIONS" shall mean all of the following: (A) no Tolling Default shall have occurred and no Lease Default or Lease Event of Default shall have occurred and be continuing; (B) Lessee shall have performed all obligations and complied with all conditions in connection with a return of the Leased Properties strictly in accordance with the terms of the Master Lease; and (C) except as expressly permitted by the Lease, no amendment, modification, supplement, consent, waiver, approval, settlement, extension,



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compromise or accommodation of the Master Lease has been entered into or given without the prior written consent of the Owner and Trustee.

         "LIQUIDATED DAMAGES PAYMENT DATE" is defined in Section 24(c) of the Master Lease.

         "LOAN" is defined in the Recitals to the Loan Agreement.

         "LOAN AGREEMENT" shall mean that certain Loan Agreement between Borrower, Lessee and Lender, dated as of the date hereof.

         "LOAN BALANCE" shall mean, with respect to any Leased Property, as of any date of determination, the aggregate principal balance of the Note then outstanding multiplied by the Assigned Value Factor.

         "LOAN BASE RENTAL" is defined in Section 5(a) to the Master Lease.

         "LOAN DEFAULT" shall mean any fact of circumstance which constitutes, or upon the lapse of time, or giving of notice, or both could constitute a Loan Event of Default.

         "LOAN DOCUMENTS" is defined in Section 1.1 of the Loan Agreement.

         "LOAN EVENT OF DEFAULT" shall mean an "Event of Default" under Section
7.1 of the Loan Agreement.

         "LOAN OBLIGATIONS" shall mean the "Loan Obligations" as defined in
Section 1.1 of the Loan Agreement.

         "LOCKBOX ACCOUNT" shall have the meaning ascribed to such term in
Section 3.4 of the Trust Agreement.

         "LOCKBOX AGREEMENT" shall mean that certain Lockbox Agreement of even date herewith by and among Lessee, Guarantor, the Joint Ventures, Trustee, and Firstar Bank Illinois.

         "LONDON BANKING DAY" shall mean a day on which banks are open for business in London, England, and quoting deposit rates for dollar deposits.

         "LOSSES" means as of any date, amounts that are actually paid or then currently payable by Surety in payment or settlement of claims covered under the Surety Bond, subject to and in accordance with the terms and conditions of the Surety Bond, notwithstanding any increase in the coverage of the Surety Bond as contemplated by Section 2.07 of the Reimbursement Agreement.

         "MANAGEMENT AGREEMENTS" is defined in Section 1.1 of the Loan
Agreement.

         "MANAGEMENT FEES" shall mean the fees payable by Lessee and the Joint Ventures to

Guarantor pursuant to the Management Agreements in connection with the operation and management of the Properties by the Guarantor.

         "MANAGER" means Alterra Healthcare Corporation, a Delaware corporation, and any successor Manager of the Properties.

         "MARGIN STOCK" is defined in Section 1.1 of the Loan Agreement.

         "MASTER GLOSSARY OF DEFINITIONS" shall mean this Master Glossary of Definitions.

         "MASTER LEASE" means that certain Master Lease Agreement of even date herewith between the Borrower and the Lessee, together with all Lease Supplements thereto.

         "MATERIAL ACTION" means, for purposes of any consent, waiver or other acquiescence by Non-Controlling Party, the taking of, or omitting to take, any of the following actions by Trustee or Lender pursuant to the Loan Documents:
(a) the disposition of insurance or condemnation proceeds unless the Lessee is entitled thereto pursuant to Section 4.4 of the Loan Agreement or the Controlling Party has decided to allow the Borrower or Lessee, as the case may be, to rebuild the any of the Properties pursuant to Section 4.4 of the Loan Agreement, (b) a change in the priority of payments set forth in Article II of the Flow of Funds Agreement, (c) waiver of any provision of Article 3 of the Trust Agreement, (d) replacement of the "Manager" (as defined in the Management Agreements) pursuant to any of the Management Agreements, the Loan Agreement, or the Assignments of Management Agreements, (e) waiver or failure to enforce any requirements under Sections 5.1, 5.2, 5.3 (except as expressly provided for in Section 6 of the Note), 5.4, 5.7, 5.8, 5.10, 5.12, 5.13, 5.18, 5.19, 5.20, 5.21
or 5.22 of the Loan Agreement, (f) any modification, waiver or amendment of the Lockbox Agreement, (g) any defense to be raised by Trustee relating to the Collateral or the Security Documents, (h) any modification, waiver or amendment of Section 2.10 of the Loan Agreement, (i) approval of any Budget under Section
4.10 of the Loan Agreement, or approval of a capital expenditure not provided for in the Budget as contemplated by Section 3.2(c)(ii) of the Trust Agreement,
(j) consenting to any Loan Transfer and Assumption under Section 8.2 of the Loan Agreement, (k) any modification, waiver or amendment of the Guaranty, and (l) any modification, waiver or amendment of any provision of any Transaction Document affecting, or any definition of any Transaction Document referenced in, this definition of "Material Action" or any other material modification, waiver or amendment of any of the Transaction Documents (other than the Insurance Documents) and (m) release from escrow and delivery by Trustee of the original Note other than in accordance with Section 4.5 of the Trust Agreement.

         "MATERIAL ADVERSE EFFECT" is defined in Section 1.1 of the Loan Agreement.

         "MATERIAL LOAN DEFAULT" shall have the meaning set forth in Section 1.4(a) of the Trust Agreement.

         "MATERIAL LOAN DEFAULT DATE" shall have the meaning set forth in
Section 1.4(a) of the Trust Agreement.

         "MATERIAL MODIFICATION" is defined in Section 1.1 of the Loan
Agreement.

         "MATURITY DATE" is defined in Section 1.1 of the Loan Agreement.

         "MAXIMUM LESSEE RISK AMOUNT" shall mean, with respect to the Operating Lease Properties as of any date of determination, the product of the "Maximum Lessee Risk Percentage" set forth in Exhibit E of the Master Lease, multiplied by the Lease Balances plus the Property Termination Premiums for all Operating Lease Properties then subject to the Master Lease.

         "MAXIMUM LOAN AMOUNT" is defined in Section 1.1 of the Loan Agreement.

         "MEDICAID" is defined in Section 1.1 of the Loan Agreement.

         "MEDICAID CERTIFICATION" is defined in Section 1.1 of the Loan
Agreement.

         "MEDICAID REGULATIONS" is defined in Section 1.1 of the Loan Agreement.

         "MEDICARE" is defined in Section 1.1 of the Loan Agreement.

         "MEDICARE CERTIFICATION" is defined in Section 1.1 of the Loan
Agreement.

         "MEDICARE REGULATIONS" is defined in Section 1.1 of the Loan Agreement.

         "MONEY" is defined in Section 1.1 of the Loan Agreement.

         "MOODY'S" shall mean "Moody's Investors Service, Inc.

         "MORTGAGED PROPERTY" is defined in Section 1(m) of the Mortgage.

         "MORTGAGEE" shall mean the entity identified as "Mortgagee" in the first section of the Mortgage, together with its successors and assigns.

         "MORTGAGE INSTRUMENTS" the Mortgage, as it may be amended, modified or supplemented from time to time, together with the Other Mortgage Instruments.

         "MORTGAGES" is defined in Section 1.1 of the Loan Agreement.

         "MORTGAGOR" shall mean the persons or entities identified as "Mortgagor" in the first section of the Mortgage, together with their respective successors and assigns.

         "MULTIEMPLOYER PLAN" is defined in Section 1.1 of the Loan Agreement.

         "NET OPERATING INCOME" shall mean, with respect to the applicable period of calculation, the remainder of (i) Operating Revenues during such period, less (ii) the sum of (A) Operating Expenses during such period, plus (B) the amount of Management Fees payable during such period (including any accrued and unpaid Deferred Management Fees under the Flow of Funds Agreement as of the end of such period), net of any Management Fees which were included in Operating Expenses during such period, (but in no event shall Management Fees be less than 5% of Operating Revenue for purposes of this definition) plus (C) capital expenditures for such period in an amount which, on an annualized basis, would be equal to $300 per bed, per annum, plus (D) Impositions (as defined in Section 8(a)(1) of the Master Lease) required to be escrowed for the Properties during such period, plus (E) all payments of Allowed Indebtedness (other than the Loan) during such period.

         "NET OPERATING LOSS" means the excess, if any, of the following for the Subleased Properties in any Tax Year: (i) the sum of (A) Operating Expenses, (B) Surety Premiums, (C) all interest expenses and (D) depreciation and amortization, to the extent that each of the foregoing is deductible for federal income tax purposes in such Tax Year, and (E) any other expenses deductible for federal income taxes by Lessee or the Joint Ventures in such Tax Year over (ii) the Operating Revenue to the extent that such Operating Revenue is includible in "gross income" for federal income tax purposes in such Tax Year. In no event, however, shall the calculation of Net Operating Loss include any capital gains or losses for federal income tax purposes.

         "NET PROCEEDS OF SALE" shall mean with respect to any Leased Property sold by Owner to a third party pursuant to Section 30(a) or 30(b) of the Master Lease, the net amount of the proceeds of sale of such Leased Property, after deducting from the gross proceeds of such sale (i) all sales taxes and other taxes as may be applicable to the sale or transfer of such Leased Property, (ii) all fees, costs and expenses of such sale incurred by Owner, (iii) any other amounts for which, if not paid, Owner would be liable or which, if not paid, would constitute a Lien on such Leased Property, but in determining Net Proceeds of Sale, the amounts payable under each Loan shall not be deducted from gross proceeds of such sale, and (iv) with respect to a sale under Section 30(a) only, all unreimbursed costs and expenses incurred by Owner after the Termination Date in connection with the ownership, operation and maintenance of such Leased Property, including, without limitation, real estate taxes, insurance, utilities and repairs, plus interest thereon at the Owner Default Rate.

         "NET TAXABLE AMOUNT," means, with respect to the Joint Ventures, as of a Tax Distribution Date the excess, if any, of (i) the Gross Taxable Amount of the Tax Year, less (ii) the excess, if any, of (a) the sum of each Net Operating Loss of each of the calendar years prior to the Tax Year, less (b) the sum of each Net Operating Loss, or portion thereof, which previously offset any Gross Taxable Amount in the calculation of Net Taxable Amount in any calendar year prior to the Tax Year.

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

         "NET WORTH" shall mean shareholder's equity as defined by GAAP.

         "NON-CONTROLLING PARTY" shall mean the Lender; provided, however, (i) from and after a Change of Control and Consent of which Trustee has been notified in writing by Lender and Surety and prior to the existence of a Surety Event of Default, Surety shall become the Non-Controlling Party, and (ii) during the continuance of a Surety Event of Default there shall be no Non-Controlling Party. TRUST AGR

         "NON-DOWNGRADE SURETY DEFAULT" shall mean any "Surety Default" as defined below except for a Downgrade Surety Default. TRUST AGR

         "NON-PERFORMANCE PERIOD" is defined in Section 1.2(a) of the Trust Agreement.

         "NOTE" is defined in Section 1.1 of the Loan Agreement.

         "NOTEHOLDER" shall mean Greenwich Capital Financial Products, Inc, a Delaware corporation, together with its successors and permitted assigns.

         "NOTE MATURITY DATE" is defined in Section 1 of the Insurance Surety Bond.

         "NOTICE" shall mean all notices, demands and other communications.

         "NOTICE OF PREFERENCE CLAIM" is defined in Section 1 of the Surety Bond and Section 1 of the Backstop Policy

         "NPL" is defined in Section 1.1 of the Loan Agreement.

         "NPR" is defined in Section 1.1 of the Loan Agreement.

         "OBLIGATIONS" is defined in Section 1.1(r) of the Mortgage.

         "OFFICER'S CERTIFICATE" is defined in Section 1.1 of the Loan
Agreement.

         "O&M PROGRAM" is defined in Section 1.1 of the Loan Agreement.

         "OPERATING EXPENSES" shall mean, with respect to any period, all operating expenses incurred by the Lessee or any Joint Venture, without duplication, in connection with the operation of the Properties, determined on an accrual basis, in accordance with GAAP and based upon the most recently available financial statements or reports required pursuant to the Loan Agreement and the Reimbursement Agreement including but not limited to the following expenses:

                  (i)   salaries, wages, benefits and payroll taxes;

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                  (ii)  fees and expenses payable to the Trustee (if any);

                 (iii) insurance premiums (unless paid in escrow to Trustee in accordance with Section 3.7 of the Trust Agreement);

                  (iv) fees and expenses of lawyers and accountants and other professional fees incurred in the ordinary course of business in connection with the normal day to day operation of the Properties;

                  (v) fees, costs and expenses in connection with the day to day repair and maintenance of the Properties;

                  (vi) all utility bills relating to heating, cooling and lighting the Properties; and

                  (vii) all Management Fees other than the Deferred Management Fees.

This definition of "Operating Expenses" excludes (i) all Surety Premiums, (ii) all interest expenses, and (iii) depreciation and amortization relating to the Properties.

         "OPERATING LEASE PROPERTY" shall mean a Leased Property designated by Lessee as an "Operating Lease Property" in the relevant Lease Supplement and intended by Owner and Lessee to be treated for financial accounting purposes of Lessee as covered by an "operating lease" under SFAS 13.

         "OPERATING LOSS AMOUNT" is defined in Section 3.15 of the Trust Agreement.

         "OPERATING RESERVE ACCOUNT" is defined in Section 3.15 of the Trust Agreement.

         "OPERATING RESERVE ACCOUNT REVENUES" shall mean monies disbursed from the Operating Reserve Account.

         "OPERATING REVENUE" shall mean, for any period, all income received by the Lessee or any Joint Venture (or the Manager on their behalf), without duplication, from any person or entity, including, without limitation, all rents under any Sublease, all rent or income from any Residency Agreement, which, in accordance with GAAP, is included in the Lessee's or such Joint Venture's financial statements as revenue determined on an accrual basis for the applicable period based upon the most recently available financial statements or reports required pursuant to the Loan Agreement and Reimbursement Agreement, modified, if necessary, to include, without duplication, all such income arising from any of the following:

         (a) condemnation proceeds under a temporary taking to the extent that such proceeds are compensation for lost rent;

         (b) business interruption insurance proceeds; and

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         (c) monies disbursed from the Operating Reserve Account pursuant to the
         Trust Agreement on the Operating Reserve Termination Date.

Notwithstanding the foregoing, Operating Revenue shall not include (i) any condemnation or insurance proceeds (other than the types described in clauses
(a) or (b) above), (ii) any proceeds resulting from the sale, exchange, transfer, financing or refinancing of all or any part of any Property or (iii) any funds released from any Deposit Account.

         "ORIGINAL INSURANCE SURETY BOND" is defined in Section 1 of the Insurance Surety Bond.

         "ORIGINAL INSURED OBLIGATIONS" is defined in Section 1 of the Backstop Insurance Surety Bond.

         "ORIGINAL SURETY" is defined in Section 1 of the Backstop Policy.

         "ORIGINAL SURETY BOND PAYMENT DATE" is defined in Section 1 of the Backstop Policy.

         "OUTSIDE DIRECTOR" is defined in Section 1.1 of the Loan Agreement.

         "OWNER" shall mean Pita General Corporation, an Illinois corporation.

         "OWNER BASE RENTAL" shall have the meaning set forth in Section 5(a)(z) of the Master Lease Agreement.

         "OWNER DEFAULT RATE" is defined in Section 2.6(b) of the Participation Agreement.

         "OWNER LIEN" shall mean any Lien resulting solely from claims arising against, or from acts or omissions of, the Owner or those acting by, through, or under Owner (exclusive of Lessee, Guarantor, any Sublessee, Manager, Noteholder, Surety, Trustee and their respective Related Parties, and Persons acting by, through or under Lessee, Guarantor, any Sublessee, Manager, Surety, Trustee or their Related Parties) other than (i) Liens granted by Owner in accordance with the express terms and conditions of the Transaction Documents; (ii) Liens arising as a result of Lessee failing to perform its duties under the Lease Documents, the Participation Agreement or any other Transaction Document; and
(iii) Permitted Liens.

         "OWNER'S CONVEYANCE" shall mean any of the following: (i) the transfer by Owner of its interest in any Leased Property to Lessee pursuant to Sections 15(g) or 29(b) of the Master Lease; or (ii) the transfer by Owner of its interest in the Leased Property to a third party pursuant to Section 30(b) of the Master Lease.

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

         "PARTICIPATION AGREEMENT" means that certain Participation Agreement dated of even date herewith among Lessee, Owner, Guarantor, Equity Investor, Surety, Trustee and Noteholder.

         "PARTIES" shall mean each of the signatories to the Trust Agreement.

         "PAYMENT/CROSS-DEFAULT SURETY DEFAULT" is defined in Section 1.2(b) of the Trust Agreement.

         "PAYMENT SURETY DEFAULT" shall have the meaning set forth in the definition of "Surety Default."

         "PBGC" is defined in Section 1.1 of the Loan Agreement.

         "PERFORMANCE PERIOD" is defined in Section 1.3(a) of the Trust
Agreement.

         "PERMITS" is defined in Section 1.1 of the Loan Agreement.

         "PERMITTED INVESTMENTS" mean book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

                  (a) direct obligations of, and obligations fully guaranteed as to the full and timely payment by, the United States of America;

                  (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any State thereof and subject to supervision and examination by Federal or State banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall be rated "A-1+" by Standard & Poor's and "P-1" by Moody's;

                  (c) commercial paper of a corporation incorporated under the laws of the United States or any state thereof that, at the time of the investment or contractual commitment to invest therein, is rated "A-1+" by Standard & Poor's and "P-1" by Moody's;

                  (d) bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above;

                  (e) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed as to the full and timely payment by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into pursuant to a written agreement with (i) a depository institution or trust company (acting as principal) described in clause (b) or (ii) a depository institution or trust company the deposit of which are insured by the Federal Deposit Insurance Corporation and whose commercial paper or other short-term unsecured debt obligations are rated "A-1+" by Standard & Poor's and "P-1" by Moody's and whose long-term unsecured debt obligations are rated "AAA" by Standard & Poor's and "Aaa" by Moody's;

                  (f) money market mutual funds registered under the Investment Company Act of 1940, as amended that maintain a constant net asset value and that have a rating, at the time of such investment, in the highest investment category granted by each of Standard & Poor's and Moody's;

                  (g) common trust funds rated AAAm or AAAm-G by Standard & Poor's and Aaa by Moody's; and

                  (h) any other investment as may be acceptable to the Lender and each Rating Agency;

provided that (A) no investment described hereunder shall evidence either the right to receive (1) only interest with respect to such investment or (2) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations, (B) no investment described hereunder may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity; and (C) no investment described hereunder may have a "r" highlighter or other comparable qualifier attached to its rating; provided, further, that each investment described hereunder must have (X) a predetermined fixed amount of principal due at maturity (that cannot vary or change), (Y) an original maturity of not more than 365 days and a remaining maturity of not more than 30 days and (Z) except in the case of Permitted Investments described in clauses (f) and (g) above, a fixed interest rate or an interest rate that is tied to a single interest rate index plus a single fixed spread.

         "PERMITTED LIENS" is defined in Section 1.1 of the Loan Agreement.

         "PERMITTED SURETY CURE" is defined in Section 1.5(b) of the Trust Agreement.

         "PERSON" is defined in Section 1.1 of the Loan Agreement.

         "PERSONAL PROPERTY CAPITAL PROCEEDS" shall mean all Capital Proceeds that are not Real Estate Capital Proceeds.

         "PITA" shall mean Pita General Corporation, an Illinois corporation.

         "PLAN" is defined in Section 1.1 of the Loan Agreement.

         "PLEDGE AGREEMENTS" is defined in Section 1.1 of the Loan Agreement.

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

         "POST COLLATERAL" or "POSTED COLLATERAL" or "POSTING OF COLLATERAL" shall have the meaning set forth in Section 1.6 of the Trust Agreement.

         "PRE-EXISTING CONDITION" is defined in Section 1.1 of the Loan
Agreement.

         "PREFERENCE AMOUNT" is defined in Section 1 of the Surety Bond and in
Section 1 of the Backstop Policy, as applicable.

         "PREMIUM ESCROW" shall mean that the Surety Premiums payable to Surety from and after the date specified in Article 1 shall be deposited by Trustee into an interest-bearing Eligible Account in the name of and under the control of Trustee, to be distributed by Trustee as follows (but always subject to Section 1.5 of the Trust Agreement): (i) to Surety if the applicable Surety Default is cured prior to the end of the grace periods applicable to a Surety Loss of Premium, (ii) in a lump sum to any Substitute Surety or Lender-Appointed Wrap Surety as directed by the Lender, (iii) to any Surety-Appointed Wrap Surety in such amount as may be agreed to by Surety and such Wrap Surety, or (iv) to Lender if all of the following conditions exist: (1) all Premium Forfeiture Conditions exist; and (2) either a Material Loan Default exists, or any of the Bankruptcy/Invalidity Surety Defaults then exist.

         "PREMIUM FORFEITURE CONDITIONS" means that (i) Backstop Insurer does not have a S&P Rating of Investment Grade and (ii) no Substitute Surety or a Lender-Appointed Wrap Surety then exists.

         "PREMIUM FUND" is defined in Section 3.6 of the Trust Agreement.

         "PREPAYMENT CONSIDERATION" shall have the meaning ascribed to such term in the Note.

         "PRIORITY A DEFERRED MANAGEMENT FEES" means as of any Distribution Date a dollar amount equal to the lesser of (i) 50% of the Deferred Management Fee, or (ii) 50% of the Revenue available for distribution at Category 2.1(xiii) of the Flow of Funds Agreement.

         "PRIORITY B DEFERRED MANAGEMENT FEES" means as of any Distribution Date the remainder obtained (but not less than zero) by subtracting from the Deferred Management Fees, the Priority (A) Deferred Management Fees, determined on such Distribution Date.

         "PROCEEDS" is defined in Section 1.1 of the Loan Agreement.

         "PROHIBITED ACTIVITIES AND CONDITIONS" and a "PROHIBITED ACTIVITY AND CONDITION" is defined in Section 1.1 of the Loan Agreement.

         "PROPERTIES" (i) in the case of the Trust Agreement, shall have the meaning set forth in the Recitals to the Trust Agreement, and (ii) when used any of the other Transaction Documents (unless otherwise defined in such Transaction Document), shall have the meaning set forth in Section 1.1 of the Loan Agreement.

         "PROPERTY" shall mean any one of the Properties.

         "PROPERTY CLOSING DATE" shall mean the Closing Date or the Additional Properties Closing Date, as applicable.

         "PROPERTY DISCOUNTED FUTURE BASE SURETY PREMIUMS" shall mean, with respect to any Leased Property, as of any date of determination, the product obtained by multiplying the Discounted Future Base Surety Premiums by the Assigned Value Factor.

         "PROPERTY DISCOUNTED TERMINATION PREMIUM" shall mean, with respect to any Leased Property as of any date of determination, the product obtained by multiplying the Discounted Termination Premium by the Assigned Value Factor.

         "PROPERTY TERMINATION PREMIUM" shall mean, with respect to any Leased Property, as of any date of determination, the product obtained by multiplying the Termination Premium by the Assigned Value Factor.

         "PROPOSED ACTION PLAN" is defined in Section 2.10(a) of the Trust Agreement.

         "QUALIFIED" shall mean that S&P has publicly announced that the S&P Rating of the affected Person will, upon the occurrence of a specified event or events, be withdrawn or dropped below Investment Grade; "Qualified" does not mean being placed on credit watch with negative implications or being placed under ratings review.

         "RATING AGENCIES" is defined in Section 1.1 of the Loan Agreement.

         "REAL ESTATE CAPITAL PROCEEDS" shall mean all Capital Proceeds which find their source in liquidation, sale or other disposition of the Properties.

         "REGULATION T" is defined in Section 1.1 of the Loan Agreement.

         "REGULATION U" is defined in Section 1.1 of the Loan Agreement.

         "REGULATION X" is defined in Section 1.1 of the Loan Agreement.

         "REGULATORY PERMITS" is defined in Section 1.1 of the Loan Agreement.

         "REIMBURSABLE AMOUNTS" as defined in the Reimbursement Agreement, means, (i) Losses, plus (ii) any expenses incurred by or on behalf of Surety in connection with investigating, challenging or paying any Losses, plus (iii) interest thereon as provided in Section 2.01(b) of the Reimbursement Agreement, less (iv) the amount realized by Surety under any Collateral which is applied to reimburse Surety for the same.

         "REIMBURSEMENT AGREEMENT" shall mean that certain Reimbursement Agreement of even date herewith by and among Surety, Borrower and Lessee.

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

         "REIMBURSEMENT CONTRACTS" is defined in Section 1.1 of the Loan Agreement.

         "REIMBURSEMENT OBLIGATIONS" means the obligation of Lessee and/or Borrower to reimburse Surety and/or Trustee (as applicable) for Reimbursable Amounts, all Surety Premiums and all other indebtedness, obligations and liabilities of Lessee and/or Borrower to Surety and/or the Trustee arising hereunder, under the Trust Agreement or other Transaction Documents.

         "RELATED PARTIES" shall mean, as to any Person, such Person's Affiliates, officers, directors, legal and beneficial owners, employees, agents, successors and permitted assigns.

         "RELEASE" is defined in Section 1.1 of the Loan Agreement.

         "REMARKETING PERIOD" is defined in Section 30 of the Master Lease.

         "REMEDIAL WORK" is defined in Section 1.1 of the Loan Agreement,
Section 20.8 of the Master Lease and Section 8.08 of the Reimbursement
Agreement.

         "REMEDIES" means, with respect to Trustee and any Beneficiary, any action available to any of them under the Transaction Documents upon the occurrence and continuance of an Event of Default, including without limitation, acceleration of the maturity of the Note, seeking the appointment of a receiver for any of the Properties, suing any guarantor or indemnitor of any Secured Obligations, foreclosing on the Collateral pledged pursuant to the Security Documents, or entering into a Loan modification, workout or rearrangement of any sort each in accordance with the terms of the Trust Agreement.

         "REMIC" shall mean a Real Estate Mortgage Investment Conduit within the meaning of Section 860G of the Code.

         "RENTAL" shall mean Base Rental, Contingent Surety Rental, Additional Rental, and Termination Rental.

         "RENTAL PERIOD" shall mean each period for which a payment of Base Rental is to be made during the Basic Lease Term.

         "RENT PAYMENT DATE" shall mean each date on which a payment of Base Rental is due and payable pursuant to Section 5(a) of the Master Lease.

         "RENT ROLLS" is defined in Section 1.1 of the Loan Agreement.

         "RENTS" is defined in Section 1.1 of the Loan Agreement.

         "REQUIRED CASUALTY/CONDEMNATION PAYMENT" is defined in Section 1.1 of the Loan Agreement.

         "REQUIRED RATING" shall mean at least "A" by Standard & Poor's Rating Service or "A1" by Moody's Investors Service.

         "RESIDENCY AGREEMENTS" is defined in Section 1.1 of the Loan Agreement

         "RESIDENT" means any resident under any Residency Agreement.

         "RESIDUAL REIMBURSEMENT OBLIGATION" means the sum of all amounts paid by Surety to Trustee pursuant to the Surety Bond or by Backstop Insurer to Trustee pursuant to the Backstop Policy to Lender on the Lease Term Expiration Date after giving effect to any payments made by Lessee (or by Guarantor on Lessee's behalf), pursuant to Sections 29 and 31 of the Master Lease.

         "REVENUES" shall mean collectively all Operating Revenues, Guarantee Revenues, and all Operating Reserve Account Revenues.

         "SECONDARY MARKET TRANSACTION" is defined in Section 1.1 of the Loan Agreement.

         "SECURED OBLIGATIONS" shall mean and include, collectively, the "Loan Obligations" described in the Loan Agreement, the "Reimbursement Obligations" described in the Reimbursement Agreement and all obligations of the Lessee under the Master Lease, together with all other indebtedness, obligations and liabilities, whether now existing or hereafter arising, from time to time, owed to the Beneficiaries or any of them and secured by any of the Security Documents.

         "SECURITIES" is defined in Section 1.1 of the Loan Agreement.

         "SECURITIZATION" is defined in Section 1.1 of the Loan Agreement.

         "SECURITY AGREEMENTS" shall mean, collectively, (i) that certain Security Agreement executed by Borrower in favor of Trustee for the benefit of Trustee and the Beneficiaries and (ii) that certain Security Agreement executed by Lessee in favor of Trustee for the benefit of the Trustee and the Beneficiaries.

         "SECURITY DOCUMENTS" shall mean, collectively, the Mortgages, Security Agreements, Pledge Agreements, Lockbox Agreement, Assignments of Leases, Assignments of Management Agreements, the Assignment of Purchase Agreements and any other agreement, document or instrument heretofore, now or at any time hereafter executed by Borrower, Lessee or any Person evidencing the grant by Borrower, Lessee or any such Person of a Lien on any property or assets of Borrower, Lessee or such Person, as applicable, in favor of Trustee to secure all or any part of the Secured Obligations, in each case as amended, restated, supplemented or otherwise modified from time to time pursuant to the terms thereof and the Trust Agreement; provided, however, the



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term "Security Documents" shall not include the Excluded Collateral Agreement or any Excluded Collateral.

         "SELCO" is defined in Section 1.1 of the Loan Agreement.

         "SELLER" shall mean HCR Manor Care, Inc., a Delaware corporation, and any of its Affiliates party to the Acquisition Agreements as seller(s).

         "SERVICER" is defined in Section 2.5 of the Trust Agreement.

         "SERVICING AGREEMENT" is defined in Section 2.5 of the Trust Agreement.

         "SETTLOR OR SETTLORS" means, individually or collectively, as the context may require, the Holder and any of them, the Borrower, SELCO, Guarantor and/or the Lessee.

         "SFAS 13" shall mean Statement of Financial Accounting Standards No. 13, as amended, promulgated by the Financial Accounting Standards Board.

         "SINGLE PURPOSE ENTITY" is defined in Section 1.1 of the Loan
Agreement.

         "SIX MONTH PROPERTIES" mean the Properties located in Boynton Beach, Florida; Boynton Village, Florida; Brea, California; Dunedin, Florida; Laguna Palm Terrace, California; Reno, Nevada; Sarasota, Florida; Tucson, Arizona; Westlake, Ohio; and Whittier, California.

         "S&P RATING" means the most current claims-paying ability rating or financial strength rating for the specified Person, as established by Standard & Poor's Rating Service, a division of The McGraw-Hill Companies, Inc.

         "SPRINGING LOCKBOX EVENT" shall mean the occurrence of any of the following: (i) an Event of Default; or (ii) Lessee's failure to achieve a LCR of at least 1.10:1.00 for any six (6) month period commencing on the LCR Commencement Date and measured on a monthly basis thereafter.

         "STANDSTILL PERIOD" shall have the meaning specified in Section 24(b) of the Master Lease.

         "STOCK" is defined in Section 1.1 of the Loan Agreement.

         "SUBLEASED PROPERTIES" is defined in Section 1.1 of the Loan Agreement.

         "SUBLEASES" is defined in Section 1.1 of the Loan Agreement.

         "SUBLESSEES" is defined in Section 1.1 of the Loan Agreement.

         "SUBORDINATED DEBT" shall mean any indebtedness of a person incurred at any time the repayment of which is subordinated to other indebtedness of such person pursuant to a written agreement and specifically including (I) the Guarantor's $143,750,000 aggregate original principal amount of 5.25% convertible subordinated debentures due December 15, 2002; (ii) the Guarantor's $50,000,000 aggregate original principal amount of 7.00% convertible subordinated debentures due June 1, 2004; (iii) the Guarantor's $35,000,000 aggregate original principal amount of 6.75% convertible subordinated debentures due June 20, 2006.

         "SUBORDINATION OF MANAGEMENT AGREEMENTS" is defined in Section 1.1 of the Loan Agreement.

         "SUBSIDIARY" shall mean any corporation or other Person of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other individuals performing similar functions are at the time owned by such Person or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person.

         "SUBSTITUTE SURETY" is defined in Section 1.5(a)(iv) of the Trust Agreement.

         "SUCCESSOR OWNER" is defined in Section 19(b) of the Master Lease.

         "SUPPLEMENTAL TRUST FUNDS" means any monies which the Trustee has been directed by the Controlling Party to disburse from the Lease Reserve Account to pay a Benefitted Item.

         "SURETY" is defined in Section 1.1 of the Loan Agreement.

         "SURETY ACCELERATION EVENT" shall mean the Lender's delivery of written notice to the Trustee and the Surety that (a) either a Material Loan Default has occurred and is continuing or that the date of such written notice is within a Non-Performance Period and (b) a Non-Downgrade Surety Event of Default exists or the S&P Rating of the Backstop Insurer is below Investment grade, withdrawn or qualified.

         "SURETY-APPOINTED WRAP SURETY" is defined in Section 1.5(a)(ii) of the Trust Agreement.

         "SURETY BASE RENTAL" is defined in Section 5(a)(x) of the Master Lease.

         "SURETY BOND" means the Insurance Surety Bond dated as of even date herewith, issued by Surety to Trustee for the benefit of Lender, together with all endorsements thereto.

         "SURETY BOND AMOUNT" is defined in Section 1 of the Surety Bond, as reduced from time to time pursuant to the terms of the Surety Bond..

         "SURETY BOND PAYMENT CERTIFICATE" is defined in Section 1 of the Surety Bond and Section 1 of the Backstop Policy.

         "SURETY BOND PAYMENT CONDITIONS" is defined in Section 1 of the Surety Bond and Section 1 of the Backstop Policy.

         "SURETY BOND PAYMENT DATE" is defined in Section 1 of the Surety Bond and Section 1 of the Backstop Policy.

         "SURETY CROSS-DEFAULT" shall mean the Surety Default described in clause (v) of the definition of "Surety Default."

         "SURETY DEFAULT" means any one or more of the following events: (i) failure of Surety to make any payment in accordance with the terms and conditions of the Surety Bond and failure of Backstop Insurer to make such payment pursuant to the Backstop Policy (a "PAYMENT SURETY DEFAULT"), (ii) Surety or Backstop Insurer has been declared insolvent or bankrupt by a court of competent jurisdiction by an order or judgement of such court, or is a debtor in a bankruptcy, insolvency, liquidation or rehabilitation proceeding, or an order or decree has been entered appointing a receiver, receivers, trustee, liquidator, custodian or custodians for any of its assets or revenues, or a conservator, rehabilitator, liquidator, trustee or similar Person has been appointed under applicable insurance laws with respect to Surety, Backstop Insurer or any material asset of either Surety or Backstop Insurer, or any proceeding shall be instituted with the consent or acquiescence of Surety or Backstop Insurer or any plan shall be entered into by Surety or Backstop Insurer for the purpose of effecting a composition between Surety or Backstop Insurer and its creditors or for the purpose of adjusting the claims of such creditors, or Surety or Backstop Insurer makes any assignment for the benefit of its creditors, or Surety or Backstop Insurer is generally not paying its debts as such debts become due, or Surety or Backstop Insurer files a petition under the United States Bankruptcy Code, as amended, or Surety or Backstop Insurer is subject to a rehabilitation or liquidation proceeding initiated by an insurance commissioner or other similar government official with appropriate jurisdiction,
(iii) the Surety Bond or Backstop Policy has been determined to be void or unenforceable by final, unappealable judgment of a court of competent jurisdiction or (iv) Surety or Backstop Insurer asserts that the Surety Bond or Backstop Policy is invalid or unenforceable, or any proceedings shall be instituted by a government agency or authority with appropriate jurisdiction by or with the consent of Surety or Backstop Insurer seeking to declare the Surety Bond or Backstop Policy unenforceable, (v) a default (after any notice and grace periods, if applicable) by Surety has occurred and is continuing under an unconditional, irrevocable surety bond entered into by Surety which insures principal and interest on a loan secured by commercial real estate and such default is not cured by Backstop Insurer in accordance with the terms of any guaranty of such surety bond, and (vi) a Downgrade Surety Default has occurred.

         "SURETY DOCUMENTS" shall mean the Surety Policy and the Surety Reimbursement Agreement.

         SURETY EVENT OF DEFAULT shall mean the occurrence of a Surety Default and the failure to effect a Permitted Surety Cure within the respective grace periods applicable to a Surety Loss of Premium, as set forth in Article 1 of the Trust Agreement.

         "SURETY LOSS OF PREMIUM" shall mean, at such time as the applicable grace periods set forth in Article 1 of the Trust Agreement have expired, then the irrevocable forfeiture by the Surety of (i) all Base Surety Premiums being escrowed pursuant to a Premium Escrow, (ii) any Base Surety Premiums which would otherwise be payable thereafter under the Reimbursement Agreement and (iii) the Termination Premium; provided, however, Surety shall not lose or forfeit the Termination Premium unless a Surety Replacement (as opposed to a Wrap Surety or other Permitted Surety Cure) occurs.

         "SURETY PREMIUMS" shall mean all amounts paid by Trustee to Surety as premiums or fees in consideration for its issuance of the Surety Bond, including without limitation, Base Surety Premiums, Early Termination Premiums and the Termination Premium, together with interest accruing on any such due but unpaid sums, as set forth in the Reimbursement Agreement.

         "SURETY REIMBURSEMENT AGREEMENT" shall mean the Reimbursement Agreement dated the Closing Date between Borrower and Surety with respect to the Surety Bond.

         "SURETY REPLACEMENT" is defined in Section 1.5(a)(iv) of the Trust Agreement.

         "SURETY REQUIRED CASUALTY/CONDEMNATION PAYMENT" shall mean, as of any calculation date, an amount equal to (i) the discounted present value of the Termination Premium (using a discount rate equal to the applicable Interest
Rate), multiplied by (ii) a fraction, (A) the numerator of which is the trailing twelve month Net Operating Income for the affected Property from which the Total Loss Casualty/Condemnation Proceeds are derived for the most recent period prior to such casualty (or prior to June 30, 2002, the stabilized appraised value for such Property as set forth in the Appraisal for such Property delivered pursuant to the Loan Agreement), and (B) the denominator of which is the trailing twelve month Net Operating Income for all the Properties for such period (or prior to June 30, 2002, the stabilized appraised values for such Properties as set forth in the Appraisals for such Properties delivered pursuant to the Loan Agreement).

         "SURETY TRANSACTION" is defined in Section 7.14(a) of the Trust Agreement.

         "SURVEYS" is defined in Section 1.1 of the Loan Agreement.

         "TANGIBLE NET WORTH" is defined in Section 9.5 of the Participation Agreement.

         "TAX DISTRIBUTION DATE" means the Distribution Date occurring after the determination of the Tax Reimbursement Amount relating to the most recently ended Tax Year.

         "TAX AND INSURANCE ESCROW FUND" is defined in Section 3.7 of the Trust Agreement.

         "TAX RATE" means, with respect to any Tax Year, the combined rate of the highest federal and Wisconsin personal income tax rates of a single taxpayer, pursuant to Section 1(c) of the Internal Revenue Code of 1986, as amended, and Section 71.06 of the Wisconsin Statutes Annotated, respectively, adjusted to take into account the deductibility of Wisconsin personal income taxes for purposes of determining federal personal income taxes. Initially, the Tax Rate shall be 43.69%, using the highest federal income tax rate of 39.6% and the highest Wisconsin personal income tax rate of 6.77%, each of which are in effect pursuant to federal and state income tax law, respectively, as of the date hereof.

         "TAX REIMBURSEMENT AMOUNT" with respect to the Joint Ventures, means the product of (i) the Tax Rate and (ii) the Net Taxable Amount as of the Tax Distribution Date.

         "TAX YEAR" means, with respect to a Tax Distribution Date, the most recently ended calendar year.

         "TAXES" shall mean all taxes, assessments, vault rentals and other charges, if any, general, special or otherwise, including all assessments for schools, public betterments and general or local improvements, which are levied, assessed or imposed by any public authority or quasi-public authority, and which, if not paid, will become a lien, on the Land or the Improvements.

         "TERM" shall mean, as to any Leased Property, the Basic Lease Term.

         "TERM OF THIS FLOW OF FUNDS AGREEMENT" means the period from the Closing Date to but not including the Termination Date.

         "TERMINATION DATE" is defined in Section 4.9 of the Flow of Funds Agreement.

         "TERMINATION EVENT" is defined in Section 1.1 of the Loan Agreement.

         "TERMINATION PREMIUM" shall mean the sum of the products resulting from multiplying each Advance by a fraction, the numerator of which is $29,000,000 and the denominator of which is $201,000,000.

         "TERMINATION PREMIUM PAYMENT DATE" shall mean the Maturity Date.

         "TERMINATION RENTAL" is defined in Section 5(d) of the Master Lease.

         "TITLE COMPANY" is defined in Section 1.1 of the Loan Agreement.

         "TITLE POLICIES" is defined in Section 1.1 of the Loan Agreement.

         "TOLLING DEFAULT" shall mean (a) any failure to repay the Equity Amount with



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respect to a Leased Property which suffers a casualty or condemnation as provided in Section 15(g) of the Master Lease, (b) any failure of Guarantor to comply with its obligations under the Excluded Collateral Agreement or Section
9.8 or Article X of the Participation Agreement (c) any other Event of Default or Lease Event of Default by Lessee or Guarantor which is waived by Controlling Party without the consent or approval of Equity Investor or which has occurred and is continuing without any action with respect thereto by Controlling Party and Equity Investor has not concurred with such non-action, or (d) any amendment to the Transaction Documents to which Borrower (acting at the direction of Equity Investor) did not consent to or otherwise approve.

         "TOTAL CAPITAL" shall mean the sum of Net Worth, Total Funded Debt and Subordinated Debt.

         "TOTAL FUNDED DEBT" shall mean, at any time, the sum at such time of
(a) indebtedness for borrowed money or for the deferred purchase price of property or services, (b) any obligations in respect of letters of credit, banker's or other acceptances or similar obligations issued or created for the account of the Guarantor, (c) lease obligations which have been or should be, in accordance with GAAP, capitalized on the books of the Guarantor, (d) all liabilities secured by any property owned by the Guarantor, as the case may be, to the extent attached to the Guarantor's interest in such property, even though the Guarantor has not assumed or become liable for the payment thereof, and in the case of the Guarantor, and (e) any obligation of the Guarantor or a COMMONLY CONTROLLED ENTITY to a Multiemployer Plan; but excluding trade and other accounts payable in the ordinary course of business in accordance with customary trade terms and which are not overdue (as determined in accordance with customary trade practices) or which are being disputed in good faith by the Guarantor and for which adequate reserves are being provided on the books of the Guarantor in accordance with GAAP.

         "TOTAL LOSS CASUALTY/CONDEMNATION PROCEEDS" shall mean, with respect to each occurrence of a loss of, or damage to, Collateral, insurance proceeds or Condemnation awards which are not made available for the repair, restoration or replacement of the Collateral affected by such loss, damage or Condemnation in accordance with Section 4.4 of the Loan Agreement.

         "TRANSACTION DOCUMENTS" is defined in Section 1.1 of the Loan
Agreement.

         "TRANSACTION EXPENSES is defined in Section 10.4 of the Participation Agreement.

         "TRANSACTION FEE" shall mean as of the Closing Date, an amount equal to 2% of each Advance.

         "TRANSACTIONS" shall mean all transactions described or otherwise




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

contemplated in the Lease Documents, the Loan Documents and each other Transaction Document.

         "TRANSFER" is defined in Section 1.1 of the Loan Agreement.

         "TRANSFER AND ASSUMPTION" is defined in Section 1.1 of the Loan Agreement.

         "TRANSFER DOCUMENTS" is defined in Section 1 of the Surety Bond and
Section 1 of the Backstop Policy.

         "TRANSFEREE" shall mean the Person to whom the Equity Investor sells, conveys, assigns, pledges, mortgages or otherwise transfers any of its interests in the Owner and the Transaction Documents prior to the expiration or earlier termination of the Term.

         "TRANSFEREE BORROWER" shall have the meaning set forth in Section 9.02 of the Reimbursement Agreement.

         "TRIGGER DATE" is defined in Section 1.1 of the Trust Agreement.

         "TRUE UP PROVISIONS" means that portion of Section 2.1 of the Flow of Funds Agreement describing the reconciliation procedures relating to the Distribution Operating Expense Estimate.

         "TRUST AGREEMENT" means that certain Trust Agreement of even date herewith among the Trustee, Noteholder, Surety, Guarantor, Lessee, Borrower and SELCO.

         "TRUSTEE" shall mean The First National Bank of Chicago, a national banking association, acting in its capacity as trustee under the Trust Agreement.

         "TRUST ESTATE" shall have the meaning assigned to such term in GRANT OF TRUST ESTATE of the Trust Agreement.

         "TWELVE MONTH PROPERTIES" mean the Properties located in Citrus Heights, California; Colorado Springs, Colorado, Fulton County, Georgia (Arden Courts); Lynnwood, Washington; Overland Park, Kansas; Peoria, Arizona; Sun City West, Arizona; Wayne, New Jersey; and West Orange, New Jersey.

         "UCC COLLATERAL" is defined in Section 2 of the Mortgage.

         "UCC OR UNIFORM COMMERCIAL CODE" shall mean the Uniform Commercial Code in effect in the State of Illinois and the jurisdiction where any Leased Property is situated.

         "UNITED STATES BANKRUPTCY CODE" shall mean Title 11 of the United State Code, as the same may be amended from time to time.

         "WAIVING PARTY" is defined in Section 1.1 of the Loan Agreement.

         "WEST ORANGE AMOUNT" is defined in Section 3.2 of the Trust Agreement.

         "WEST ORANGE FACILITY" is defined in Section 3.2 of the Trust
Agreement.

         "WRAP SURETY" is defined in Section 1.5(a)(ii) of the Trust Agreement.

         "WRITTEN DIRECTION" means an instrument or instruments executed by the Controlling Party (or if regarding a Material Action, executed by the Controlling Party and the Non-Controlling Party) and delivered to Trustee directing Trustee to take an action in accordance with the Trust Agreement.

         "YIELD" shall mean the periodic return payable to the Owner on account of Equity Advances as set forth in Section 2.6 of the Participation Agreement.

         "ZC SPECIALTY INSURANCE" shall mean ZC Specialty Insurance Company, a Texas insurance company.

         "ZCSI SUBROGATION AMOUNTS" means any amounts payable to ZCSI on account of Loan Obligations to which ZCSI has been subrogated as contemplated by the Loan Agreement, the Reimbursement Agreement, the Trust Agreement or pursuant to applicable law.

                                   EXHIBIT B-1

                               INITIAL PROPERTIES


1.       6145 East Arbor Avenue
         Mesa, Arizona 85206

2.       9296 West Union Hills Drive
         Peoria, Arizona 85382

3.       21739 North 151st Street
         Sun City West, Arizona 85375

4.       3701 North Swan Road
         Tucson, Arizona 85718

5.       285 West Central Avenue
         Brea, California 92621

6.       7375 Stock Ranch Road
         Citrus Heights, California 95621

7.       8101 South Painter Avenue & 8132 Friends Avenue
         Whittier, California 90602

8.       2850 North Academy Boulevard
         Colorado Springs, Colorado 80917

9.       1935 South Federal Highway
         Boynton Beach, Florida 33435

10.      880 Patricia Avenue
         Dunedin, Florida 34698

11.      475 Irvin Court
         Decatur, Georgia 30030

12.      4375 Beech Haven Trail, SE
         Smyrna (Cobb County), Georgia 30080

13.      11001 Oakmont
         Overland Park, Kansas 66210

14.      5326 Park Road
         Charlotte, North Carolina 28209

15.      590 Old Hook Road
         Emerson, New Jersey 07630

16.      820 Hamburg Turnpike
         Wayne, New Jersey 07470

17.      590 Prospect Avenue
         West Orange, New Jersey

18.      3105 Plumas Street
         Reno, Nevada 89509

19.      27569 Detroit Road
         Westlake, Ohio 44145

20.      1127 Persinger Road, SW
         Roanoke, Virginia 24015

                                   EXHIBIT B-2

                              ADDITIONAL PROPERTIES



1.       Laguna Palm Terrace, CA

2.       Denver, CO

3.       Boynton Beach, FL

4.       Palmer Ranch, FL

5.       Sarasota, FL

6.       Fulton County (Arden Courts), GA

7.       Fulton County (Spring House), GA

8.       Lynnwood, WA

                                    EXHIBIT C

                              DISBURSEMENT SCHEDULE
                                 (See Attached)

                                    EXHIBIT D

                                  GROUND LEASES

                                    EXHIBIT E

                              SUBLEASES; SUBLESSEES

                                    EXHIBIT F
                                TO LOAN AGREEMENT

                        AGREED UPON PROCEDURES RELATED TO
                          THE PREPARATION OF THE INCOME
                  STATEMENTS OF THE ASSISTED LIVING FACILITIES


I.       GENERAL

         A. For each calendar (or fiscal, if applicable) year during the term of the Loan, obtain the year end financial results of the Assisted Living Facilities beginning with the year ended December 31, 1999.

         B. Obtain budget for each property for each calendar year during the term of the Loan and compare to actual revenue and expense results during such period.

         C. Obtain company prepared statements of operations for each of the Assisted Living Facilities. Agree to amounts recorded to the company's general ledger for each of the Assisted Living Facilities.

         D. Reconcile the net operating income to net income per the general ledger. Assess whether revenue and expense items included in the general ledger and excluded from net operating income represent non-operating expenses based on the described nature of items.

         E. Obtain supporting documents for each item excluded greater than $15,000.

II.      REVENUE

         A. Obtain rent rolls (or other documents supporting revenue collections) for each of the Assisted Living Facilities for each calendar year during the term of the Loan.

         B. Reconcile rent rolls to (or other documents supporting revenue collections) the cash collected as stated in the general ledger.

         C. Obtain copies of leases (or other appropriate supporting documentation) for 20% of the tenants from each property and compare terms to current rent rolls.

         D. Obtain lists of aged receivables and delinquency history to identify any tenants with receivable difficulties or other tenant disputes.

III.     EXPENSES

         A. Obtain property tax bills, insurance policies, utility bills and other supporting documentation for each property for each calendar year during the term of the Loan for comparison to recurring expenses such as property taxes, insurance and utilities.

         B. For other expenses (excluding individual labor costs and benefits, which may be verified on a representative sample basis), select all disbursements greater than $15,000 for comparison to supporting documentation.

         C. Obtain a listing of all capital expenditures during the year for each of the Assisted Living Facilities. Compare amounts in excess of $15,000 to supporting documents. Identify any unusual items.

         D. Review disbursement ledgers for large or unusual disbursements to the Borrower, Lessee, Guarantor or known related parties.